PROSPECTUS	Filed Pursuant to Rule 424(b)(4) Registration Statement No. 333-288600

Agencia Comercial Spirits Ltd

1,750,000 Class A Ordinary Shares

This is an initial public offering of the Class A ordinary shares, par value US$0.00004 per share, of Agencia Comercial Spirits Ltd (the “Class A Ordinary Shares”).

We are offering 1,750,000 Class A Ordinary Shares to be sold in the offering pursuant to this prospectus.

The initial public offering price of our Class A Ordinary Shares is US$4.00 per share. Prior to this offering, there is no public market for our Class A Ordinary Shares.

We have been approved to have our Class A Ordinary Shares listed on the Nasdaq Capital Market under the symbol “AGCC.”

We are an “emerging growth company” and a “foreign private issuer” under applicable U.S. federal securities laws, and as such, are eligible for certain reduced public company reporting requirements for this prospectus and future filings. See the sections titled “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer” for additional information.

Immediately after this offering, our controlling shareholders, Mr. Tsai Yi Yang, our Chairman of the Board of Directors and Chief Executive Officer, and Ms. Lee Li Mei, the mother of Mr. Tsai Yi Yang (together the “Controlling Shareholders”), through Ping Shiang Business Ltd, will beneficially own 14,500,000 Class A Ordinary Shares, approximately 73.93% of our outstanding Class A Ordinary Shares (or 72.95% of our outstanding Class A Ordinary Shares assuming the underwriters exercise their over-allotment option in full) and 14,500,000 Class B Ordinary Shares, representing 96.89% (or 96.74%, assuming the underwriters exercise their over-allotment option in full) of the aggregate total voting power of our total issued and outstanding share capital. As a result, we expect to be a “controlled company” within the meaning of rule 5615(c) of Nasdaq Stock Market LLC (“Nasdaq Listing Rules”). Please see “Implications of Being a Controlled Company”. See “Principal Shareholders” and “Risk Factors — We are a “controlled company” within the meaning of the Nasdaq listing rules, and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders”.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Based on our dual-class voting structure, holders of Class A Ordinary Shares will be entitled to one (1) vote per share in respect of matters requiring the votes of shareholders, while holders of Class B Ordinary Shares will be entitled to ten (10) votes per share. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares nor shall any Class B Ordinary Share be convertible into Class A Ordinary Shares, and there is no sunset provisions that limit the lifespan of the Class B Ordinary Shares. See “Description of Share Capital” for more details.

As of the date of this prospectus, 17,864,000 Class A Ordinary Shares and 14,500,000 Class B Ordinary Shares were issued and outstanding. Our Controlling Shareholders must keep more than 82,307,000 Class A Ordinary Shares or 8,230,700 Class B Ordinary Shares to control 50% of the voting power of the Company and control the outcome of matters submitted to shareholders for approval.

Subsequent to the Offering, 19,614,000 Class A Ordinary Shares and 14,500,000 Class B Ordinary Shares will be issued and outstanding. A shareholder will need to keep more than 82,307,000 Class A Ordinary Shares or 8,230,700 Class B Ordinary Shares to control 50% of the total voting power of our then outstanding Ordinary Shares, assuming the underwriters do not exercise their over-allotment option. There is no restriction for potential future issuances of Class B Ordinary Shares. If such occurred, the voting power of the holders of the Class A Ordinary Shares will be diluted.

In addition, because of the ten-to-one voting ratio between our Class B and Class A Ordinary Shares, the concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future and the Controlling Shareholders will have the ability to determine all matters requiring approval by shareholders, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions requiring shareholder approval. See “Risk Factors — Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial”.

Except where the context otherwise requires or where otherwise indicated, the terms “Company,” “we,” “us,” “our,” “our Company,” “our Group” and “our business” refer, prior to the reorganization discussed below, to Agencia Taiwan and, after the reorganization, to Agencia Cayman, in each case together with its consolidated subsidiaries as a consolidated entity. Where the discussions in the context relate to business operations and/or financial performance, then the terms “Company,” “we,” “us,” “our,” “our company,” “our Group” and “our business” refer, both prior to and after the reorganization, to the business operations and/or financial performance of the operating subsidiary, Agencia Taiwan. Investors purchasing our Class A Ordinary Shares in this initial public offering are purchasing equity securities of our Cayman Islands exempted holding company and are not purchasing equity securities of our operating subsidiaries. Because of our corporate structure, we as well as the investors are subject to unique risks due to the application of Taiwan laws and regulations. For a description of relevant Taiwan-related risks to this offering, see “Risk Factors — Risks Relating to Doing Business in Taiwan” and “Risk Factors — Risks Related to Our Class A Ordinary Shares and this Offering”.

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PRICE US$4.00 PER SHARE

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	Per Class A Ordinary Share		Total
Public offering price(1)	US$	4.00	US$	7,000,000
Underwriting discounts and commissions(2)(3)	US$	0.28	US$	490,000
Proceeds, before expenses, to us	US$	3.72	US$	6,510,000

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(1)      Initial public offering price per Class A Ordinary Share is US$4.00.

(2)      For a description of compensation payable to the underwriters, see “Underwriting.”

(3)      Represents underwriting discounts equal to seven percent (7.0%) (or US$0.28 per Class A Ordinary Share) of gross proceeds of this offering. Does not include a non-accountable expense allowance. See “Underwriting” for all compensation to be paid to the underwriters.

The underwriters have a 45-day option to purchase up to an additional 262,500 Class A Ordinary Shares (or 15% of the total number of Shares to be offered in this Offering) from us at the initial public offering price less the underwriting discounts and commissions.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Class A Ordinary Shares against payment in U.S. dollars in New York, NY on October 23, 2025.

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D. Boral Capital LLC	Revere Securities LLC

The date of this prospectus is October 21, 2025

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Class A Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Class A Ordinary Shares.

Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus or any filed free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A Ordinary Shares and the distribution of this prospectus or any filed free writing prospectus outside of the United States.

Until November 15, 2025 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade Class A Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and combined financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Class A Ordinary Shares discussed under “Risk Factors” and information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” before deciding whether to buy our Class A Ordinary Shares.

OVERVIEW

Agencia Comercial Spirits Ltd is an exempted company with limited liability incorporated under the laws of the Cayman Islands. As Agencia Comercial Spirits Ltd is a holding company with no material operations of its own, our operations are conducted through our indirect wholly owned operating subsidiary Agencia Comercial Co., Ltd (“Agencia Taiwan”) in Taiwan. Agencia Taiwan was formally registered and established in July 2020, and is committed to offering imported whiskies of world-class quality and excellent services to its clients. Agencia Taiwan has grown rapidly since its inception, leveraging its extensive industry experience, strategic partnerships, and innovative business model to establish itself as a trusted and prominent player in the whisky market. Our mission is to enhance the whisky experience in Taiwan and other Asia-Pacific countries by offering expert guidance, competitive pricing, and exceptional customer service.

Our Group operates across three primary business areas:

•        Bottled Whisky Sales:    Sourcing bottled whisky from local suppliers in Taiwan and reputable distilleries in the UK, the company, along with its downstream distributors, sells these products to bars, restaurants, nightclubs, VIP lounges, and corporate clients.

•        Raw Cask Whisky Sales:    Starting in 2023, our Group expanded into the procurement and sale of raw cask whisky sourced directly from distilleries in the UK. These unprocessed casks are sold directly to other liquor and spirits distributors, enabling our Group to tap into a broader market segment.

•        Cask-to-bottle and distribution business:    Beginning in 2025, our Group ventures into cast-to-bottle and distribution business which involves brand-authorized whisky bottling, packaging, and sales. Under this model, it obtains brand licenses, sources raw cask whisky directly from brand owners, and conducts bottling and packaging in Taiwan with the aid of local contract manufacturers.

From 2020 to now, our development can be divided into following stages:

•        Start-up period (2020-2022):    During its initial years, our Group primarily focused on bottled whisky sales, following a business-to-business (B2B) model. By sourcing both locally and internationally, Operating Subsidiary developed a network of suppliers and clients.

•        Growth period (2023-2024):    Our Group expanded its operations to include the sale of raw cask whisky sourced directly from distilleries, accounting for a significant portion of its revenue. This diversification allowed it to offer unique, high-quality products while continuing to focus on B2B relationships.

•        Expansion in 2025 and Beyond:    Our Group plans to expand its operations to include collaboration with brand owners. This will involve obtaining brand authorization through the payment of licensing royalties, sourcing raw cask whisky from these brand owners, and conducting bottling and packaging in Taiwan, primarily through local contract manufacturers, for which processing fees will be incurred. Our Group will then market and sell products under the respective brands. Initially, the primary customers will be distributors, focusing predominantly on a business-to-business model.

Our Group is committed to prioritizing customer care, delivering high-quality products, and continuously addressing market demands with innovative offerings. Our dedication to continuous innovation ensures we remain at the forefront of industry trends, enabling us to introduce new whisky brands, products, and services to the market. This includes localizing bottling and packaging processes to mitigate risks from natural events or pandemics, as well as collaborating with new whisky brand owners to successfully penetrate and thrive in the Taiwan market. With our experienced management team led by our chief executive officer who brings over 10 years of experience in the alcoholic beverage distribution sector in Taiwan, our Group combines a keen market sense with timely marketing strategy. We believe these strengths have made our Group a prominent force in assisting a variety of world renowned whisky brands in opening the Taiwan sales market. Over the past two years, our Group believes that it has held an important leadership position within the local industry. This leadership is attributed to several key factors that distinguish our Group from its competitors: (i) Superior Product Offerings — our Group’s product portfolio is characterized by exceptional quality and a unique variety, which sets it apart from competitors; (ii) Exceptional Customer Service — our Group prides itself on providing unparalleled customer service. This includes prompt responses to orders and requests from both existing and potential customers, ensuring timely and efficient service delivery; and (iii) Innovative Thinking — our Group’s innovative approach drives continuous exploration of new opportunities and the development of novel approaches to enhance its products and services. This includes strategic sourcing and collaboration with various whiskey brands, as well as conducting bottling and packaging operations in Taiwan. Our Group believes that its leadership position is underpinned by its superior product offerings, exceptional customer service, and forward-thinking innovation. Our Group is dedicated to maintaining these high standards and continuing to lead the industry with excellence.

“From Barrel to Bottle” represents our Group’s core value, highlighting its dedication to delivering a comprehensive, one-stop whisky distribution service. Our Group provides an extensive range of products and utilizes a diverse array of sales channels. Consequently, both business volume and profit have experienced average annual growth. Our distribution channels encompass a broad swath of Taiwan, including clubs, restaurants, bars, hotels, VIP lounges, and corporate clients through our downstream distributors. Looking ahead, we aim to further diversify our product offerings, expand its footprint in the Asia-Pacific region, and solidify our position as a trusted key whisky distributor. By combining our client-centric approach, strategic partnerships, and focus on premium products, we believe that we are well-positioned to capture a significant share of the growing demand for high-quality whisky in Asia and beyond.

OUR STRENGTHS

We believe the following strengths have contributed to our success and differentiate us from others:

•        Capability to offer a comprehensive one-stop service

•        Operational efficiency and sustainability

•        Quality control and adaptability

•        Stable relationship with our suppliers and customers

•        Extensive industry expertise and successful track record

OUR GROWTH STRATEGIES

We aim to execute the following business strategies:

•        Expand our product offerings through new strategic collaborations with renowned whisky brands

•        Deepen our relationships with our existing customers and establish new client relationships

•        Promote whisky consumption culture and broaden our sales channels

•        Expand the geographic coverage of our markets, in particular Asia-Pacific

•        Attract, develop, train, and retain highly skilled professionals

CORPORATE STRUCTURE

Our Corporate Structure

The following diagram sets forth our corporate structure immediately prior to the initial offering:

Other Shareholders(2)
Ping Shiang Business Ltd (BVI)(1)
18.83% shares in Class A
0% shares in Class B
2.07% voting rights(3)
81.17% shares in Class A
100% shares in Class B
97.93% voting rights(3)
Agencia Comercial Spirits Ltd (Cayman)
100%
Ping Shiang Holding Ltd (BVI)
100%
Agencia Comercial Co., Ltd (Taiwan)

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(1)      Ping Shiang Business Ltd is a limited liability company incorporated under the laws of the British Virgin Islands which is owned as to 82% by Mr. Tsai Yi Yang, our Chairman and Chief Executive Officer and 18% by Ms. Lee Li Mei, the mother of Mr. Tsai Yi Yang.

(2)      None of the Other Shareholders holds a number of shares equal to or exceeding 5% of the then issued and outstanding share capital of Agencia Comercial Spirits Ltd. Furthermore, there is no agreement to act in concert or any similar agreement among the Other Shareholders.

(3)      Holders of Class A Ordinary Shares and Class B Ordinary Shares will vote together as a single class, unless otherwise required by law or our then effective memorandum and articles of association.

The following diagram illustrates our corporate structure, including our significant subsidiaries immediately upon the completion of this offering, assuming no exercise of the over-allotment option granted to the underwriters.

Other Shareholders(2)
Ping Shiang Business Ltd (BVI)(1)
Public
17.15% shares in Class A
0% shares in Class B
2.044% voting rights(3)
73.93% shares in Class A
100% shares in Class B
96.893% voting rights(3)
8.92% shares in Class A
0% shares in Class B
1.063% voting rights(3)
Agencia Comercial Spirits Ltd (Cayman)
100%
Ping Shiang Holding Ltd (BVI)
100%
Agencia Comercial Co., Ltd (Taiwan)

____________

(1)      Ping Shiang Business Ltd is a limited liability company incorporated under the laws of the British Virgin Islands which is owned as to 82% by Mr. Tsai Yi Yang, our Chairman and Chief Executive Officer and 18% by Ms. Lee Li Mei, the mother of Mr. Tsai Yi Yang.

(2)      None of the Other Shareholders holds a number of shares equal to or exceeding 5% of the then issued and outstanding share capital of Agencia Comercial Spirits Ltd. Furthermore, there is no agreement to act in concert or any similar agreement among the Other Shareholders.

(3)      Holders of Class A Ordinary Shares and Class B Ordinary Shares will vote together as a single class, unless otherwise required by law or our then effective memorandum and articles of association.

Corporate History and Structure

We were incorporated on March 7, 2025 in the Cayman Islands under the name “Agencia Comercial Spirits Ltd”. As a holding company with no material operations, we conduct our business operations through our direct wholly owned subsidiary, Ping Shiang Holding Ltd in the British Virgin Islands (“BVI”) and an indirect wholly owned subsidiary, namely Agencia Comercial Co., Ltd in Taiwan, among which Agencia Comercial Spirits Ltd holds the equity interests in its Taiwan operating subsidiary through its subsidiary incorporated in the BVI. As a result, our ability to pay dividends and to service any debt we may incur overseas largely depends upon dividends paid by our subsidiaries. If our subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

On July 7, 2020, Agencia Comercial Co., Ltd was established as a limited liability company under the laws of Taiwan. On January 21, 2025, Ping Shiang Holding Ltd was incorporated as a BVI Business Company with limited liability under the laws of the British Virgin Islands. On February 17, 2025, Ping Shiang Business Ltd was established by our Controlling Shareholders as a BVI Business Company with limited liability under the laws of the British Virgin Islands. On March 7, 2025, Agencia Comercial Spirits Ltd was incorporated as an exempted company with limited liability under the laws of the Cayman Islands.

As part of the reorganization in contemplation of our initial public offering (the “IPO”), on May 23, 2025, Ping Shiang Holding Ltd acquired the entire issued share capital of Agencia Comercial Co., Ltd, following which Agencia Comercial Co., Ltd was wholly-owned by Ping Shiang Holding Ltd. Further on May 27, 2025, Agencia Comercial Spirits Ltd acquired the entire issued share capital of Ping Shiang Holding Ltd, following which Ping Shiang Holding Ltd was wholly-owned by Agencia Comercial Spirits Ltd.

Following the above acquisitions, Ping Shiang Business Ltd became the sole shareholder of Agencia Comercial Spirits Ltd, which in turn wholly owns Ping Shiang Holding Ltd, and indirectly wholly-owns Agencia Comercial Co., Ltd.

On May 28, 2025, Agencia Comercial Spirits Ltd allotted and issued an aggregate of 116 Class A Ordinary Shares to four investors (together the “Other Shareholders”), all of whom are independent from our Group.

On June 24, 2025, a 25,000-for-1 share split/share subdivision effected by Agencia Comercial Spirits Ltd on June 24, 2025, Agencia Comercial Spirits Ltd sub-divided its authorized shares so that the par value of each share changed from US$1.00 to US$0.00004 each and the number of authorized shares changed to 1,250,000,000 shares of par value US$0.00004 each comprising of 625,000,000 Class A Ordinary Shares of par value US$0.00004 each and 625,000,000 Class B Ordinary Shares of par value US$0.00004 each. On the same date, 2,464,000 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares, were distributed proportionately to all then existing shareholders, at a par value of US$0.00004 per share. Immediately following such issuance, the Company had a total of 17,864,000 Class A Ordinary Shares and 14,500,000 Class B Ordinary Shares issued and outstanding, each with a par value of US$0.00004, of which 14,500,000 Class A Ordinary Shares and 14,500,000 Class B Ordinary Shares were issued and held by Ping Shiang Business Ltd, and an aggregate of 3,364,000 Class A Ordinary Shares held by the Other Shareholders.

Agencia Cayman is not prohibited under the laws of the Cayman Islands to provide funding to our subsidiaries through capital contributions or loans, and there are currently no restrictions on transferring funds between our Cayman Islands holding company and subsidiaries in the BVI and Taiwan. Our ability to make loans and additional capital contribution to our BVI and Taiwan subsidiaries might be restricted by BVI and Taiwan laws and regulations.

In the normal course of our business, Agencia Cayman would evaluate the financial condition and capital needs of our subsidiaries periodically and then provide funding for their operations via equity investments and intercompany loans. No transfer of cash or other types of asset transfers has been made between our Cayman Islands holding company and subsidiaries as of the date of this prospectus.

Under Taiwan laws and regulations, there are no restrictions on providing funding to Agencia Cayman through dividend distribution except for the withholding tax. Pursuant to the Taiwan Income Tax Act, a withholding tax rate of up to 21% will be applicable to dividends payable by Taiwanese companies to non-Taiwan-resident enterprises.

As of the date of this prospectus, we did not adopt any specific cash management policies and procedures in relation to how funds are transferred within/through our Group. Our management monitors the cash position of each entity within our Group regularly on a monthly basis. In the event that there is a need for cash or a potential short-term cashflow shortage, it would be reported to our chief financial officer and, subject to the approval by our board of directors, we will enter into an intercompany loan arrangement for relevant subsidiary. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus.

Our Board of Directors has discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. As of the date of this prospectus, we have not paid and do not have any present plan to declare or pay any dividends in the foreseeable future. We currently intend to retain most of our available funds and any future earnings to fund the development and growth of our business. See “Risk Factors — Risks Related to Our Class A Ordinary Shares and This Offering — Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of our Class A Ordinary Shares for return on your investment.”

We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, our Controlling Shareholders, through Ping Shiang Business Ltd will beneficially own 14,500,000 Class A Ordinary Shares, approximately 73.93% of our outstanding Class A Ordinary Shares (or 72.95% of our outstanding Class A Ordinary Shares assuming the underwriters exercise their over-allotment option in full) and 14,500,000 Class B Ordinary Shares, representing 96.89% (or 96.74%, assuming the underwriters exercise their over-allotment option in full) of the aggregate total voting power of our total issued and outstanding share capital, and will have the ability to determine all matters requiring approval by shareholders. See “Risk Factors — We are a “controlled company” within the meaning of the Nasdaq listing rules, and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders”.

CORPORATE INFORMATION

We are an exempted company with limited liability under the laws of Cayman Islands. Our registered office is located at McGrath Tonner Corporate Services Limited, Genesis Building, 5th Floor, Genesis Close, PO Box 446, Cayman Islands, KY1-1106.

Our principal executive offices is located at No. 65, Ln. 114, Xishi Rd., Xi’an Vil., Fengyuan Dist., Taichung City 42061, Taiwan (R.O.C.). Our telephone number at this address is +886-4-25614413.

Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Investors should contact us for any inquiries through the address and telephone number of our principal executive office. Our principal website is agcctw.com. The information contained on our website is not a part of this prospectus.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to take advantage of such exemptions.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenue of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of the Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

IMPLICATIONS OF BEING A FOREIGN PRIVATE ISSUER

We are also considered as a “foreign private issuer.” Accordingly, upon consummation of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

In this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

IMPLICATIONS OF BEING A CONTROLLED COMPANY

We are, and will continue to be, a “controlled company” within the meaning of the applicable rules of the Nasdaq because our Controlling Shareholders, through Ping Shiang Business Ltd, beneficially own 14,500,000 Class A Ordinary Shares, approximately 81.17% of our outstanding Class A Ordinary Shares and 14,500,000 Class B Ordinary Shares, representing 97.93%, of the aggregate total voting power of our total issued and outstanding share capital as of the date of this prospectus, and immediately following the completion of this offering will beneficially own 14,500,000 Class A Ordinary Shares, approximately 73.93% of our outstanding Class A Ordinary Shares (or 72.95% of our outstanding Class A Ordinary Shares assuming the underwriters exercise their over-allotment option in full) and 14,500,000 Class B Ordinary Shares, representing 96.89% (or 96.74%, assuming the underwriters exercise their over-allotment option in full) of the aggregate total voting power of our then total issued and outstanding share capital. In addition, because of the ten-to-one voting ratio between our Class B and Class A Ordinary Shares, the Controlling Shareholders will have the ability to determine all matters requiring approval by shareholders, and that the concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions requiring shareholder approval. See “Principal Shareholders” and “Risk Factors — We are a “controlled company” within the meaning of the Nasdaq listing rules, and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders”. As a result, we will be deemed a “controlled company” for the purpose of the Nasdaq listing rules.

As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Currently, we do not plan to utilize the exemptions available for controlled company after we complete this offering but may rely on the exemption available for foreign private issuers to follow our home country governance practices instead. See “Risk Factors — Risks Related to Our Class A Ordinary Shares and This Offering — We will be a “controlled company” as defined under the Nasdaq Stock Market Rules and, as a result, can rely on exemptions from certain Corporate Governance Rules of the Nasdaq” on page 35 of this prospectus.

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Except otherwise indicated or the context otherwise requires:

•        “Agencia Cayman,” “Company,” or “our Company” refers to Agencia Comercial Spirits Ltd, an exempted company incorporated under the laws of the Cayman Islands with limited liability on March 7, 2025;

•        “Class A Ordinary Shares” refers to the Class A Ordinary Shares of par value US$0.00004 each of Agencia Comercial Spirits Ltd, the Cayman Islands holding company of our Group;

•        “Class B Ordinary Shares” refers to the Class B Ordinary Shares of par value US$0.00004 each of Agencia Comercial Spirits Ltd, the Cayman Islands holding company of our Group;

•        “China” or “PRC” refers to The People’s Republic of China, excluding Hong Kong, Taiwan and Macau;

•        “Controlling Shareholders” refers to Mr. Tsai Yi Yang, our Chairman of the Board of Directors and Chief Executive Officer, and Ms. Lee Li Mei, the mother of Mr. Tsai Yi Yang, and through their shares held in Ping Shiang Business Ltd (which is owned as to 82% by Mr. Tsai Yi Yang and 18% by Ms. Lee Li Mei), a BVI Business Company with limited liability incorporated under the laws of the British Virgin Islands, which beneficially own 14,500,000 Class A Ordinary Shares, approximately 81.17% of our outstanding Class A Ordinary Shares and 14,500,000 Class B Ordinary Shares, representing 97.93%, of the aggregate total voting power of our total issued and outstanding share capital as of the date of this prospectus, and immediately following the completion of this offering will beneficially own 14,500,000 Class A Ordinary Shares, approximately 73.93% of our outstanding Class A Ordinary Shares (or 72.95% of our outstanding Class A Ordinary Shares assuming the underwriters exercise their over-allotment option in full) and 14,500,000 Class B Ordinary Shares, representing 96.89% (or 96.74%, assuming the underwriters exercise their over-allotment option in full) of the aggregate total voting power of our then total issued and outstanding share capital;

•        “Exchange Act” refers to Securities Exchange Act of 1934, as amended;

•        “NTD” refers to the legal currency of Taiwan;

•        “Operating Subsidiary”, “Taiwan Operating Subsidiary” or “Agencia Taiwan” refers to Agencia Comercial Co., Ltd, an operating subsidiary of the Company registered and incorporated under the laws of Taiwan in July 2020, pursuant to the reorganization in contemplation of the IPO, it became a direct wholly owned subsidiary of Ping Shiang Holding Ltd and an indirect wholly owned subsidiary of Agencia Cayman;

•        “ordinary shares”, “Ordinary Shares” or “shares” refer to the Class A Ordinary Shares and Class B Ordinary Shares;

•        “PCAOB” refers Public Company Accounting Oversight Board;

•        “Ping Shiang Business Ltd” refers to Ping Shiang Business Ltd, a BVI business company incorporated under the laws of the British Virgin Islands with limited liability on February 17, 2025, a holding company controlled and owned by our Controlling Shareholders;

•        “Ping Shiang Holding Ltd” refers to Ping Shiang Holding Ltd, a BVI business company incorporated under the laws of the British Virgin Islands with limited liability on January 21, 2025, a direct wholly owned subsidiary of Agencia Cayman;

•        “SEC” refers to the United States Securities and Exchange Commission;

•        “Securities Act” refers to The Securities Act of 1933, as amended;

•        “Taiwan” refers to Taiwan, Republic of China.

•        “US$”, “USD” and “U.S. dollars” refer to the legal currency of the United States;

•        “U.S. GAAP” refers to generally accepted accounting principles in the United States; and

•        “we,” “us,” “our” and “our Group” refer to Agencia Comercial Spirits Ltd, a Cayman Islands company and its subsidiaries.

Unless otherwise indicated, (a) information in this prospectus assumes that the underwriters do not exercise their over-allotment option to purchase additional Class A Ordinary Shares, and (b) references in this prospectus to this offering are to our offering of Class A Ordinary Shares pursuant to this prospectus.

Our reporting currency is U.S. dollars. The functional currency of the Company’s Operating Subsidiary located in Taiwan is NTD. Unless otherwise noted, all translations from NTD to U.S. dollars and from U.S. dollars to NTD in this prospectus are made at a rate of NTD32.79 to US$1.00, the exchange rate in effect as of December 31, 2024 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. We make no representation that the NTD or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or NTD, as the case may be, at any particular rate or at all.

Internet site addresses in this prospectus are included for reference only and the information contained in any website, including our website, is not incorporated by reference into, and does not form part of, this prospectus.

MARKET AND INDUSTRY DATA

This prospectus contains estimates and information concerning our industry, including our market position and the size and growth rates of the markets in which we participate, that are based on industry publications and the reports. This prospectus contains statistical data and estimates published by Migo Corporation Limited, an independent research firm, commissioned by our Group in connection with this offering, for which we paid a fee. This information involves a number of assumptions and limitations, and you are cautioned not to place undue reliance on these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the “Risk Factors” section. These and other factors could cause results to differ materially from those expressed in these publications and reports.

Industry publications, research, surveys, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the forecasts or estimates from independent third parties and us.

RISK FACTORS SUMMARY

You should carefully consider the risks and uncertainties summarized below, the risks described under the “Risk Factors” section beginning on page 16. The risks described in “Risk Factors” in this prospectus may cause us to not realize the full benefits of our strengths or may cause us to be unable to successfully execute all or part of our growth strategy. Some of the more significant risks include the following:

Risks Related to Our Business and Industry

•        A decrease in consumer demand for alcoholic beverages could significantly and negatively impact our business, operations, and financial performance. See “Risk Factors — A decrease in consumer demand for alcoholic beverages could significantly and negatively impact our business, operations, and financial performance” on page 16 of this prospectus;

•        We face significant competition from an increasing number of products and market participants, which could materially and adversely affect our business, results of operations, and financial condition. See “Risk Factors — We face significant competition from an increasing number of products and market participants, which could materially and adversely affect our business, results of operations, and financial condition” on page 16 of this prospectus;

•        It is difficult to predict the timing and amount of our sales because our distributors and their accounts are not required to place minimum orders with us. See “Risk Factors — It is difficult to predict the timing and amount of our sales because our distributors and their accounts are not required to place minimum orders with us” on page 18 of this prospectus;

•        Our two largest customers accounted for a significant portion of our total revenue for the year ended December 31, 2024;

•        We depend on a limited number of customers for a high percentage of our revenue. For the fiscal year ended December 31, 2024, our largest customer accounted for more than 41.4% of our sales, of which buy from us on a purchase order basis. If we cannot maintain our current relationships with customers, fail to sustain recurring sources of revenue with our existing customers, or if we fail to enter into new relationships, our future operating results will be adversely affected. See “Risk Factors — We depend on a limited number of customers for a high percentage of our revenue. If we cannot maintain our current relationships with customers, fail to sustain recurring sources of revenue with our existing customers, or if we fail to enter into new relationships, our future operating results will be adversely affected” on page 19 of this prospectus;

•        Contamination of our products and/or counterfeit or confusingly similar products could harm the image and integrity of, or decrease customer support for, our brands and decrease our sales. See “Risk Factors — Contamination of our products and/or counterfeit or confusingly similar products could harm the image and integrity of, or decrease customer support for, our brands and decrease our sales” on page 19 of this prospectus;

•        Our inability to effectively manage growth or prepare for product scalability could negatively impact our employee efficiency, product quality, working capital levels, and results of operations. See “Risk Factors — Our inability to effectively manage growth or prepare for product scalability could negatively impact our employee efficiency, product quality, working capital levels, and results of operations” on page 19 of this prospectus;

•        Our ability to successfully introduce new whisky products and services is uncertain. See “Risk Factors — Our ability to successfully introduce new whisky products and services is uncertain” on page 20 of this prospectus;

•        We may periodically face litigation specifically targeting the alcoholic beverage industry, as well as other legal actions arising in the normal course of our business. See “Risk Factors — We may periodically face litigation specifically targeting the alcoholic beverage industry, as well as other legal actions arising in the normal course of our business” on page 20 of this prospectus;

•        Any damage to the reputation of the brands or the manufacturers of the alcoholic beverage products we sell could significantly and negatively impact our business and results of operations. See “Risk Factors — Any damage to the reputation of the brands or the manufacturers of the alcoholic beverage products we sell could significantly and negatively impact our business and results of operations” on page 20 of this prospectus;

•        Our lack of internal controls over financial reporting may impact the market for and price of our Class A Ordinary Shares. See “Risk Factors — Our lack of internal controls over financial reporting may impact the market for and price of our Class A Ordinary Shares” on page 21 of this prospectus;

•        If we are unable to offer premium products and services at attractive prices to meet customer needs and preferences, our business, financial condition, and results of operations may be materially and adversely affected. See “Risk Factors — If we are unable to offer premium products and services at attractive prices to meet customer needs and preferences, our business, financial condition, and results of operations may be materially and adversely affected” on page 21 of this prospectus;

•        We face economic and political risks associated with doing business in Taiwan, particularly due to the geopolitical tension between Taiwan and PRC that could negatively affect our business and hence the value of your investment. See “Risk Factors — We face economic and political risks associated with doing business in Taiwan, particularly due to the geopolitical tension between Taiwan and PRC that could negatively affect our business and hence the value of your investment” on page 22 of this prospectus;

•        We are required to comply with extensive regulations and hold a number of permits and licenses to carry on our business in Taiwan. Our ability to obtain and maintain these regulatory approvals is uncertain, and future government regulation may place additional burdens on our efforts to import and distribute our alcoholic beverages. See “Risk Factors — We are required to comply with extensive regulations and hold a number of permits and licenses to carry on our business in Taiwan. Our ability to obtain and maintain these regulatory approvals is uncertain, and future government regulation may place additional burdens on our efforts to import and distribute our alcoholic beverages” on page 23 of this prospectus;

•        Our employees, collaborators and contract manufacturers may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements, which could cause significant liability for us and harm our reputation. See “Risk Factors — Our employees, collaborators and contract manufacturers may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements, which could cause significant liability for us and harm our reputation” on page 24 of this prospectus;

•        The tax laws of the jurisdictions in which we operate may adversely affect our business and our tax results. See “Risk Factors — The tax laws of the jurisdictions in which we operate may adversely affect our business and our tax results” on page 24 of this prospectus;

•        Our Taiwan Operating Subsidiary is subject to restrictions on paying dividend or making other payments to us, which may restrict our ability to satisfy its liquidity requirements. See “Risk Factors — Our Taiwan Operating Subsidiary is subject to restrictions on paying dividend or making other payments to us, which may restrict our ability to satisfy its liquidity requirements” on page 26 of this prospectus;

•        Taiwan laws and regulations of loans to and direct investment in Taiwan entities by offshore holding companies may delay or prevent us from using the proceeds of this offering to make loans or additional contributions to our Operating Subsidiary, which could materially and adversely affect our ability to fund and expand our business. See “Risk Factors — Taiwan laws and regulations of loans to and direct investment in Taiwan entities by offshore holding companies may delay or prevent us from using the proceeds of this offering to make loans or additional contributions to our Operating Subsidiary, which could materially and adversely affect our ability to fund and expand our business” on page 26 of this prospectus;

•        Our Taiwan Operating Subsidiary is subject to foreign exchange control imposed by Taiwan authorities, which may affect the paying dividends, repatriating the interest or making other payments to us. See “Risk Factors — Our Taiwan Operating Subsidiary is subject to foreign exchange control imposed by Taiwan authorities, which may affect the paying dividends, repatriating the interest or making other payments to us” on page 26 of this prospectus;

•        Our business may be exposed to foreign exchange risks. See “Risk Factors — Our business may be exposed to foreign exchange risks” on page 27 of this prospectus;

Risks Related to Our Dependence on Third Parties

•        Our business is highly dependent on third-party distributors for selling our products to various accounts such as retailers, restaurants, bars, hotels, casinos, and entertainment venues. See “Risk Factors — Our business is highly dependent on third-party distributors for selling our products to various accounts such as retailers, restaurants, bars, hotels, casinos, and entertainment venues” on page 27 of this prospectus;

•        Substantial disruption to operations at our warehouses or distribution facilities, or at facilities with which we contract or partner, could occur. See “Risk Factors — Substantial disruption to operations at our warehouses or distribution facilities, or at facilities with which we contract or partner, could occur” on page 28 of this prospectus;

•        Disruptions within our supply chain, contract manufacturing, or distribution channels could have an adverse effect on our business, financial condition, and results of operations. See “Risk Factors — Disruptions within our supply chain, contract manufacturing, or distribution channels could have an adverse effect on our business, financial condition, and results of operations” on page 28 of this prospectus;

•        We rely on the alcohol product brands’ marketing materials when promoting our products. See “Risk Factors — We rely on the alcohol product brands’ marketing materials when promoting our products” on page 29 of this prospectus;

•        We expect to seek to establish collaborations and, if we are not able to establish them on commercially reasonable terms, we may have to alter our development plans. See “Risk Factors — We expect to seek to establish collaborations and, if we are not able to establish them on commercially reasonable terms, we may have to alter our development plans” on page 29 of this prospectus;

Risks Related to Our Intellectual Property

•        If our trademarks and trade names are not adequately protected, we may not be able to build name recognition in our markets of interest and our competitive position may be adversely affected. See “Risk Factors — If our trademarks and trade names are not adequately protected, we may not be able to build name recognition in our markets of interest and our competitive position may be adversely affected” on page 29 of this prospectus;

•        If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed. See “Risk Factors — If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed” on page 29 of this prospectus;

Risks Related to Our Class A Ordinary Shares and This Offering

•        An active trading market for our Class A Ordinary Shares may not develop and the trading price for our Class A Ordinary Shares may fluctuate significantly. See “Risk Factors — An active trading market for our Class A Ordinary Shares may not develop and the trading price for our Class A Ordinary Shares may fluctuate significantly” on page 30 of this prospectus;

•        The trading price of our Class A Ordinary Shares is likely to be volatile, which could result in substantial losses to investors. See “Risk Factors — The trading price of our Class A Ordinary Shares is likely to be volatile, which could result in substantial losses to investors” on page 30 of this prospectus;

•        There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could subject U.S. investors in our Class A Ordinary Shares to significant adverse U.S. federal income tax consequences. See “Risk Factors — There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could subject U.S. investors in our Class A Ordinary Shares to significant adverse U.S. federal income tax consequences” on page 33 of this prospectus;

•        We will incur increased costs as a result of being a public company. See “Risk Factors — We will incur increased costs as a result of being a public company” on page 34 of this prospectus;

•        We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies. See “Risk Factors — We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies” on page 35 of this prospectus;

•        We are an emerging growth company, and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Ordinary Shares less attractive to investors. See “Risk Factors — We are an emerging growth company, and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Ordinary Shares less attractive to investors” on page 37 of this prospectus;

•        We are a “controlled company” within the meaning of the Nasdaq listing rules, and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. See “Risk Factors — We are a “controlled company” within the meaning of the Nasdaq listing rules, and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.” on page 35 of this prospectus;

•        Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial. See “Risk Factors — Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.” on page 36 of this prospectus; and

•        The dual-class structure of our Ordinary Shares has the effect of concentrating voting control with those shareholders who held our Class B Ordinary Shares prior to this Offering. This ownership will limit or preclude your ability to influence corporate matters, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions requiring shareholder approval, and that may adversely affect the trading price of our Class A Ordinary Shares. See “Risk Factors — The dual-class structure of our Ordinary Shares has the effect of concentrating voting control with those shareholders who held our Class B Ordinary Shares prior to this Offering. This ownership will limit or preclude your ability to influence corporate matters, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions requiring shareholder approval, and that may adversely affect the trading price of our Class A Ordinary Shares.” on page 36 of this prospectus.

THE OFFERING

Offering Price per Class A Ordinary Share	The initial public offering price is US$4.00 per Class A Ordinary Share.
Ordinary Shares Offered by Us

1,750,000 Class A Ordinary Shares (or 2,012,500 Class A Ordinary Shares if the underwriters exercise in full their option to purchase additional 262,500 Class A Ordinary Shares or 15% of the total number of Shares to be offered in this Offering).

Ordinary Shares Outstanding Immediately Prior to the Completion of This Offering	32,364,000 Ordinary Shares, including 17,864,000 Class A Ordinary Shares and 14,500,000 Class B Ordinary Shares.
Ordinary Shares Issued and Outstanding Immediately After This Offering

34,114,000 Ordinary Shares, including 19,614,000 Class A Ordinary Shares and 14,500,000 Class B Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option

34,376,500 Ordinary Shares, including 19,876,500 Class A Ordinary Shares and 14,500,000 Class B Ordinary Shares, assuming full exercise of the underwriters’ over-allotment option

Voting Rights

Class A Ordinary Shares are entitled to one (1) vote per share.

Class B Ordinary Shares are entitled to ten (10) votes per share.

Holders of Class A Ordinary Shares and Class B Ordinary Shares will vote together as a single class, unless otherwise required by law or our memorandum and articles of association, as amended from time to time. The sole holder of our Class B Ordinary Shares will hold approximately 96.89% of the total votes for our issued and outstanding Shares including 8.81% of the total votes from his Class A Ordinary Shares and 88.08% of the total votes from its Class B Ordinary Shares, following the completion of this offering, assuming no exercise of the underwriters’ over-allotment option, and will have the ability to control the outcome of matters submitted to our shareholders for approval, including the election of our directors and the approval of any change in control transaction. See the sections titled “Principal Shareholders” and “Description of Share Capital” for additional information.

Over-Allotment Option

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an aggregate of additional 262,500 Class A Ordinary Shares (or 15% of the total number of Shares to be offered in this Offering) at the initial public offering price, less underwriting discounts and commissions, solely for the purpose of covering over-allotments.

Dividends	We do not expect to pay dividends in the foreseeable future.
Listing	We have been approved to have our Class A Ordinary Shares listed on the Nasdaq Capital Market under the symbol “AGCC.”
Transfer Agent	VStock Transfer, LLC

Use of Proceeds

We estimate that we will receive net proceeds of approximately US$5.22 million from this offering, based on an initial public offering price of US$4.00 per Class A Ordinary Share, after deducting estimated underwriter discounts, commissions and estimated offering expenses payable by us.

We intend to primarily use our net proceeds from this offering for (i) expand our supplier network by partnering with reputable whisky distilleries, allowing us to diversify and enhance our product portfolio, (ii) increase our bottling and packaging capacity for our proprietary brand whisky products, (iii) enhance our warehouse facilities and strengthen our inventory capacity in response to growing market demand, and (iv) implement strategic marketing initiatives aimed at driving growth, as well as to expand our sales team and strengthen our market presence in both existing and new geographical regions, including Japan, Hong Kong, Singapore, Malaysia, and other Asia-Pacific countries. See “Use of Proceeds” for additional information.

Risk Factors

Investing in these securities involves a high degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of the risks you should carefully consider before deciding to invest in our Class A Ordinary Shares.

Lock-up

Our directors and officers and holders of more than 5% of our outstanding shares have entered into customary lock-up agreements in favor of the underwriters for a period of six (6) months from the date of this offering.

We have agreed with the underwriters that, for a period of three (3) months from the closing of this offering, we and any successors of us will not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of us or any securities convertible into or exercisable or exchangeable for shares of capital stock of us; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; or (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in clause (a), (b) or (c) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise. See “Underwriting” for more information.

RISK FACTORS

Investing in the Class A Ordinary Shares involves a high degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our Class A Ordinary Shares. We may face additional risks and uncertainties aside from the ones mentioned below. There may be risks and uncertainties that we are unaware of, or that we currently do not consider material, that may become important factors that adversely affect our business in the future. Any of the following risks and uncertainties could have a material adverse effect on our business, financial condition, results of operations and ability to pay dividends. In such case, the market prices of the Class A Ordinary Shares could decline and you may lose part or all of your investment.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

A decrease in consumer demand for alcoholic beverages could significantly and negatively impact our business, operations, and financial performance.

Our performance depends on consumers’ demand for our products. Various factors can cause shifts in consumer preferences, such as:

•        Changes in demographic or social trends

•        Fluctuations in discretionary income

•        Inflation-driven price changes in consumer products

•        Evolving laws, regulations, and public health policies

•        Altered leisure, dining, and beverage consumption patterns

To succeed, we must anticipate and effectively respond to these shifts. If consumer preferences move away from our products, our operations and financial results would be materially and adversely affected.

Factors that may reduce consumer demand for alcoholic beverages include:

•        Economic or geopolitical downturns affecting discretionary income

•        Declining on-premise consumption due to public health policies like smoking bans, stricter DUI laws, and COVID-19 response measures

•        Generational or demographic shifts towards alternatives such as hard seltzer, lower-calorie alcoholic beverages, and non-alcoholic options like soft drinks, sports drinks, and water

•        Increased anti-alcohol activism and negative perceptions of alcohol consumption

•        Health concerns related to alcoholic beverage consumption

•        Adverse legal and regulatory changes, like higher taxes or duties on alcohol imports or sales

Our luxury alcoholic beverage portfolio is especially vulnerable to changing economic conditions and consumer tastes, spending habits, and preferences. This could reduce sales and profitability. Unanticipated changes in demand or preference could also impair our ability to forecast production needs and adapt to shifting consumer preferences, further negatively affecting our business, operations, and financial results.

We face significant competition from an increasing number of products and market participants, which could materially and adversely affect our business, results of operations, and financial condition.

Our whisky products face competition from a wide array of both domestic and international premium whiskies, as well as from more affordably priced generic options. Additionally, they compete against other alcoholic beverages and, to a lesser extent, non-alcoholic alternatives for consumer acceptance, brand loyalty, and visibility in retail environments and restaurant alcohol lists. Marketing attention from our distributors, many of whom maintain extensive portfolios of spirits and other beverages, further intensifies this competition. We strive to differentiate ourselves based on product taste and quality, brand image, pricing, service, and our capacity for innovation in response to evolving consumer preferences. This competitive landscape is shaped by both established players and new entrants, many of whom possess more substantial financial, technical, marketing, and distribution capabilities, as well as superior public relations resources. Consequently, we have experienced, and may continue to encounter, upward pressure on our selling, marketing, and promotional costs in light of our growth objectives. There is no guarantee that we will be able to effectively compete against our rivals in the future or that we will not face increased competition from other distilleries and beverage manufacturers.

Brand awareness and acceptance are also crucial factors in our competitive environment. Our business is substantially dependent upon the awareness and market acceptance of our whisky products and brands by our targeted consumers. Moreover, our success hinges on our independent distributors’ acceptance of our brands as having the potential to provide incremental sales growth rather than cannibalizing their existing beverage sales. The extent to which our products and brands can achieve and sustain satisfactory levels of acceptance among independent distributors, retail customers, and consumers remains to be determined. Any failure to maintain or enhance brand acceptance and market penetration could have a materially adverse impact on our revenues and overall financial performance.

We invest significant time and resources in attracting and retaining key distributors and suppliers.

Our marketing and sales strategy largely depends on the availability and performance of our independent distributors. Currently, we do not have, nor do we anticipate establishing in the future, long-term contractual commitments with our distributors. We normally enter into framework sales agreement with our distributors from time to time. During the contract term, our distributors are entitled to place purchase orders with us for each of our products at the unit price, which is typically agreed at a fixed price per bottle, set forth in the distribution agreement. Moreover, these distributors may terminate their relationship with us on short notice. It’s also important to note that some distributors handle multiple competitive products, and our products may constitute only a small part of their overall business.

Further, all of our distributors place purchase orders with us on an as-needed basis. There is no assurance that our customers will continue to place purchase orders with us in the future. In the event that any of our major distributors ceases to place purchase orders with us, reduces the amount of their purchase orders with us, or requests for more favorable terms and conditions, our business, results of operations, financial conditions and future prospects may be adversely affected.

There is no assurance that our distributors will renew the framework sales agreement with us under similar terms and conditions, nor can we guarantee that we will maintain our existing distribution relationships or successfully establish and sustain new ones in different geographic areas. Additionally, we may need to incur additional costs to attract and retain key distributors in one or more of our geographic markets to effectively exploit these markets.

The marketing efforts of our distributors are vital to our success. If our brands fail to appeal to our current distributors, or if we are unable to attract additional distributors, or if our distributors do not prioritize the marketing and promotion of our products over those of our competitors, our business, financial condition, and results of operations could be adversely affected.

In the absence of long-term supply contracts, our suppliers have the potential to reduce the quantities or priority of our orders, or to terminate sales to us due to unforeseen circumstances or factors beyond our control. While we have not historically encountered significant or prolonged challenges in procuring our products, any potential reduction in supply or loss of established supplier relationships could disrupt our procurement operations, necessitating a considerable investment of time and effort to cultivate new supply connections. However, due to the abundance of competitive suppliers, our established ad hoc procurement practice based on prevailing market conditions, and our strong market position, we believe such disruption would likely be temporary, and we would be able to find suitable suppliers in a timely manner and establish relationships with suitable replacements over time. Nevertheless, if we fail to identify suitable replacement suppliers in a timely manner or with reasonable product pricing for the type of products we specialize in selling, our operations may be disrupted, and our net revenue, gross profit margin, and results of operations may be adversely and materially impacted.

It is difficult to predict the timing and amount of our sales because our distributors and their accounts are not required to place minimum orders with us.

Our independent distributors and their accounts are not obligated to place minimum monthly or annual orders of our products. To minimize inventory costs, these distributors generally follow a “just in time” ordering approach, purchasing products from us in quantities and at times based on the specific demand in their distribution areas. For higher-demand products, a minimum par level is typically maintained in the distributors’ warehouses and reorders are only triggered when inventory falls below that level. As a result, we cannot accurately predict the timing or quantities that any of our independent distributors will purchase, nor can we be certain that they will continue to purchase our products at the same frequency and in the same quantities as they have in the past.

Moreover, our larger distributors and partners may place orders that exceed our historical order sizes. Any shortages in inventory levels, supply of raw materials, or other key supplies could have a negative impact on our ability to fulfill these larger orders, potentially affecting our business operations and customer relationships.

If we do not adequately manage our inventory levels, our operating results could be adversely affected.

We need to maintain adequate inventory levels of whisky and other alcohol beverages to be able to deliver products to distributors on a timely basis. Our inventory supply depends on our ability to accurately estimate demand for our products. However, estimating demand is inherently imprecise, particularly for new products, seasonal promotions, and new markets.

If we materially underestimate demand for our products, we might not be able to satisfy demand on a short-term basis, potentially leading to lost sales opportunities and damaged relationships with our distributors and retailers. Conversely, if we overestimate demand, we may end up with excess inventory, resulting in higher storage costs, increased trade spending, and the risk of inventory obsolescence.

Failure to properly manage our inventory to meet demand could not only damage our relationships with our distributors and retailers but also delay or lose sales opportunities, unfavorably impacting our future sales and adversely affecting our operating results. Additionally, if the inventory of our products held by our distributors and retailers is too high, they may reduce or cease placing orders for additional products, which would also unfavorably impact our sales and adversely affect our operating results.

If our inventory is lost due to theft, fire, or other damage, or becomes obsolete, our results of operations would be negatively impacted.

We expect our inventory levels to fluctuate to meet customer delivery requirements for our products. There is always a risk of loss of this inventory due to theft, fire or other damage, and any such loss, whether insured or not, could cause us to fail to meet our orders and harm our sales and operating results.

In addition, our inventory may become obsolete as we introduce new products, cease to produce old products, or modify the design of our products’ packaging, which would increase our operating losses and negatively impact our results of operations. For example, in the whisky industry, the aging process can result in losses known as the “angel’s share,” in which a portion of the liquid evaporates through the porous wood of the barrel. This natural loss, along with potential obsolescence due to changes in consumer preferences or packaging updates, can affect our inventory levels and profitability.

Our business is subject to seasonality related to sales of our products.

The whisky market experiences considerable seasonal fluctuations. Historically, a significant portion of net sales and earnings in the whisky industry occurs during the holiday season, particularly in November and December. This period is marked by increased social gatherings, family parties, and gift-giving, which drive higher demand for whisky. Additionally, the summer months, particularly June through August, also see a rise in sales due to outdoor activities and social events where whisky is a popular choice.

As a result, our operating results may fluctuate significantly from quarter to quarter, and the outcomes for any given quarter are not necessarily indicative of results for other periods. If our sales were to decline substantially below these seasonal norms for any reason, our annual revenues and earnings could be materially and adversely affected.

Our two largest customers accounted for a significant portion of our total revenue for the year ended December 31, 2024.

We derive a substantial portion of our revenue from a limited number of major customers. For the year ended December 31, 2024, our two largest customers in aggregate accounted for approximately 59.1% of our total revenue for the year, of which Customer A accounting for over 41.4% of our sales volume in 2024 and Customer B accounting for over 17.7% of our sales volume in 2024. There is no assurance that any of our major customers will renew their framework sales agreements or continue to place purchase orders with us in the future. In the event that any of our major customers ceases to place purchase orders with our Group or reduces the amount of their purchase orders with us, our business, results of operations, financial condition and future prospects may be adversely affected.

We depend on a limited number of customers for a high percentage of our revenue. If we cannot maintain our current relationships with customers, fail to sustain recurring sources of revenue with our existing customers, or if we fail to enter into new relationships, our future operating results will be adversely affected.

For the fiscal year ended December 31, 2024, revenue from our largest customer accounted for approximately over 41.4% of our sales, of which buy from us on a purchase order basis. The revenue attributable to our top customers has fluctuated in the past and may fluctuate in the future, which could have a material adverse effect on our business, financial condition, results of operations, cash flows and prospects. In addition, the termination of these relationships could result in a temporary or permanent loss of revenue.

Our future success depends on our ability to maintain these relationships, to increase our penetration among these existing customers and to establish new relationships. We engage in conversations with other brand owners and companies regarding potential commercial opportunities on an ongoing basis, which can be time consuming. There is no assurance that any of these conversations will result in a commercial agreement, or if an agreement is reached, that the resulting relationship will be successful. Speculation in the industry about our existing or potential commercial relationships can be a catalyst for adverse speculation about us and our products, which can adversely affect our reputation and our business. In addition, if our customers order our products but fail to pay on time or at all, our liquidity, financial condition, results of operations, cash flows and prospects could be materially and adversely affected.

Contamination of our products and/or counterfeit or confusingly similar products could harm the image and integrity of, or decrease customer support for, our brands and decrease our sales.

The success of our brands depends on consumers’ positive perceptions of them. Any contamination, whether accidental or due to the intentional actions of third parties, or other incidents that compromise the integrity or consumer support of our brands could impact product demand. Contaminants in third-party raw materials or defects in the distillation and fermentation processes could result in poor beverage quality, causing illness or injury to consumers and potentially reducing sales of the affected brand or all of our brands.

Furthermore, if third parties sell counterfeit versions of our brands or brands that closely resemble ours, consumers may confuse our products with inferior alternatives. Additionally, we have no control over the usage of our whisky products, in particular the raw cask whisky, if third parties utilize our whisky to produce counterfeit whisky products resembling other whisky brands, it could create the perception that we are complicit in these activities. This confusion may result in administrative or criminal investigations, which could further damage our reputation. Consequently, these issues could lead to consumers avoiding our brands in the future, generating negative media coverage, and ultimately harm our brand equity and adversely impacting our sales and overall business operations.

Our inability to effectively manage growth or prepare for product scalability could negatively impact our employee efficiency, product quality, working capital levels, and results of operations.

Significant market growth for our products or our expansion into new markets may require an increase in our workforce for managerial, operational, financial and other functions. During periods of growth, we may experience challenges related to our operational and financial systems and controls, including quality control and delivery and service capabilities. We will also need to continue to expand, train and manage our employee base. Future growth will place significant additional responsibilities on our management team to identify, recruit, retain, integrate and motivate new employees.

Beyond the complexities of human resource management, we may also face working capital issues. We will require increased liquidity to finance the marketing of our products and the hiring of additional staff. To manage growth effectively, we must continually improve our operational, management and financial systems and controls. Failure to do so could result in operational and financial inefficiencies that could adversely affect our profitability. We cannot guarantee that we will be able to timely and effectively meet increased demand while maintaining the quality standards expected by our existing and potential customers.

Our ability to successfully introduce new whisky products and services is uncertain.

The success of developing, launching, selling, and supporting new or enhanced whisky products or services hinges on various factors. These include the timely and efficient completion of product design, development, and approval processes, as well as the effective implementation of these offerings in the market. Since commitments for new products and services are often made well in advance of actual sales, decisions must accurately anticipate shifts in the whisky industry. There is no guarantee that we will be successful in selecting, developing and marketing new whisky products and services or in enhancing our existing offerings. A failure in this regard could have a negative impact on our business, financial condition, and results of operations.

Moreover, the introduction of new whisky products or enhancements by our competitors, or their adoption of innovative technologies, could lead to a decline in sales or a loss of market acceptance for our planned products and services. Specifically, competitors may introduce systems, products, or services that directly compete with our offerings, leveraging newer technology or pricing strategies that we cannot match. Depending on our existing customer arrangements, this could result in the loss of customers.

We may periodically face litigation specifically targeting the alcoholic beverage industry, as well as other legal actions arising in the normal course of our business.

Companies in our industry are occasionally exposed to class-action lawsuits or other private or governmental claims. These may pertain to product liability, marketing and advertising practices, distribution methods, issues related to alcohol abuse, or health concerns stemming from excessive alcohol consumption or misuse, such as underage drinking. Various groups and government agencies have occasionally voiced concerns about the harmful use of alcohol, including drinking and driving, underage drinking, and health issues related to alcohol use or misuse. Efforts have been made to link alcohol consumption to certain diseases, including various types of cancer. Such campaigns could heighten the risk of litigation against us and other industry players. In the past, lawsuits have been filed against alcoholic beverage companies alleging issues related to alcohol abuse, negative health effects, marketing or sales practices, and underage drinking. Although these lawsuits have generally been unsuccessful, future cases could potentially succeed.

In addition to industry-specific litigation, we may also be involved in other legal disputes in the ordinary course of our operations. This could include commercial disputes, enforcement actions by regulatory authorities such as tax, customs, competition, environmental, and anti-corruption agencies, or securities-related class-action lawsuits, especially following any significant drop in the value of our securities. Defending against such litigation can be costly and may result in damages, penalties, or fines, as well as reputational harm to our company and our spirits brands. It could also divert management’s attention from other business matters. Moreover, adverse judgments could lead to increased future insurance premiums, and any uninsured judgments could result in substantial financial losses, potentially having a material adverse effect on our business, results of operations, and financial condition.

Any damage to the reputation of the brands or the manufacturers of the alcoholic beverage products we sell could significantly and negatively impact our business and results of operations.

Brand prestige and reputation are crucial for the popularity and sales performance of premium alcoholic beverages. As a wholesaler specializing in these premium products, we depend on the established prestige of the brands and the reputation of the brand owners, as well as their market promotion efforts. Our focus is primarily on developing and maintaining sales channels. Consequently, our business success is heavily reliant on factors outside our control, namely the brand status and the initiatives of the brand owners.

Our lack of internal controls over financial reporting may impact the market for and price of our Class A Ordinary Shares.

Our disclosure and internal controls over financial reporting may not be effective. We may not have the financial resources or personnel to develop or implement systems that would provide us with the necessary information on a timely basis to enable us to implement financial controls. Additionally, we may face challenges in hiring and retaining a sufficient number of qualified employees on acceptable terms. As a result of these factors, we may experience difficulties in establishing management, legal, and financial controls, collecting financial data, and preparing financial statements, books of account, and corporate records that meet U.S. GAAP standards. We may also have made and may continue to make errors in the financial statements included or to be included in our public filings, such as registration statements, due to the lack of internal controls over financial reporting. If we fail to maintain an effective system of disclosure and internal controls over financial reporting, our ability to prepare timely and accurate financial statements or comply with applicable regulations could be adversely affected.

Interruptions or failures that impair access to information technology systems could adversely affect our business.

We rely on information technology systems to process, transmit, and store information related to our operations. These systems may be vulnerable to interruption due to various events beyond our control, such as natural disasters, telecommunications failures, computer viruses, hacking, and other security issues. Any significant interruptions or failures in these systems could cause disruptions in our business operations and may require substantial investments to update, remediate, or replace them with alternative systems. The costs and potential problems associated with supporting, maintaining, remediating, and upgrading our existing information technology systems, or with implementing new systems, could severely disrupt our business operations.

If we are unable to offer premium products and services at attractive prices to meet customer needs and preferences, our business, financial condition, and results of operations may be materially and adversely affected.

Our future growth depends on our ability to continue to attract new customers and increase the spending levels of existing customers. Ever-changing consumer preferences have affected and will continue to affect the Taiwanese market. We must stay abreast of emerging lifestyles and consumer preferences and anticipate product and service trends that will appeal to existing and potential future customers.

Our customers choose to purchase quality products or services from us due in part to the attractive prices and premium services that we offer, especially for limited edition products with less market availability. They may choose to shop elsewhere if we cannot match the prices, products, or services offered by our competitors. If our customers cannot find their desired products or services within our portfolio, they may stop purchasing our products or using our services, which in turn may materially and adversely affect our business, financial condition, and results of operations.

Our management team does not have any experience managing a public company.

Members of our management team do not have experience managing a publicly traded company, interacting with public company investors, or complying with the increasingly complex laws pertaining to public companies. Additionally, some members of our management team were recently hired. Our management team may not successfully or efficiently manage their new roles and responsibilities. Our transition to a public company will subject us to significant regulatory oversight and reporting obligations under the U.S. federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, and operating results.

The successful implementation of our business strategies is contingent upon the capabilities of our management team.

Should our management team fail to effectively implement these strategies, our development, including the generation of revenues and our sales and marketing activities, could be materially and adversely affected. In addition, managing the budgeting, forecasting, and other process control aspects of potential future growth may present significant challenges.

We may need to augment or replace members of our management team to better align with our strategic objectives. Additionally, there is a risk that we could lose key members of our management team. In such cases, it may be difficult to attract new management talent with the requisite skills and experience, which could further impair our ability to implement our business strategies and achieve our growth objectives.

We have limited insurance coverage, which could expose us to significant costs and business disruption.

We maintain employment insurance, labor insurance, occupational accident insurance and national health insurance for our employees in accordance with applicable laws in Taiwan. However, the availability and adequacy of our insurance coverage is not guaranteed, and certain risks, such as war, force majeure, or specific business interruptions, may not be covered. Additionally, there is no assurance that we will be able to renew our current insurance policies on favorable terms when they expire, which could materially affect our business if claims are not covered or if policies cannot be renewed. It is also important to note that we do not have business disruption insurance, and any such event could lead to significant costs and divert our resources.

We face economic and political risks associated with doing business in Taiwan, particularly due to the geopolitical tension between Taiwan and PRC that could negatively affect our business and hence the value of your investment.

Our performance is affected by global economic conditions as well as geopolitical issues and other conditions with global reach. Macroeconomic weakness and uncertainty make it more difficult for us to manage our operations and accurately forecast financial result. As a result of the invasion of Ukraine by Russia, the United States, the European Union, the United Kingdom and other jurisdictions have imposed sanctions on certain Russian and Ukrainian persons and entities, including certain Russian banks, energy companies and defense companies, and have imposed restrictions on exports of various items to Russian and certain regions of Ukraine (including the self-proclaimed Donetsk People’s Republic and Luhansk People’s Republic and Crimea). Moreover, on February 22, 2022, the Office of Foreign Assets Control of the United States issued sanctions aimed at limiting Russia’s ability to raise funds through sovereign debt. Such ongoing events between Ukraine and Russia could also increase China/Taiwan political tensions and U.S./China trade and other relations. These geopolitical issues have resulted in increasing global tensions and create uncertainty for global commerce. Any or all of these factors could negatively affect demand for our products and our business, financial condition and result of operations. In addition, new requirements or restrictions could come into effect which might increase the scrutiny on our business or result in one or more of our business activities being deemed to have violated sanctions. Our business and reputation could be adversely affected if the authorities of the United Nations, the United States, the European Union, Taiwan or other jurisdictions were to determine that any of our activities constitutes a violation of the sanctions they impose or provides a basis for a sanction’s designation of us.

Our principal executive offices and substantially all of its assets are located in Taiwan, and substantially all of its revenues are derived from its operations in Taiwan. Accordingly, our business, financial condition and results of operations and the market price of our Class A Ordinary Shares may be affected by changes in Taiwan governmental policies, taxation, inflation or interest rates and by social instability and diplomatic and social developments in or affecting Taiwan which are outside of our control. Taiwan has a unique international political status. The PRC government asserts sovereignty over the PRC and Taiwan and does not recognize the legitimacy of the government of Taiwan. The PRC government has indicated that it may use military force to gain control over Taiwan if Taiwan declares independence or if Taiwan refuses to accept the PRC’s stated “One China” policy. In addition, on March 14, 2005, the National People’s Congress of the PRC passed what is widely referred to as the “anti-secession” law, a law authorizing the PRC military to respond to efforts by Taiwan to seek formal independence. An increase in tensions between Taiwan and the PRC and the possibility of instability and uncertainty could adversely affect the prices of our securities. Relations between Taiwan and the PRC and other factors affecting Taiwan’s political environment could affect our business.

Further, our business, financial condition and results of operations and the market price of our Class A Ordinary Shares may be affected by changes in governmental policies, taxation, growth rate, inflation rate or interest rates and by social instability and diplomatic and social developments in or affecting Taiwan. In particular, the unique political status of Taiwan and its internal political movement cause sustained tension between PRC and Taiwan. Past developments related to the interactions between PRC and Taiwan, especially in relation to trade activities such as bans on exports of goods from time to time, have on occasions depressed the transactions and business operations of certain Taiwanese companies and overall economic environment. We cannot predict whether there will be an escalation of the tensions between PRC and Taiwan which would lead to new bans or tariffs on exports or even conflict. Any conflict which threatens the military, political or economic stability in Taiwan could have a material adverse effect on our current or future business and financial condition and results of operations.

We have engaged in transactions with related parties, and such transactions present possible conflicts of interest that could have an adverse effect on our business and results of operations.

We have entered into a number of transactions with related parties, including our significant stockholders, directors and executive officers, and their relatives. For example, we have entered into several transactions with our Chief Executive Officer and Shareholder in which Mr. Tsai Yi Yang and Ms. Lee Li Mei has or had a significant ownership interest, respectively. See “Related Party Transactions” on page 99. We may in the future enter into additional transactions with entities in which members of our board of directors and other related parties hold ownership interests.

Transactions such as loans and leases in which related parties hold ownership interests present potential conflicts of interest. The interests of the landlord entity and lender, along with their shareholders, may not align with the interests of our stockholders regarding the negotiation and certain other matters related to our lease or loan terms with that landlord entity or lender. We may have achieved more favorable terms if such transactions had not been entered into with related parties, and these transactions, individually or in the aggregate, may have an adverse effect on our business and results of operations, or may result in government enforcement actions or other litigation.

We are required to comply with extensive regulations and hold a number of permits and licenses to carry on our business in Taiwan. Our ability to obtain and maintain these regulatory approvals is uncertain, and future government regulation may place additional burdens on our efforts to import and distribute our alcoholic beverages.

We are a Taiwan-based whisky import and distribution company which is subject to extensive government regulation and supervision in Taiwan. The regulatory framework addresses all aspects of operating in the whisky distribution industry, including import, registration, production, distribution, packaging, labelling, advertising, and licensing requirements and procedures, periodic renewal and reassessment processes and compliance. Violation of applicable laws and regulations may materially and adversely affect our business. In particular, if we and our cooperators are unable to obtain or renew permits or licenses required for our operations, they will not be able to processing or distribute our whisky products and our business may be adversely affected.

The regulatory framework governing the alcoholic beverages distribution industry in Taiwan is subject to change and amendment from time to time. Any such change or amendment could materially and adversely impact our business, financial condition and prospects. The Taiwan government has introduced the Tobacco and Alcohol Administration Act and regulations in 2000, especially imposing obligations on the alcohol importers to obtain an import permit for entry of the alcoholic beverages into Taiwan in 2014. Moreover, if we are unable to maintain regulatory compliance, regulatory approval that has been obtained may be lost and the various reform initiatives could give rise to regulatory developments, such as more burdensome administrative procedures, which may have an adverse effect on our business, financial condition and prospects significantly.

For further information regarding government regulation in Taiwan and other jurisdictions, see “Regulations” for more details.

Our future success depends on our ability to attract, retain and motivate senior management.

We are highly dependent on the expertise of the members of our principal members of our management. Agencia Cayman has entered into employment agreements with our executive officers, but each of them may terminate their employment with us at any time with prior written notice. In addition, we currently do not have “key-man” insurance for any of our executive officers or other key personnel.

From time to time, there may be changes in our senior management team resulting from the hiring or departure of executives, which could disrupt our business. The loss of the services of one or more of our senior management or other key employees for any reason could adversely affect our business, financial condition and operating results and require significant amounts of time, training and resources to find suitable replacements and integrate them within our business and could affect our corporate culture. If we fail to attract new personnel or fail to retain and motivate our current personnel, it could adversely affect our business and future growth prospects.

Recruiting, retaining and motivating experienced management, sales and marketing personnel will also be critical to our success. The loss of the services of our executive officers or other key employees could impede the achievement of our development and business objectives and seriously harm our ability to successfully implement our business strategy. Further, replacing executive officers and key employees may be difficult and may take an extended period of time because of the limited number of individuals in our industry with the breadth of skills and experience required to successfully develop the mutual trust with the suppliers. Competition to hire from this limited pool is intense, and we may be unable to hire, train, retain or motivate these key personnel on acceptable terms given the competition among numerous alcoholic beverages distribution companies for similar personnel. In addition, our management will be required to devote significant time to compliance initiatives from our status as a public company, which may require us to recruit more management personnel.

We are subject to risks relating to our leased properties.

We lease certain real properties in Taiwan from our founder, chairman and chief executive officer, Mr. Tsai Yi Yang, and the mother of Mr. Tsai, Ms. Lee Li Mei, primarily as office space and operation facilities. We may become involved in disputes with the property owners or any third parties who otherwise have rights to or interests in our leased properties. We can provide no assurance that we will be able to find suitable replacement sites on terms acceptable to us on a timely basis, or at all, or that we will not be subject to material liability resulting from third parties’ challenges on our use of such properties. If any of our leases is terminated as a result of challenges by third parties or governmental authorities for lack of title certificates or proof of authorization to lease, we do not expect to be subject to any fines or penalties, but we may be forced to relocate the affected offices, stores or warehouses and incur additional expenses relating to such relocation. We cannot guarantee that suitable alternative locations are readily available on commercially reasonable terms, or at all, and if we fail to relocate our operations in a timely manner, our business, financial condition and results of operations may be materially and adversely affected.

Our employees, collaborators and contract manufacturers may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements, which could cause significant liability for us and harm our reputation.

We are exposed to the risk that our employees, collaborators and contract manufacturers may engage in fraud or other misconduct, including intentional failures to comply with the alcohol administration laws and regulations in Taiwan or similar regulations of comparable regulatory authorities, or to comply with manufacturing standards we have established. Such misconduct could result in regulatory sanctions and serious harm to our reputation. It is not always possible to identify and deter misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws, standards or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, financial condition and results of operations, including the imposition of significant fines or other sanctions.

The tax laws of the jurisdictions in which we operate may adversely affect our business and our tax results.

The tax laws applicable to our business activities are subject to change and uncertain interpretation. Our tax position could be adversely impacted by changes in tax rates, laws, practices, treaties or regulations or changes in the interpretation thereof by the authorities in jurisdictions in which we do business.

Moreover, we conduct operations through our subsidiaries in various tax jurisdictions pursuant to transfer pricing arrangements between us and our subsidiaries. While we believe that we operate in compliance with applicable transfer pricing laws and intend to continue to do so, our transfer pricing procedures are not binding on applicable tax authorities. If tax authorities in any jurisdiction in which we operate were to successfully challenge our transfer prices as not reflecting arms’ length transactions, they could require us to adjust our transfer prices and thereby reallocate our income to reflect these revised transfer prices, which could result in a higher tax liability to us. Furthermore, a tax authority could assert that we are subject to tax in a jurisdiction where we believe we have not established a taxable connection, and such an assertion, if successful, could increase our expected tax liability in one or more jurisdictions. Such circumstances could adversely affect our financial condition, results of operations and cash flows.

Although the audit report included in this prospectus is issued by an independent registered public accounting firm that is subject to inspections by the Public Company Accounting Oversight Board, or the PCAOB, and has been inspected by the PCAOB on a regular basis, there is no guarantee that future audit reports will be prepared by auditors or their international affiliates in jurisdictions where the PCAOB is able to fully inspect their work, and as such, future investors may be deprived of such inspections, which could result in limitations or restrictions to our access of the U.S. capital markets.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or having substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the HFCAA requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited from trading on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCAA. On December 18, 2020, the HFCAA was signed into law. On March 28, 2021, the SEC issued interim measures implementing the HFCAA which became effective on May 5, 2021. On December 2, 2021, the SEC adopted final amendments implementing congressionally mandated submission and disclosure requirements of the HFCAA, which sent into effect on January 10, 2022. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act. The bill, which was enacted, shortened the three-consecutive-year compliance period under the HFCAA to two consecutive years. As a result, the time period before our Class A Ordinary Shares may be prohibited from trading or delisted will be reduced. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

Inspections of an independent registered public accounting firm conducted by the PCAOB outside China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act, or HFCAA, all call for additional and more stringent criteria to be applied to emerging market companies, including companies based in China, upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the PRC Ministry of Finance, which was the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in China and Hong Kong completely, consistent with U.S. Law. On December 15, 2022, the PCAOB determined that it was able to secure complete access to inspect and investigate registered public accounting firms headquartered in China and Hong Kong and vacated its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB may consider the need to issue a new determination. On December 29, 2022, the Accelerating HFCAA was signed into law, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

Our auditor, Enrome LLP, headquartered in Singapore, is independent registered public accounting firms with the PCAOB, are required under the laws of the United States to undergo regular inspections by the PCAOB to assess their compliance with the laws of the United States and professional standards. Therefore, it is not subject to the determinations announced by the PCAOB on December 16, 2021 as it is not on the list published by the PCAOB. However, due to the recent developments in connection with the implementation of the HFCAA, we still cannot assure you whether the SEC, Nasdaq or other regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our combined financial statements. The requirement in the Accelerating HFCAA that the PCAOB be permitted to inspect the issuer’s public accounting firm within two years, may result in our delisting in the future if the PCAOB is unable to inspect our accounting firm at such future time.

Our Taiwan Operating Subsidiary is subject to restrictions on paying dividend or making other payments to us, which may restrict our ability to satisfy its liquidity requirements.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands structured as a holding company, we may need dividends and other distributions on equity from our Taiwan subsidiary to satisfy our liquidity requirements. Current Taiwan regulations permit our Taiwan subsidiary to pay dividends to its shareholders only out of its accumulated profits, if any, which shall first make up previous losses and set aside at least 10% of its accumulated profits as statutory reserve each year. These reserves are not distributable as cash dividends. Furthermore, if our Taiwan subsidiary incur debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. Any limitation on the ability of our Taiwan subsidiary to distribute dividends or to make payments to us may restrict our ability to satisfy our liquidity requirements. In addition, the dividend payments by our Taiwan subsidiary to us shall be subject to the withholding tax of 21% since Taiwan does not have a tax treaty with BVI or the Cayman Islands.

Taiwan laws and regulations of loans to and direct investment in Taiwan entities by offshore holding companies may delay or prevent us from using the proceeds of this offering to make loans or additional contributions to our Operating Subsidiary, which could materially and adversely affect our ability to fund and expand our business.

We are an offshore holding company conducting our operations substantially in Taiwan through our Taiwan Operating Subsidiary. We may make loans to our Taiwan Operating Subsidiary, or we may make additional capital contributions to our Taiwan Operating Subsidiary, or we may establish new Taiwan subsidiaries and make capital contributions to these new Taiwan subsidiaries, or we may acquire offshore entities with business operations in Taiwan in an offshore transaction.

Most of these ways are subject to Taiwan foreign investment regulations and approvals or registration. For example, investment, including lending long-term loans, in Taiwan entities require Foreign Investment Approval from the Department of Investment Review, Ministry of Economic Affairs. Furthermore, foreign entities are restricted or prohibited from investing in some industries which are relating to national security or public order, as specified in the negative list provided by Taiwan authority, such as military-related chemical products, firearms, transportation and mass media.

Our Taiwan Operating Subsidiary is subject to foreign exchange control imposed by Taiwan authorities, which may affect the paying dividends, repatriating the interest or making other payments to us.

Currently Taiwan regulates only those foreign exchange transactions that involve the conversion of the NTD into foreign currencies. Pursuant to the relevant provisions of Taiwan Foreign Exchange Control Act, foreign exchange transactions of a value of NTD 500,000 or more shall be declared to the Central Bank of the Republic of China (Taiwan) (“Taiwan CBC”). Further, for a remittance by a Taiwan company or a Taiwan branch of a foreign company as follows, relevant testimonials shall be submitted and such remittance shall be subject to the reporting to and/or approval of the Taiwan CBC: (i) a single remittance of an amount of U.S.$1 million or more; or (ii) annual accumulated settlement amount of foreign exchange purchased or sold has exceeded U.S.$100 million. Nevertheless, Taiwan government may impose further foreign exchange restrictions in certain emergency situations, where Taiwan government experiences extreme difficulty in stabilizing the balance of payments or where there are substantial disturbances in the financial and capital markets in Taiwan. If the dividend payments or other payments by our Taiwan Operating Subsidiary to us involves the currency conversion from New Taiwan Dollar to U.S. Dollar, such conversion would be subject to the foregoing foreign exchange control imposed by Taiwan authority. Under certain circumstances as prescribed by the relevant Taiwan regulations, documentary evidence of such foreign exchange transactions shall be presented and such transactions shall be conducted at designated foreign exchange banks in Taiwan which have the licenses to carry out foreign exchange business. However, there is no assurance that these foreign exchange regulations will remain unchanged in the future. If the relevant Taiwan regulations change in the future and any required approval is not obtained, our Taiwan Operating Subsidiary’s ability to make payments to us in foreign currency may be restricted, and our capital expenditure plans, business, operating results and financial condition may be materially and adversely affected.

Foreign exchange transactions for non-trade-related purposes or exceeding the applicable annual quota threshold would require special approval from Taiwan CBC, which will be at the discretion of and considered by Taiwan CBC on a case-by-case basis. Additionally, we may provide loans to our Taiwan Operating Subsidiary. If the term of the loan provided by us to our Taiwan Operating Subsidiary is one year or more, we shall obtain prior approval from the competent authorities before the loan can be remitted into Taiwan so that the Taiwan Operating Subsidiary could obtain the prior approval from the competent authorities for the conversion of the shareholders’ loan into equity and our Taiwan Operating Subsidiary shall file a declaration of foreign debt to the competent authority when the loan is remitted into Taiwan to facilitate the repayment of loan in foreign currency. We cannot assure you that the Taiwan government will not intervene in such transactions or impose restrictions on the ability of us and our subsidiaries to transfer cash.

Our business may be exposed to foreign exchange risks.

We distribute our whisky products in Taiwan and sourcing the bottled whisky and raw cask whisky in multiple jurisdictions and thus we have expenses denominated in local currencies in multiple jurisdictions. As a result, we are exposed to foreign currency exchange risk, as our results of operations and cash flows are subject to fluctuations in foreign currency exchange rates. In accordance with our business decisions, our exposure to this type of risk could change depending on:

•        the currencies chosen when agreements are signed, such as licensing agreements, or co-marketing agreements; and

•        our policy for insurance coverage.

Should any of these risks materialize, this could have a material adverse effect on our business, prospects, financial condition and results of operations.

In addition, our business is conducted in Taiwan, and our books and records are maintained in NTD. The combined financial statements that we file with the SEC and provide to our shareholders are presented in U.S. dollars. Changes in the exchange rates between NTD and U.S. dollars affect the value of our assets and the results of our operations, when presented in U.S. dollars. The value of NTD against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the Taiwan’s political and economic conditions and perceived changes in the economy of Taiwan and the United States. Any significant revaluation of NTD may materially and adversely affect our cash flows, revenue, and financial condition. Further, our Class A Ordinary Shares offered by this prospectus are offered in U.S. dollars, we will need to convert the net proceeds we receive into NTD or other currencies in order to use the funds for our business. Changes in the conversion rate among the U.S. dollar, NTD and other currencies will affect the amount of proceeds we will have available for our business.

As of the date of this prospectus, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into more hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by local exchange control regulations that restrict our ability to convert NTD into foreign currencies. See “— Our Taiwan Operating Subsidiary is subject to restrictions on paying dividend or making other payments to us, which may restrict our ability to satisfy its liquidity requirements.” As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

RISKS RELATED TO OUR DEPENDENCE ON THIRD PARTIES

Our business is highly dependent on third-party distributors for selling our products to various accounts such as retailers, restaurants, bars, hotels, casinos, and entertainment venues.

As we expand our wholesale distribution network, we expect that sales to distributors will represent an increasing portion of our future net sales. However, industry consolidation or the loss of a major distributor could have a material adverse effect on our business, financial condition and results of operations.

Our distributors also carry competing brands, including larger national and international brands. Their relationships with these competitors could influence their commitment to our products. If our independent distributors rely on a major competitor for a significant portion of their sales, they may be inclined to favor that relationship. There can be no assurance that our distributors will continue to effectively market and distribute our products in the future.

The loss of a distributor or the failure to promptly replace an underperforming distributor could impede our growth and have a material adverse effect on our business. Expanding our distribution network into new states where we do not currently have a presence may also present challenges. In addition, as we seek to increase our market share in existing markets or enter new markets, there can be no assurance that we will be successful in attracting new distributors.

The purchasing decisions of wholesalers, retailers and consumers are influenced by the perceived overall value of our products compared to competitive products, taking into account both quality and price. Unit and dollar sales may also be affected by pricing, purchasing, financing, operating, advertising or promotional decisions made by wholesalers, state and provincial government agencies and retailers. These decisions may affect the supply of, or consumer demand for, our products. In addition, we may experience higher than expected selling, general and administrative expenses if we need to increase personnel or advertising and marketing expenditures to maintain our competitive position.

Substantial disruption to operations at our warehouses or distribution facilities, or at facilities with which we contract or partner, could occur.

A disruption in the operation of our warehouses or third-party facilities could have a material adverse effect on our business. In addition, a disruption could occur at any of our other facilities or those of our suppliers, bottlers, co-packers or distributors. The disruption could occur for a variety of reasons, including full production schedules at partner facilities, fire, natural disasters, adverse weather conditions, water shortages, manufacturing problems, disease outbreaks, labor strikes, transportation or supply chain disruptions, government regulations, cybersecurity attacks or acts of terrorism.

Alternative facilities with sufficient capacity or capabilities may not be readily available, may be significantly more expensive, or may take a significant amount of time to become operational. Any of these scenarios could adversely affect our business and financial performance.

Disruptions within our supply chain, contract manufacturing, or distribution channels could have an adverse effect on our business, financial condition, and results of operations.

The prices of packaging materials, glass bottles, and other containers fluctuate depending on market conditions, governmental actions, and other factors beyond our control, including the COVID-19 pandemic. Substantial increases in the prices of these items, to the extent they cannot be recouped through increases in the prices of our finished whisky products, could increase our operating costs and reduce our profitability.

Increases in the prices of our finished products resulting from a higher cost of packaging materials, glass bottles, and other containers could affect affordability in some markets and reduce our sales. Additionally, some of our packaging containers, such as glass bottles, are available from a limited number of suppliers. We and our suppliers and co-packers may not be able to maintain favorable arrangements and relationships with these suppliers, and our contingency plans may not be effective in preventing disruptions that may arise from shortages of any packaging materials or containers that are available from a limited number of suppliers.

Events such as natural disasters, widespread outbreaks of infectious diseases (such as the COVID-19 pandemic), power outages, labor strikes, political uncertainties, or governmental instability could impact the supply chain and distribution channels of our contracted manufacturers or suppliers. An increase in the cost, sustained disruption in supply or shortage of glass bottles and other containers that may be caused by changes in or the enactment of new laws and regulations, a deterioration in our relationships with suppliers, supplier quality and reliability issues; trade disruptions; changes in the supply chain; or increases in tariffs, could negatively impact our net operating revenues and profits.

We rely on the alcohol product brands’ marketing materials when promoting our products.

We have limited influence over the promotional materials utilized by alcoholic beverage manufacturers, which may not consistently reflect our branding or values. This lack of control can hinder our ability to differentiate our products from similar offerings by competing wholesalers representing the same brands, potentially leaving consumers without a compelling reason to choose our products over others. Consequently, our success in promoting our offerings is heavily reliant on the effectiveness of the manufacturers’ marketing initiatives. If these efforts fall short, it could adversely affect our operational outcomes.

We expect to seek to establish collaborations and, if we are not able to establish them on commercially reasonable terms, we may have to alter our development plans.

We may form or seek strategic alliances, create collaborations, or enter into licensing arrangements with third parties that we believe will complement or augment our development efforts with respect to our cask-to-bottle and distribution business. Any of these relationships may require us to incur recurring or non-recurring expenses and other charges, increase our near and long-term expenditures, or disrupt our management and business.

If we are unable to enter into agreements with suitable collaborators on a timely basis, on acceptable terms or at all, we may require more time to process, repackage and bottle our proprietary brand whisky, reduce or delay its distribution, reduce the scope of our sales and marketing activities or increase our expenses and incur storage or transportation costs at our own expense. If we choose to seek another manufacturer to process our whisky products, we may need to obtain additional capital, which may not be available to us on acceptable terms or at all. If we do not enter into collaborations and do not have sufficient funds or expertise to perform the necessary bottling and packaging activities, we may not be able to deliver to our customers in a timely manner and generate product sales, which would harm our business, financial condition, results of operations and prospects.

RISKS RELATED TO OUR INTELLECTUAL PROPERTY

If our trademarks and trade names are not adequately protected, we may not be able to build name recognition in our markets of interest and our competitive position may be adversely affected.

We may not be able to obtain trademark protection in territories that we consider of significant importance to us. In addition, any of our trademarks or trade names, whether registered or unregistered, may be challenged, opposed, infringed, cancelled, circumvented or declared generic, or determined to be infringing on other marks, as applicable. We may not be able to protect our rights to these trademarks and trade names, which we will need to build name recognition by potential collaborators or customers in our markets of interest. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, we may not be able to compete effectively and our business may be adversely affected.

We expect to rely on trademarks as one means to distinguish any of our whisky products from the products of our competitors. Once we select trademarks and apply to register them, our trademark applications may not be approved. Third parties may oppose our trademark applications, or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition and could require us to devote resources to advertising and marketing new brands. Our competitors may infringe our trademarks and we may not have adequate resources to enforce our trademarks.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

We rely upon unpatented trade secrets and know-how to develop and maintain our competitive position. We seek to protect this trade secret and confidential information, in part, by entering into non-disclosure and confidentiality agreements with parties that have access to them, such as our employees, collaborators and other third parties.

However, any of these parties may breach such agreements and disclose our proprietary information, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive and time-consuming, and the outcome is unpredictable. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them from using that technology or information to compete with us and our competitive position would be harmed. In addition, we face the risk of cybercrime. For instance, someone could hack our information networks and gain illicit access to our proprietary information, including our trade secrets. Even if we are successful in prosecuting such claims, any remedy awarded may be insufficient to fully compensate us for the improper disclosure or misappropriation.

RISKS RELATED TO OUR CLASS A ORDINARY SHARES AND THIS OFFERING

An active trading market for our Class A Ordinary Shares may not develop and the trading price for our Class A Ordinary Shares may fluctuate significantly.

We have been approved to list our Class A Ordinary Shares on the Nasdaq Capital Market. Prior to the completion of this offering, there has been no public market for our Class A Ordinary Shares, and we cannot assure you that a liquid public market for our Class A Ordinary Shares will develop. If an active public market for our Class A Ordinary Shares does not develop following the completion of this offering, the market price and liquidity of our Class A Ordinary Shares may be materially and adversely affected. The initial public offering price for our Class A Ordinary Shares was determined by negotiation between us and the underwriters based upon several factors, and we can provide no assurance that the trading price of our Class A Ordinary Shares after this offering will not decline below the initial public offering price. As a result, investors in our securities may experience a significant decrease in the value of their investment.

The trading price of our Class A Ordinary Shares is likely to be volatile, which could result in substantial losses to investors.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

Moreover, the volatility and fluctuation of the trading price of our Class A Ordinary Shares may happen because of broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in Taiwan that have listed their securities in the U.S. A number of Taiwan companies have listed or are in the process of listing their securities on U.S. stock markets. The securities of some of these companies have experienced significant volatility, including price declines in connection with their initial public offerings. The trading performances of these Taiwan companies’ securities after their offerings may affect the attitudes of investors toward Taiwan companies listed in the U.S. in general and consequently may impact the trading performance of our Class A Ordinary Shares, regardless of our actual operating performance.

In addition to market and industry factors, the price and trading volume for our Class A Ordinary Shares may be highly volatile for factors specific to our own operations, including the following:

•        variations in our income, earnings and cash flow;

•        announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

•        announcements of new services and expansions by us or our competitors;

•        changes in financial estimates by securities analysts;

•        detrimental adverse publicity about us, our services or our industry;

•        additions or departures of key personnel;

•        release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

•        potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our Class A Ordinary Shares will trade. Furthermore, the stock market in general experiences price and volume fluctuations that are often unrelated or disproportionate to the operating performance of companies like us. These broad market and industry fluctuations may adversely affect the market price of our Class A Ordinary Shares.

In addition, if the trading volumes of our Class A Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Class A Ordinary Shares. This low volume of trades could also cause the price of our Class A Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. If high spreads between the bid and asked prices of our Class A Ordinary Shares exist at the time of purchase, the stock would have to appreciate substantially on a relative percentage basis for an investor to recoup their investment. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. A decline in the market price of our Class A Ordinary Shares also could adversely affect our ability to issue additional Class A Ordinary Shares or other of our securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Class A Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Class A Ordinary Shares, the market price for our Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our Class A Ordinary Shares, the market price for our Class A Ordinary Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Class A Ordinary Shares to decline.

We have broad discretion to determine how to use the net proceeds from this offering and may use them in ways that may not enhance our results of operations or the price of the Class A Ordinary Shares.

Although we currently intend to use the net proceeds from this offering in the manner described in the section titled “Use of Proceeds” in this prospectus, our management will have broad discretion over the use of net proceeds from this offering, and we could spend the net proceeds from this offering in ways the holders of the Class A Ordinary Shares may not agree with or that do not yield a favorable return. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, our use of these proceeds may differ substantially from our current plans. The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operation. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds from this offering are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering.

The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Class A Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Class A Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. The Class A Ordinary

Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements. There will be 19,614,000 Class A Ordinary Shares outstanding immediately after this offering, or 19,876,500 Class A Ordinary Shares if the underwriters exercise their option to purchase additional Class A Ordinary Shares in full. In connection with this offering, our directors and officers and holders of more than 5% of our outstanding shares as of the effective date of this registration statement have entered into customary lock-up agreements in favor of the underwriters for a period of six (6) months from the date of this offering. We have agreed with the underwriters that, for a period of three (3) months from the closing of this offering, we and any successors of us will not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of us or any securities convertible into or exercisable or exchangeable for shares of capital stock of us; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; or (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in clause (a), (b) or (c) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise. However, the underwriters may release these securities from these restrictions at any time, subject to applicable regulations of the Financial Industry Regulatory Authority, Inc. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A Ordinary Shares. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of our Class A Ordinary Shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Class A Ordinary Shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiary, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. There is no guarantee that our Class A Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased the Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment in our Class A Ordinary Shares.

Because the initial public offering price is substantially higher than the pro forma net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Class A Ordinary Shares in this offering, you will pay more for each Class A Ordinary Share than the corresponding amount paid by existing shareholders for their ordinary shares. As a result, you will experience immediate and substantial dilution of approximately US$3.58 per Class A Ordinary Share. This number represents the difference between (1) our pro forma as adjusted net tangible book value per Class A Ordinary Share of US$0.42 as of December 31, 2024, after giving effect to this offering and (2) the initial public offering price of US$4.00 per Class A Ordinary Share. See “Dilution” for a more complete description of how the value of your investment in our Class A Ordinary Shares will be diluted upon the completion of this offering.

We may use these proceeds in ways with which you may not agree.

Our management will have considerable discretion in deciding how to apply these proceeds. You will not have the opportunity to assess whether the proceeds are being used appropriately before you make your investment decision. You must rely on the judgment of our management regarding the application of the net proceeds of this offering.

We cannot assure you that the net proceeds will be used in a manner that will improve our results of operations or increase our Class A Ordinary Share price, nor that these net proceeds will be placed only in investments that generate income or appreciate in value.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could subject U.S. investors in our Class A Ordinary Shares to significant adverse U.S. federal income tax consequences.

We will be classified as a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the “asset test”). We will be treated as owning our proportionate share of the assets and earnings of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock. Based upon our current and expected income and assets, including goodwill and other unbooked intangibles not reflected on our balance sheet (taking into account the expected proceeds from this offering) and projections as to the market price of our Class A Ordinary Shares immediately following the offering, we do not expect to be classified as a PFIC for the current taxable year or the foreseeable future.

While we do not expect to be classified as a PFIC, because the value of our assets for purposes of the asset test may be determined by reference to the market price of our Class A Ordinary Shares, fluctuations in the market price of our Class A Ordinary Shares may cause us to be classified as a PFIC for the current or subsequent taxable years. The determination of whether we will be classified as a PFIC will also depend, in part, on the composition of our income and assets. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. It is also possible that the U.S. Internal Revenue Service, or the IRS could challenge our classification of certain income and assets as non-passive, which could result in our company being or becoming a PFIC for the current or future taxable years. Because PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. Holder (as defined in “Taxation — U.S. Federal Income Tax Considerations”) may incur significantly increased U.S. income tax on gain recognized on the sale or other disposition of the Class A Ordinary Shares and on the receipt of distributions on the Class A Ordinary Shares to the extent such distribution is treated as an “excess distribution” under the U.S. federal income tax rules, and such U.S. Holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds our Class A Ordinary Shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Class A Ordinary Shares, unless we were to cease to be a PFIC and the U.S. Holder were to make a “deemed sale” election with respect to the Class A Ordinary Shares. For more information see “Taxation — U.S. Federal Income Tax Considerations — PFIC Rules.”

Our post-offering amended and restated memorandum and articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our Class A Ordinary Shares.

Our post-offering amended and restated memorandum and articles of association contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our Company in a tender offer or similar transaction. Our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our Class A Ordinary Shares. Class B Ordinary Shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue Class B Ordinary Shares, the price of our Class A Ordinary Shares may fall and the voting and other rights of the holders of our Class A Ordinary Shares may be materially and adversely affected.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we intend to become an exempted company incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs will be governed by our post-offering amended and restated memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the U.S. In particular, the Cayman Islands has a less developed body of securities laws than the U.S. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the U.S.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but we are otherwise not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the U.S. Currently, we plan to rely on home country practice with respect to any corporate governance matter and, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or Controlling Shareholder than they would as public shareholders of a company incorporated in the U.S. For a discussion of significant differences between the provisions of the Companies Act (Revised) of the Cayman Islands and the laws applicable to companies incorporated in the U.S. and their shareholders, see “Description of Share Capital — Differences in Corporate Law.”

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands company and substantially all of our assets are located outside of the U.S. Substantially all of our current operations are conducted in Taiwan. In addition, some of our current directors and officers, in particular, Mr. Tsai Yi Yang, Mr. Wong Man Ue, Nick and Ms. Lee Su-Jung, are nationals and residents of countries and regions other than the U.S. Substantially all of the assets of these persons are located outside the U.S. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the U.S. in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Hong Kong and Taiwan may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, Taiwan, and Hong Kong, see “Enforcement of Civil Liabilities”.

We will incur increased costs as a result of being a public company.

Upon completion of this offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the Nasdaq, impose various requirements on the corporate governance practices of public companies. We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. For example, we expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file annual reports with the Securities and Exchange Commission. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that some of our competitors are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the U.S. that are applicable to U.S. domestic issuers, including:

•        the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of the Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely than that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

We are a “controlled company” within the meaning of the Nasdaq listing rules, and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Following this offering of our Class A Ordinary Shares, our Controlling Shareholders through Ping Shiang Business Ltd will continue to own more than a majority of the voting power of our outstanding Ordinary Shares. Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to phase in its compliance with the independent committee requirements. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. Currently, we do not plan to utilize the exemptions available for controlled company after we complete this offering but may rely on the exemption available for foreign private issuers to follow our home country governance practices instead. Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules even if we are deemed a “controlled company”, we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a “controlled company” and during any transition period following a time when we are no longer a “controlled company”, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Based on our dual-class voting structure, holders of Class A Ordinary Shares will be entitled to one (1) vote per share in respect of matters requiring the votes of shareholders, while holders of Class B Ordinary Shares will be entitled to ten (10) votes per share. Our Controlling Shareholders, through Ping Shiang Business Ltd beneficially own 14,500,000 Class A Ordinary Shares, approximately 81.17% of our outstanding Class A Ordinary Shares and 14,500,000 Class B Ordinary Shares, representing 97.93%, of the aggregate total voting power of our total issued and outstanding share capital as of the date of this prospectus, and immediately following the completion of this offering will beneficially own 14,500,000 Class A Ordinary Shares, approximately 73.93% of our outstanding Class A Ordinary Shares (or 72.95% of our outstanding Class A Ordinary Shares assuming the underwriters exercise their over-allotment option in full) and 14,500,000 Class B Ordinary Shares, representing 96.89% (or 96.74%, assuming the underwriters exercise their over-allotment option in full) of the aggregate total voting power of our then total issued and outstanding share capital.

The Controlling Shareholders will have the ability to determine all matters requiring approval by shareholders. The interests of our Controlling Shareholders may not coincide with your interests, and it may make decisions with which you disagree, including decisions on important topics such as the composition of the board of directors, compensation, management succession, and our business and financial strategy. To the extent that the interests of our Controlling Shareholders differ from your interests, you may be disadvantaged by any action that they may seek to pursue. This concentrated control could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of our Class A Ordinary Shares of the opportunity to sell their shares at a premium over the prevailing market price.

The dual-class structure of our Ordinary Shares has the effect of concentrating voting control with those shareholders who held our Class B Ordinary Shares prior to this Offering. This ownership will limit or preclude your ability to influence corporate matters, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions requiring shareholder approval, and that may adversely affect the trading price of our Class A Ordinary Shares.

Each Class B Ordinary Share has ten (10) votes per share, and our Class A Ordinary Shares, which we are selling in this Offering, have one (1) vote per share. Following this Offering, our Controlling Shareholders, through Ping Shiang Business Ltd, will beneficially own 14,500,000 Class A Ordinary Shares, approximately 73.93% of our outstanding Class A Ordinary Shares (or 72.95% of our outstanding Class A Ordinary Shares assuming the underwriters exercise their over-allotment option in full) and 14,500,000 Class B Ordinary Shares, representing 96.89% (or 96.74%, assuming the underwriters exercise their over-allotment option in full) of the aggregate total voting power of our then total issued and outstanding share capital and therefore control all matters submitted to our shareholders for approval. Subsequent to the Offering, 19,614,000 Class A Ordinary Shares (assuming an offering size as set forth above) and 14,500,000 Class B Ordinary Shares will be issued and outstanding. A controlling shareholder will need to keep more than 82,307,000 Class A Ordinary Shares or 8,230,700 Class B Ordinary Shares to control 50% of the total voting power of our then outstanding Ordinary Shares, assuming the underwriters do not exercise their over-allotment option.

In addition, there is no restriction for potential future issuances of Class B Ordinary Shares. If such occurred, the voting power of the holders of the Class A Ordinary Shares will be diluted.

The Controlling Shareholders will have the ability to determine all matters requiring approval by shareholders and that the concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions requiring shareholder approval. In addition, this concentrated control may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our shareholders. As a result, such concentrated control may adversely affect the market price of our Class A Ordinary Shares.

We cannot predict the effect that our dual-class structure may have on the market price of our Class A Ordinary Shares.

We cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A Ordinary Shares, adverse publicity or other adverse consequences. For example, certain index providers have announced and implemented restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell announced that it would require new constituents of its indices to have greater than 5% of the company’s voting rights in the hands of public stockholders, and S&P Dow Jones announced that it would no longer admit companies with multiple-class share structures to certain of its indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Also in 2017, MSCI, a leading stock index provider, opened public consultations on its treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under such announced and implemented policies, the dual-class structure of our Ordinary Shares would make us ineligible for inclusion in certain indices and, as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices would not invest in our Class A Ordinary Shares. These policies are relatively new and it is unclear what effect, if any, they will have on the valuations of publicly-traded companies excluded from such indices, but it is possible that they may adversely affect valuations, as compared to similar companies that are included. Due to the dual-class structure of our Ordinary Shares, we will likely be excluded from certain indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make our Class A Ordinary Shares less attractive to other investors. Any such exclusion from stock indices could result in a less active trading market for our Class A Ordinary Shares. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the market price of our Class A Ordinary Shares.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq listing rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of our Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our Company may decrease as a result. Additionally, Nasdaq listing rules mandate that U.S. domestic issuers establish a compensation committee, a nominating and corporate governance committee, and an audit committee, each composed solely of independent directors. We, as a foreign private issuer, are not subject to these requirements. Nasdaq listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, as well as certain ordinary share issuances. We intend to comply with the requirements of Nasdaq listing rules in determining whether shareholder approval is required on such matters, with regard to the requirement that a majority of our board of directors consists of independent directors and to appoint a nominating and corporate governance committee. We may, however, consider following home country practice in lieu of the requirements under Nasdaq listing rules with respect to certain corporate governance standards which may afford less protection to investors.

We are an emerging growth company, and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Ordinary Shares less attractive to investors.

We are an emerging growth company, as defined in the JOBS Act, and may remain an emerging growth company until the last day of the fiscal year following the fifth anniversary of the completion of this offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion or we issue more than US$1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. We have taken advantage of reduced reporting burdens in this prospectus. In particular, in this prospectus, we have provided only two years of audited combined financial statements and have not included all of the executive compensation related information that would be required if we were not an emerging growth company. We cannot predict whether investors will find our Class A Ordinary Shares less attractive if we rely on these exemptions. If some investors find our Class A Ordinary Shares less attractive as a result, there may be a less active trading market for our Class A Ordinary Shares and the trading price of our Class A Ordinary Shares may be reduced or more volatile.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of these accounting standards until they would otherwise apply to private companies.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the Public Company Accounting Oversight Board (“PCAOB”), an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our public offering will be relatively small, and our company’s insiders will hold a large portion of the company’s listed securities. Nasdaq might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

If we cannot continue to satisfy the listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which would negatively impact the price of our securities and your ability to sell them.

We have been approved to have our Class A Ordinary Shares listed on the Nasdaq Capital Market upon consummation of this offering. It is a condition to the closing of this offering that our Class A Ordinary Shares qualify for listing on a national securities exchange. Following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market subsequently delists our securities from trading, we could face significant consequences, including:

•        a limited availability for market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our Class A Ordinary Shares are a “penny stock,” which would require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

•        limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Class A Ordinary Shares will be listed on Nasdaq, our Class A Ordinary Shares will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and “Regulations.” Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

•        our goals and strategies;

•        our future business development, financial condition and results of operations;

•        the expected growth of the whisky distribution industry;

•        our expectations regarding demand for and market acceptance of our products and services;

•        our expectations regarding our bases of customers;

•        our plans to invest in our products and services;

•        competition in our industry; and

•        relevant government policies and regulations relating to our industry.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should thoroughly read this prospectus and the documents that we refer to herein with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The whisky distribution industry may not grow at the rate projected by market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Class A Ordinary Shares. In addition, the competitive and rapidly changing nature of the whisky distribution industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately US$5.22 million, or approximately US$6.18 million if the underwriters exercise their over-allotment option in full, after deducting underwriting discounts and the estimated offering expenses payable by us. These estimates are based upon the initial public offering price of US$4.00 per Class A Ordinary Share.

The net proceeds from this offering will be used strategically to (i) expand our supplier network by partnering with reputable whisky distilleries, allowing us to diversify and enhance our product portfolio, (ii) increase our bottling and packaging capacity for our proprietary brand whisky products, (iii) enhance our warehouse facilities and strengthen our inventory capacity in response to growing market demand, and (iv) implement strategic marketing initiatives aimed at driving growth, as well as to expand our sales team and strengthen our market presence in both existing and new geographical regions, including Japan, Hong Kong, Singapore, Malaysia, and other Asia-Pacific countries. Assuming the gross proceeds to be US$7.00 million, we plan to use the net proceeds from this offering as follows:

•        approximately 30% or US$1.57 million to expand our supplier network by partnering with reputable whisky distilleries, allowing us to diversify and enhance our product portfolio;

•        approximately 30% or US$1.57 million to increase our bottling and packaging capacity for our proprietary brand whisky products;

•        approximately 15% or US$0.78 million to enhance our warehouse facilities and strengthen our inventory capacity in response to growing market demand;

•        approximately 15% or US$0.78 million to implement strategic marketing initiatives aimed at driving growth, as well as to expand our sales team and strengthen our market presence in both existing and new geographical regions, including Japan, Hong Kong, Singapore, Malaysia, and other Asia-Pacific countries; and

•        approximately 10% or US$0.52 million for general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management will have flexibility and discretion in the application of net proceeds from this offering, and investors will be relying on the judgment of our management regarding the use of these net proceeds. See “Risk Factors — Risks Related to Our Class A Ordinary Shares and this Offering — We have broad discretion to determine how to use the net proceeds from this offering and may use them in ways that may not enhance our results of operations or the price of the Class A Ordinary Shares.” Given the various factors that influence whisky distribution, including seasonal demand fluctuations, market trends and evolving consumer preferences, we cannot currently predict the extent of growth we will achieve with the net proceeds from this offering. The amount and timing of our actual expenditures may vary significantly based on numerous factors, including changes in market conditions, operating costs and channel performance. If unforeseen circumstances arise or business conditions change, we may allocate the proceeds of this offering differently than described in this prospectus.

DIVIDEND POLICY

Our board of directors has discretion on whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our Company may only pay dividends out of profits or share premium, and provided always that we are able to pay our debts as they become due in the ordinary course of business. Subject to the laws of the Cayman Islands and our post-offering amended and restated memorandum and articles of association, holders of our Class A Ordinary Shares are entitled to receive such dividends as may be declared by our board of directors. In contrast, holders of our Class B Ordinary Shares will not be entitled to any dividends nor distributions of our Company’s assets in the event of winding up of our Company. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We have never declared or paid dividends on our Ordinary Shares. We do not have any present plan to declare any cash dividends on our Ordinary Shares in the foreseeable future after this offering. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and grow our business.

We are a holding company incorporated in the Cayman Islands. We have not received and do not have any present plan to receive dividends paid by our BVI and Taiwan subsidiaries, but we have discretion as to whether such dividends are paid, subject to applicable statutory and contractual restrictions, including Taiwan regulations which may govern the ability of our Taiwan subsidiary to pay dividends to us.

CAPITALIZATION

The following table sets forth our capitalization, as of December 31, 2024 as follows:

•        on an actual basis;

•        on a pro forma basis to reflect (i) allotment of 116 Class A Ordinary Shares to four pre-IPO investors at a consideration of US$1,085,760 on May 28, 2025; (ii) a 25,000 to 1 share split/share subdivision on June 24, 2025; (iii) issuance of 2,464,000 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares in proportion to all existing shareholders on June 24, 2025, with a par value of US$0.00004 per share.

•        on a pro forma as adjusted basis to reflect the issuance and sale of 1,750,000 Class A Ordinary Shares in this offering at the initial public offering price of US$4.00 per Class A Ordinary Share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, assuming the underwriters do not exercise the over-allotment option.

You should read this table together with the combined financial statements and related notes, and the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that are included in this prospectus.

	As of December 31, 2024
	Actual	Pro Forma(1)	Pro Forma as Adjusted(2)
Current liabilities
Current portion of long-term loans	29,736	29,736	29,736
Amount due to a related party	1,031,203	1,031,203	1,031,203
	1,060,939	1,060,939	1,060,939
Non-current liability
Long-term loans	17,727	17,727	17,727

Shareholder’s equity
Class A Ordinary Shares, $0.00004 par value; 625,000,000 shares authorized; 12,500,000 shares issued and outstanding as of December 31, 2024 on an actual basis; 17,864,000 shares issued and outstanding on a pro forma basis; 19,614,000 shares issued and outstanding on a pro forma as adjusted basis	500	715	785
Class B Ordinary Shares, $0.00004 par value; 625,000,000 shares authorized; 12,500,000 shares issued and outstanding as of December 31, 2024 on an actual basis; 14,500,000 shares issued and outstanding on a pro forma basis and pro forma as adjusted basis	500	580	580
Subscription receivable	(1,000)	(1,179)	(1,179)
Additional paid-in capital	169,600	1,255,244	6,473,475
Retained earnings	1,747,875	1,747,875	1,747,875
Statutory reserve	101,857	101,857	101,857
Accumulated other comprehensive losses	(119,131)	(119,131)	(119,131)
Total shareholder’s equity	1,900,201	2,985,961	8,204,262
Total capitalization	2,978,867	4,064,627	9,282,928

____________

*       Retrospectively restated for effect of share split/share subdivision.

(1)      Reflects (i) the allotment of 116 Class A Ordinary Shares to four pre-IPO investors on May 28, 2025, for a total consideration of US$1,085,760; (ii) a 25,000-for-1 share split/share subdivision effected by the Company on June 24, 2025; and (iii) the issuance, on June 24, 2025, of 2,464,000 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares, distributed proportionately to all existing shareholders, at a par value of US$0.00004 per share. Immediately following such issuance, the Company had a total of 17,864,000 Class A Ordinary Shares and 14,500,000 Class B Ordinary Shares issued and outstanding, each with a par value of US$0.00004. For further details regarding our share capital and corporate structure, please refer to the section titled “Corporate History and Structure” of this prospectus.

(2)      Reflects, in addition to the adjustments on a pro forma basis, the sale of Ordinary Shares in this Offering (excluding any Ordinary Shares that may be sold pursuant to the over-allotment option) at the initial public offering price of US$4.00 per share, and after deducting the estimated underwriting discounts, non-accountable expense allowance, and the estimated offering expenses (including accountable expenses) payable by us. The pro forma as adjusted information is illustrative only. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, non-accountable expense allowance, and the estimated offering expenses (including accountable expenses) payable by us. We estimate that such net proceeds will be approximately US$5.22 million.

DILUTION

If you invest in our Class A Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Class A Ordinary Share and our net tangible book value per Class A Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Class A Ordinary Share is substantially in excess of the book value per Class A Ordinary Share attributable to the existing shareholders for our presently issued and outstanding ordinary Class A Ordinary Shares.

As of December 31, 2024, our net tangible book value was approximately US$1.75 million, or US$0.14 per Class A Ordinary Share. Our Class B Ordinary Shares do not carry any rights to dividend distributions or to distributions upon winding up. Net tangible book value represents the total amount of our consolidated tangible assets, less our total consolidated liabilities. Dilution represents the difference between the initial public offering price of US$4.00 per Class A Ordinary Share and the net tangible book value per Class A Ordinary Share on a pro forma as adjusted basis. The pro forma as adjusted net tangible book value reflects the additional proceeds we expect to receive from this offering, after deducting underwriting discounts, non-accountable expense allowance, and the estimated offering expenses (including accountable expenses) payable by us.

After giving effect to the sale of 1,750,000 Class A Ordinary Shares in this offering, and excluding any Class A Ordinary Shares that may be issued upon the exercise of the over-allotment option, and the initial public offering price of US$4.00 per Class A Ordinary Share, and after deducting underwriting discounts, non-accountable expense allowance, and the estimated offering expenses (including accountable expenses) payable by us, our pro form as adjusted net tangible book value as of December 31, 2024 would have been approximately US$8.20 million, or US$0.42 per Class A Ordinary Share. This would represent an immediate increase in net tangible book value of US$0.26 per Class A Ordinary Share to our existing shareholders, and an immediate dilution of US$3.58 per Class A Ordinary Share to investors purchasing Class A Ordinary Shares in this offering.

The following table illustrates such dilution:

Per Class A Ordinary Share
(US$)
Initial public offering price per Class A Ordinary Share	4.00
Net tangible book value per Class A Ordinary Share as of December 31, 2024	0.14
Pro forma net tangible book value per Class A Ordinary Share before this offering	0.16
Increase in net tangible book value per Class A Ordinary Share attributable to payments by new investors in this offering	0.26
Pro forma as adjusted net tangible book value per Class A Ordinary Share after giving effect to this offering	0.42
Amount of dilution in net tangible book value per Class A Ordinary Share to new investors in this offering	3.58

The following table sets forth, on a pro forma as adjusted basis as of December 31, 2024, a summary of the differences between existing shareholders and new investors in terms of the number of Class A Ordinary Shares purchased from us in this offering, the total consideration paid, and the average price per Class A Ordinary Share. These figures are presented before deducting underwriting discounts, the non-accountable expense allowance, and estimated offering expenses (including accountable expenses) payable by us. The total number of Class A Ordinary Shares presented in the table does not include any Class A Ordinary Shares that may be issued upon the exercise of the over-allotment option granted to the underwriters.

	Class A Ordinary Shares Purchased			Total Consideration		Average Price Per Class A Ordinary Share (in US$)
	Number		Percent	Amount (in US$)	Percent
Existing shareholders	17,864,000	(1)	91.08%	1,255,959	15.21%	0.07
New investors	1,750,000		8.92%	7,000,000	84.79%	4.00
Total	19,614,000		100.00%	8,255,959	100.00%	0.42

____________

(1)      on a pro forma basis to reflect (i) the allotment of 116 Class A Ordinary Shares to four pre-IPO investors on May 28, 2025, for a total consideration of US$1,085,760; (ii) a 25,000-for-1 share split/share subdivision effected by the Company on June 24, 2025; and (iii) the issuance, on June 24, 2025, of 2,464,000 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares, distributed proportionately to all existing shareholders, at a par value of US$0.00004 per share. Immediately following such issuance, the Company had a total of 17,864,000 Class A Ordinary Shares and 14,500,000 Class B Ordinary Shares issued and outstanding, each with a par value of US$0.00004. For further details regarding our share capital and corporate structure, please refer to the section titled “Corporate History and Structure” of this prospectus.

The pro forma as adjusted information discussed above is illustrative only.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability and our affaires will be governed by our post-offering amended and restated memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

•        political and economic stability;

•        an effective judicial system;

•        a favorable tax system;

•        the absence of exchange control or currency restrictions; and

•        the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:

•        the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

•        Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our operations are conducted in Taiwan, and substantially all of our assets are located in Taiwan. Moreover, the Company’s directors and executive officers, Mr. Tsai Yi Yang, Mr. Wong Man Ue, Nick and Ms. Lee Su-Jung are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Name	Position	Nationality	Residence
Tsai Yi Yang	Chairman of the Board of Directors and CEO	Taiwan	Taiwan
Wong Man Ue, Nick	Director and CFO	Hong Kong	Hong Kong
John Robert Fiore	Independent Director	United States	United States
Patrick Man Shun Wong	Independent Director	United States	United States
Lee Su-Jung	Independent Director	Taiwan	Taiwan

SH Wong & Co, our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our director(s) or officer(s) predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Harney Westwood & Riegels, our legal counsel as to Cayman Islands law, and KPMG Law Firm, our legal counsel as to Taiwan law have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and Taiwan, respectively, would:

•        recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•        entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

KPMG Law Firm has advised us that any United States final judgments obtained against us will be recognized by courts in Taiwan without further review of the merits only if the court of Taiwan in which enforcement is sought is satisfied with the following:

•        the court rendering the judgment has jurisdiction over the subject matter according to the laws of Taiwan;

•        if the judgment was rendered by default by the court rendering the judgment, (i) we were duly served within a reasonable period of time within the jurisdiction of such court in accordance with the laws and regulations of such jurisdiction, or (ii) process was served on us with judicial assistance of Taiwan;

•        the judgment and the court procedures resulting in the judgment are not contrary to the public order or good morals of Taiwan; and

•        judgments of the courts of Taiwan are recognized in the jurisdiction of the court rendering the judgment on a reciprocal basis.

CORPORATE HISTORY AND STRUCTURE

OUR CORPORATE HISTORY

On July 7, 2020, we incorporated Agencia Comercial Co., Ltd as a limited liability company under the laws of Taiwan.

On January 21, 2025, we incorporated Ping Shiang Holding Ltd as a BVI Business Company with limited liability under the laws of the British Virgin Islands.

On February 17, 2025, Ping Shiang Business Ltd, was established as a BVI Business Company with limited liability under the laws of the British Virgin Islands, and is owned by our Controlling Shareholders as to 82% by Mr. Tsai Yi Yang, our Chairman and Chief Executive Officer and 18% by Ms. Lee Li Mei, the mother of Mr. Tsai Yi Yang.

On March 7, 2025, we incorporated Agencia Comercial Spirits Ltd as an exempted company with limited liability under the laws of the Cayman Islands, and 1,000 ordinary shares, being its entire issued share capital, were allotted and issued to Ping Shiang Business Ltd.

On May 21, 2025, as part of the reorganization in contemplation of our IPO, Agencia Comercial Spirits Ltd re-designated and re-classified its share capital from US$50,000.00 divided into 50,000 shares of a par value of US$1.00 each to US$50,000.00 divided into 50,000 shares of a par value of US$1.00 each, comprising (i)25,000 Class A ordinary shares of a par value of US$1.00 each and (ii) 25,000 Class B ordinary shares of a par value of US$1.00 each. Pursuant to which, the then issued and outstanding 1,000 ordinary shares held by Ping Shiang Business Ltd were repurchased by Agencia Comercial Spirits Ltd in consideration of issuing 500 Class A Ordinary Shares and 500 Class B Ordinary Shares to Ping Shiang Business Ltd.

On May 23, 2025, as part of the reorganization in contemplation of our IPO, Ping Shiang Holding Ltd acquired the entire issued share capital of Agencia Comercial Co., Ltd from all of its then shareholders, Mr. Tsai Yi Yang, Ms. Lee Li Mei, Mr. Tsai Chen His and Mr. Tsai Chen Long in consideration of NTD21,183,323, NTD13,950,000, NTD21,183,339, and NTD21,183,339, respectively.

On May 27, 2025, as part of the reorganization in contemplation of our IPO, Agencia Comercial Spirits Ltd acquired the entire issued share capital of Ping Shiang Holding Ltd from Mr. Tsai Yi Yang and Ms. Lee Li Mei in consideration of US$820 and US$180, respectively. Following the above acquisitions, Ping Shiang Business Ltd became the sole shareholder of Agencia Comercial Spirits Ltd, which in turn wholly owns Ping Shiang Holding Ltd, and indirectly wholly-owns Agencia Comercial Co., Ltd.

On May 28, 2025, Agencia Comercial Spirits Ltd allotted and issued an aggregate of 116 Class A Ordinary Shares to four investors (together the “Other Shareholders”), all of whom are independent from our Group.

On June 24, 2025, a 25,000-for-1 share split/share subdivision effected by Agencia Comercial Spirits Ltd on June 24, 2025 Agencia Comercial Spirits Ltd sub-divided its authorized shares so that the par value of each share changed from US$1.00 to US$0.00004 each and the number of authorized shares changed to 1,250,000,000 shares of par value US$0.00004 each comprising of 625,000,000 Class A Ordinary Shares of par value US$0.00004 each and 625,000,000 Class B Ordinary Shares of par value US$0.00004 each. On the same date, 2,464,000 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares, were distributed proportionately to all then existing shareholders, at a par value of US$0.00004 per share. Immediately following such issuance, the Company had a total of 17,864,000 Class A Ordinary Shares and 14,500,000 Class B Ordinary Shares issued and outstanding, each with a par value of US$0.00004, of which 14,500,000 Class A Ordinary Shares and 14,500,000 Class B Ordinary Shares were issued and held by Ping Shiang Business Ltd, and an aggregate of 3,364,000 Class A Ordinary Shares held by the Other Shareholders.

OUR CORPORATE STRUCTURE

The following diagram sets forth our corporate structure immediately prior to the initial offering:

____________

(1)      Ping Shiang Business Ltd is a limited liability company incorporated under the laws of the British Virgin Islands which is owned as to 82% by Mr. Tsai Yi Yang, our Chairman and Chief Executive Officer and 18% by Ms. Lee Li Mei, the mother of Mr. Tsai Yi Yang.

(2)      None of the Other Shareholders holds a number of shares equal to or exceeding 5% of the then issued and outstanding share capital of Agencia Comercial Spirits Ltd. Furthermore, there is no agreement to act in concert or any similar agreement among the Other Shareholders.

(3)      Holders of Class A Ordinary Shares and Class B Ordinary Shares will vote together as a single class, unless otherwise required by law or our then effective memorandum and articles of association.

The following diagram illustrates our corporate structure, including our significant subsidiaries immediately upon the completion of this offering, assuming no exercise of the over-allotment option granted to the underwriters.

____________

(1)      Ping Shiang Business Ltd is a limited liability company incorporated under the laws of the British Virgin Islands which is owned as to 82% by Mr. Tsai Yi Yang, our Chairman and Chief Executive Officer and 18% by Ms. Lee Li Mei, the mother of Mr. Tsai Yi Yang.

(2)      None of the Other Shareholders holds a number of shares equal to or exceeding 5% of the then issued and outstanding share capital of Agencia Comercial Spirits Ltd. Furthermore, there is no agreement to act in concert or any similar agreement among the Other Shareholders.

(3)      Holders of Class A Ordinary Shares and Class B Ordinary Shares will vote together as a single class, unless otherwise required by law or our then effective memorandum and articles of association.

We are offering 1,750,000 Class A Ordinary Shares, representing 5.13% of our Ordinary Shares or 8.92% of our Class A Ordinary Shares, assuming the underwriters do not exercise the over-allotment option. We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, our Controlling Shareholders, through Ping Shiang Business Ltd will beneficially own 14,500,000 Class A Ordinary Shares, approximately 73.93% of our outstanding Class A Ordinary Shares (or 72.95% of our outstanding Class A Ordinary Shares assuming the underwriters exercise their over-allotment option in full) and 14,500,000 Class B Ordinary Shares, representing 96.89% (or 96.74%, assuming the underwriters exercise their over-allotment option in full) of the aggregate total voting power of our then total issued and outstanding share capital, and will have the ability to determine all matters requiring approval by shareholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our combined financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We, through our Operating Subsidiary, are primarily engaged in trading of whisky products, including procurement, distribution, and sale in both Taiwan and international markets. Through the Operating Subsidiary, we import and sell a broad range of premium whisky products, which comes from countries/regions such as Scotland.

Beginning in 2025, we ventured into brand-authorized bottling, packaging, and sales, marking a significant diversification of our business model. Under this new approach, we obtain brand licenses from renowned whisky brands, allowing us to source raw cask whisky directly from their distilleries. We then conduct the bottling and packaging operations in Taiwan, leveraging the expertise of local contract manufacturers. This brand-authorized model enables us to collaborate closely with prestigious whisky brands, fostering strong partnerships and ensuring adherence to their stringent quality standards. By directly sourcing raw cask whisky from the brand owners and carrying out the bottling and packaging processes in Taiwan, we can offer a seamless end-to-end solution while maintaining control over the supply chain and product quality.

The following discussion and analysis of our financial condition and results of operations are prepared based on the financial data which is derived from our audited combined financial statements for the years ended December 31, 2024 and 2023, included in this prospectus.

Our financial performance for the year ended December 31, 2024, demonstrated significant growth compared to the previous year. Revenue increased substantially from US$887,310 in 2023 to US$2,537,743 in 2024, representing a year-over-year growth of approximately 186%. This substantial revenue growth was primarily driven by strong demand for our whisky products, specifically through our two main offerings: raw cask whisky sales and bottled whisky sales. It was also fueled by our successful strategies to enhance capabilities, including strengthening brand recognition, improving customer experience, and expanding product offerings to meet diverse consumer preferences.

Consistent with the robust revenue growth, our net income also witnessed a remarkable increase, rising from US$239,288 in 2023 to US$779,278 in 2024, a year-over-year growth of approximately 226%. The significant increase in net income can be attributed to our effective cost management strategies and operational efficiencies, which allowed it to leverage the higher revenue while maintaining a disciplined approach to expenses.

Our financial condition and results of operations for the year ended December 31, 2024, reflect our strong market position, effective execution of growth strategies, and efficient management of resources. These factors have positioned us favorably for continued growth and profitability in the future.

Key Factors Affecting Our RESULTS OF OPERATIONS

The key factors that we believe affect our financial condition and results of operations are discussed below.

Market Demand and Customer Preferences

Our revenue is directly tied to the demand for whisky products in both domestic and international markets. Changes in consumer preferences, such as shifts toward premium or craft spirits, could significantly impact our sales volumes and profitability. As an important player in the whisky industry, we must remain agile and responsive to evolving market dynamics and consumer trends.

The Taiwan market remains a crucial revenue driver for our business. Factors influencing domestic demand in Taiwan include economic conditions, disposable income levels, demographic shifts, and cultural trends. A strong Taiwan economy and rising disposable incomes can stimulate demand for our products, particularly in the premium and luxury segments. Conversely, economic downturns or shifts in consumer spending patterns may adversely affect sales volumes.

Our international sales segment, which accounted for only 3% of total revenue in 2024 (2023: 11%), primarily consisted of related party transactions. Considering the growth potential in international markets, we have developed a strategic plan to diversify our revenue streams and reach new customer segments in overseas markets beginning in 2025. This plan involves leveraging our brand-authorized bottling, packaging, and sales model, which enables us to collaborate with renowned whisky brands and offer a diverse portfolio of premium and luxury whisky products tailored to regional preferences.

In recent years, we have witnessed a growing consumer preference for premium and craft spirits, driven by a desire for unique and authentic experiences. This trend has created opportunities for us to introduce higher-priced, limited-edition, and premium whisky offerings, potentially enhancing our profitability. However, failure to adapt to this trend or accurately anticipate consumer preferences could lead to a loss of market share and revenue.

The whisky industry is highly competitive, with numerous Taiwan and international players vying for market share. Our ability to differentiate our products, maintain brand loyalty, and effectively market our offerings is crucial for sustaining demand and profitability. Intense competition may necessitate increased marketing efforts, product innovation, or pricing adjustments, impacting our operating costs and margins.

By closely monitoring market trends, consumer preferences, and competitive dynamics, we aim to proactively adapt our product offerings, marketing strategies, and operational processes to maintain a strong position in the whisky market. Failure to effectively address shifts in demand or consumer preferences could adversely impact our sales volumes, revenue, and overall profitability.

Supplier Relations and Procurement Costs

As a trading company in the whisky industry, our ability to maintain strong relationships with reputable suppliers and secure favorable procurement terms is crucial to our success. We rely on a diverse network of suppliers from various whisky-producing regions, such as Scotland, to source premium and rare whisky products for our customers. Disruptions in our supplier relationships or changes in procurement costs can significantly impact our gross margins and profitability.

We strive to cultivate long-term partnerships with our suppliers, built on trust, transparency, and mutual understanding. Our procurement team works closely with suppliers to ensure a steady supply of high-quality products and to negotiate favorable pricing and payment terms. Additionally, our expertise in identifying and procuring unique and limited-edition whiskies from sought-after distilleries enhances our competitive advantage and enables us to command premium pricing in the market.

The cost of goods sold, which includes the purchase price of whisky products, import duties, and other associated costs, is a significant factor affecting our profitability. Fluctuations in the cost of goods sold can be influenced by various factors, such as global supply and demand dynamics, changes in import regulations, and currency exchange rates.

To mitigate the impact of cost fluctuations, we employ strategic inventory management practices, leveraging our industry knowledge and market intelligence to optimize our purchasing decisions. Additionally, we continuously explore opportunities to streamline our supply chain and logistics operations, aiming to reduce operational costs and improve overall efficiency.

Maintenance of Key Personnel

Our success is heavily dependent on the expertise, industry knowledge, and relationships cultivated by our key personnel. They possess valuable insights into the whisky industry, have established strong connections with suppliers and customers, and play a pivotal role in driving our strategic initiatives and growth objectives.

Retaining and attracting top talent in the industry is crucial for maintaining our competitive edge. We strive to create a workplace environment that fosters professional growth, rewards performance, and provides opportunities for career advancement. Additionally, we strive to offer competitive compensation packages to motivate and retain our key personnel.

The loss of key personnel or the inability to attract and retain skilled professionals could adversely impact our operations, supplier relationships, and market position. As such, we prioritize succession planning and knowledge transfer initiatives to mitigate the risks associated with personnel changes and ensure business continuity.

Furthermore, we cultivate a strong corporate culture that promotes collaboration, innovation, and a shared passion for the whisky industry. By fostering an engaging and inclusive work environment, we aim to enhance employee satisfaction and loyalty, contributing to the long-term retention of our valuable human capital.

Fluctuation in Interest Rates

As part of our financing strategy, we have obtained borrowings from a local bank in Taiwan. These borrowings are subject to fluctuations in interest rates, which can directly impact our financial expenses and profitability.

Rising interest rates can lead to an increase in the cost of servicing our debt, thereby reducing our net income. Conversely, a decline in interest rates can result in lower financing costs, positively impacting our profitability. Given the potential impact of interest rate fluctuations on our financial performance, we closely monitor market conditions and maintain a prudent approach to debt management.

To mitigate the risks associated with interest rate volatility, depending on the market situation, we may employ various strategies, such as negotiating fixed-rate borrowings or exploring hedging instruments like interest rate swaps. Additionally, we maintain a disciplined approach to capital allocation, ensuring that our borrowings are aligned with our operational requirements and growth objectives.

Our finance team regularly evaluates our debt portfolio, interest rate exposure, and potential refinancing opportunities to optimize our financing costs and maintain a healthy financial position. By proactively managing our interest rate risk, we aim to minimize the adverse effects of interest rate fluctuations on our results of operations and ensure long-term financial stability.

Fluctuation in Exchange Rates

As a company engaged in international trade, our operations are exposed to fluctuations in exchange rates. With customers and suppliers located in various countries, our revenue and expenses are denominated in multiple currencies.

Unfavorable movements in exchange rates can adversely impact our financial performance. For instance, an appreciation of the NTD against other currencies can make our products more expensive for international customers, potentially affecting our export sales and profitability. Conversely, a depreciation of the NTD can increase the costs of importing whisky products from our foreign suppliers, putting pressure on our gross margins.

Our finance team closely monitors currency markets and employs robust risk management practices to assess and manage our foreign exchange exposure proactively. By implementing these strategies, we aim to minimize the impact of currency fluctuations on our financial results and maintain a stable and predictable operating environment.

Competitive Landscape

The whisky trading industry is highly competitive, with numerous players offering similar products. Our ability to differentiate our offerings, maintain competitive pricing, and secure reliable suppliers will be critical to sustaining growth.

As we explore new markets, we may face challenges related to brand recognition, regulatory hurdles, and competition from established players, which could impact our revenue growth.

Macroeconomic Conditions

Our results of operations are influenced by global economic conditions, including inflation, recessionary pressures, and changes in consumer spending patterns. Economic downturns could reduce demand for premium products like whisky, adversely affecting our revenue.

Key Components of Our Results of Operations

To assess the performance of our business, we consider a variety of financial and operating measures. The key financial performance indicators we use include revenue, cost of revenue, gross profit and gross margin, general and administrative expenses, sales and distribution expenses, and income tax expenses. Our review of these indicators reveals the results of our business performance and provides timely and meaningful feedbacks to key operating decisions and allow our business to respond promptly to competitive market conditions and different demands and preferences from our customers. The key measures that we use to evaluate the performance of our business are set forth below and are discussed in greater details under “Results of Operations”.

Revenue

Our revenue is primarily derived from trading of whisky products, including distribution and sale in both Taiwan and international markets.

	Raw cask whisky sales	Bottled whisky sales	Total
	US$	US$	US$
2023
– Taiwan sales	783,885	4,919	788,804
– International sales
– China
– Third parties	—	36,128	36,128
– Related parties	—	38,295	38,295
– United Kingdom (related parties)	—	24,083	24,083

	783,885	103,425	887,310

2024
– Taiwan sales
– Third parties	901,505	1,325,898	2,227,403
– Related parties	—	229,412	229,412
– International sales
– China (related parties)	—	80,928	80,928

	901,505	1,636,238	2,537,743

In 2023 and 2024, the majority of our revenue was generated from Taiwan sales within Taiwan, accounting for 89% and 97% of total revenue, respectively. Our strong presence and established distribution network in the local market have been the primary drivers of our sales in Taiwan.

In 2023, our international sales accounted for 11% of total revenue, with 8% coming from the Chinese market and 3% from the United Kingdom. These international markets presented attractive growth opportunities, and we leveraged our expertise in whisky trading to expand our reach beyond Taiwan. However, in 2024, our international sales declined to 3% of total revenue, solely comprising sales to the Chinese market. The decrease in international sales was primarily due to the cessation of sales to the related party in the United Kingdom.

While our primary focus has historically been on strengthening our position in the Taiwan market, we recognize the importance of international expansion and diversifying our revenue streams to drive long-term growth. Moving forward, we are committed to developing a clear plan for international expansion and revitalizing our global presence. This plan will involve leveraging our brand-authorized bottling, packaging, and sales model, which enables us to collaborate with renowned whisky brands and offer a diverse portfolio of premium and luxury whisky products tailored to regional preferences.

We operate through two primary products: raw cask whisky sales and bottled whisky sales. The raw cask whisky sales involve selling entire barrels of whisky to other wine sellers and distributors, while the bottled whisky sales involve selling these products to bars, restaurants, nightclubs, VIP lounges, and corporate clients, in collaboration with our downstream distributors.

In 2023, our raw cask whisky sales accounted for 88% of total revenue. This channel has been a significant contributor to our revenue, leveraging our expertise in sourcing and aging high-quality whisky products, as well as our established relationships with industry partners and retailers.

However, in 2024, the contribution from the raw cask whisky sales decreased to 36% of total revenue. We are actively evaluating our strategies to optimize this product and maintain our position as a trusted supplier in the industry.

The bottled whisky sales accounted for 12% and 64% of total revenue in 2023 and 2024, respectively. Since 2024, this product has been a strategic focus for us, as it allows us to capture higher margins and build stronger connections with our customer base.

The increase in the bottled whisky sales contribution in 2024 reflects our efforts to enhance our capabilities, including strengthening our brand recognition, improving our customer experience, and expanding our product offerings to cater to diverse consumer preferences.

In addition to our revenue performance, we closely monitor our trade volume, which represents the number of bottles and raw cask whisky sold during a given period. Trade volume is a key metric that provides insights into the demand for our products and the effectiveness of our sales and distribution strategies.

In 2023, our total trade volume stood at 29,771 bottles. This volume reflects the combined sales across our Taiwan and international markets, as well as through our raw cask and bottled whisky sales.

However, in 2024, we experienced a significant increase in trade volume, reaching 44,095 bottles sold. The substantial increase in trade volume in 2024 demonstrates the growing demand for our whisky products and the effectiveness of our sales and marketing initiatives. It also reflects our ability to navigate market challenges and capitalize on emerging opportunities.

While our trade volume increased significantly in 2024, reaching 44,095 bottles sold compared to 29,771 bottles in 2023 (a 48% increase), our revenue growth outpaced our volume increase. This disparity can be attributed to a strategic shift in our product mix, where we focused on offering more premium and higher-priced whisky products to cater to the growing demand for luxury and artisanal spirits. Additionally, we implemented targeted pricing strategies to optimize our revenue and profitability, which contributed to the higher revenue growth relative to the increase in trade volume. Moving forward, we remain committed to curating a diverse product portfolio that caters to various consumer segments, while strategically balancing volume growth and profitability through our pricing strategies.

Cost of revenue

Cost of revenue includes procurement of whisky products held for sale, as well as direct costs associated with the procurement, such as import and export charges, and processing charges.

In 2023, our cost of revenue accounted for 59% of total revenue. This relatively high cost of revenue ratio is primarily due to the inherent nature of our business, which involves sourcing and aging high-quality whisky products, as well as the associated import and export charges.

However, in 2024, we achieved a more favorable cost of revenue ratio of 50% as a percentage of total revenue. This improvement can be attributed to our efforts in optimizing our procurement processes, negotiating better terms with suppliers, and achieving economies of scale as our trade volume increased.

Gross profit and gross profit margin

Gross profit represents the difference between our revenue and the cost of goods sold. It is a key indicator of our profitability and operational efficiency. Our gross profit margin is calculated by dividing gross profit by revenue.

	For the financial years ended December 31,
	2023		2024
	GP (US$)	GP (%)	GP (US$)	GP (%)
Raw Cask whisky sales	339,267	43%	509,279	56%
Bottled whisky sales	24,665	24%	756,024	46%

In 2024, our raw cask whisky sales segment generated a gross profit of US$509,279, representing a gross profit margin of 56%, an improvement from 43% in 2023. This increase in profitability was driven by economies of scale, operational efficiencies, and favorable pricing conditions.

Our bottled whisky sales segment, which has been a strategic focus for us since 2024, demonstrated remarkable growth and profitability improvements. In 2024, this segment generated a gross profit of US$756,024, with a gross profit margin of 46%, a significant increase from 24% in 2023. This improvement can be attributed to our efforts to expand our premium whisky offerings, command higher selling prices, and capitalize on the growing demand for luxury whisky products. The growing demand for premium and luxury whisky products enabled us to command higher selling prices, particularly for our high-end offerings, without significantly impacting sales volumes.

General and administrative expenses

General and administrative expenses consist primarily of staff costs (including salaries, messing, etc.), expenses related to trademark, lease expenses, and professional fee.

	2023	2024
	US$	US$
General and administrative expenses
– Professional fees	—	85,687
– Staff costs	32,600	40,367
– Trademark	—	30,365
– Lease expenses	9,636	15,268
– Others	8,426	33,654
	50,662	205,341

In 2023, our general and administrative expenses accounted for 6% of total revenue. This relatively low percentage reflects our efforts to maintain a lean and efficient cost structure while focusing on our core operations. However, in 2024, our general and administrative expenses increased to 8% of total revenue. The increase in general and administrative expenses in 2024 was primarily driven by higher staff costs, professional fees and trademark expenses, reflecting our efforts to strengthen our workforce and enhance our brand recognition, respectively.

Sales and distribution expenses

Sales and distribution expenses consist primarily of basic salaries and employee benefits of sales personnel directly attributable to the generation of revenue and expenses incurred to various warehouses.

In both 2023 and 2024, our sales and distribution expenses accounted for 2% of total revenue. This relatively low percentage reflects our strategic approach to sales and marketing, which emphasizes targeted efforts and efficient utilization of resources.

Our sales strategy has been focused on cultivating long-term relationships with key corporate customers and industry partners, leveraging our brand reputation and quality products. We have invested in building a skilled sales team with deep industry knowledge and strong relationships within our target markets. Despite the increase in our trade volume and revenue in 2024, we were able to maintain our sales and distribution expenses at the same level as the previous year.

While the overall sales and distribution expenses remained stable at 2% of total revenue, we continuously evaluate opportunities to enhance efficiency and productivity within these areas, ensuring that our resources are allocated effectively to support our growth objectives.

Income tax expenses

Income tax expense represents the amount of corporate income tax we are required to pay to the relevant tax authorities based on our taxable income. As a company based in Taiwan, we are subject to profit tax imposed by the local tax authorities.

Our income tax expense is calculated by applying the applicable tax rates to our taxable income, which is determined after considering various tax deductions, credits, and adjustments allowed under the relevant tax laws and regulations.

The amount of income tax expense we incur can significantly impact our net income and profitability. The effective tax rate is the actual tax rate we pay on our taxable income, which may differ from the statutory tax rate due to various tax deductions, credits, and incentives available to us.

During the fiscal years 2023 and 2024, our effective tax rate remained relatively stable, with no significant changes compared to previous periods. The effective tax rate for these years was consistent with our expectations and aligned with the statutory tax rates applicable to our operations in Taiwan, after considering the relevant tax deductions, credits, and adjustments available to us under the local tax laws and regulations. We did not experience any material changes in our tax structure or the availability of tax incentives that would significantly impact our effective tax rate during these periods.

Results of Operations

For the years ended December 31, 2024 and 2023

The following table summarizes the results of our operations for the years ended December 31, 2024 and 2023, respectively, and provides information regarding the dollar and percentage change during such periods.

	For the years ended December 31,				Variance
	2023		2024
	US$	% of total revenue	US$	% of total revenue	Amount US$	%
Revenue	887,310		2,537,743		1,650,433	186.0%
Cost of revenue	(523,377)	59%	(1,272,440)	50%	(749,063)	143.1%
Gross profit	363,933	41%	1,265,303	50%	901,370	247.7%

Operating expenses:
– General and administrative expenses	(50,662)	6%	(205,341)	8%	(154,679)	305.3%
– Sales and distribution expenses	(14,127)	2%	(45,378)	2%	(31,251)	221.2%
Total operating expenses	(64,789)	7%	(250,719)	10%	(185,930)	287.0%
Income from operations	299,144	34%	1,014,584	40%	715,440	239.2%
– Interest income	114	0%	127	0%	13	11.0%
– Interest expense	(2,478)	0%	(1,741)	0%	750	(31.7)%
– Foreign exchange gains, net	2,934	0%	234	0%	(2,700)	(92.0)%
– Sundry income	448	0%	5,009	0%	4,561	1,018.1%
Total income before tax expense	300,162	34%	1,018,213	40%	718,051	239.2%
– Income tax expenses	(60,874)	7%	(238,935)	9%	(178,061)	292.5%
Net income	239,288	27%	779,278	31%	539,990	225.7%

Revenue

We generated revenue of US$2,537,743 in 2024, marking a significant increase of 186% from US$887,310 in 2023. This remarkable growth was driven by increased sales volumes, expanded market reach, a successful pricing strategy, and a strategic shift in the brands of whisky sold.

Our primary revenue driver has been the market in Taiwan, accounting for 89% of total revenue in 2023 and increasing to 97% in 2024. While international sales contributed 11% of revenue in 2023 (8% from China and 3% from the UK), this segment declined in 2024, with only 3% of revenue coming from the Chinese market. The decrease in international sales was primarily due to the cessation of sales to a related party in the United Kingdom. Our strong market presence in Taiwan and established distribution network in Taiwan have been key factors supporting our revenue growth.

A notable change occurred in our revenue contribution from the raw cask whisky sales segment, which decreased from 88% of total revenue in 2023 to 36% in 2024. Conversely, the bottled whisky sales segment increased from 12% of total revenue in 2023 to 64% in 2024. This shift was driven by strategic initiatives and evolving market trends. Our focus on expanding bottled whisky offerings and strengthening our brand presence in the premium whisky market contributed significantly to this shift. Additionally, changing consumer preferences and a growing demand for premium bottled whisky products have created favorable conditions for this transaction. While the raw cask whisky segment remains important, the growth in bottled whisky sales has allowed us to capture higher margins and forge stronger connections with our customers.

The substantial increase in revenue reflects our successful expansion efforts and improved market penetration supported by favorable market conditions and increased demand for whisky products.

In 2024, we strategically implemented selective price increases across our product portfolio. This pricing strategy aimed to capture the growing demand for premium and luxury whisky offerings while reflecting increased costs associated with sourcing, aging, and producing exceptional whisky expressions.

By adjusting selling prices upward, particularly for our higher-end and limited-edition products, we were able to maximize revenue potential and align pricing with the perceived value and rarity of these offerings. This strategy not only contributed to overall revenue growth but also enhanced our brand’s positioning as a purveyor of premium and exclusive whisky experiences.

Our whisky products are available across a wide range of price points, catering to diverse customer segments and preferences. In 2024, selling prices ranged from US$14 to US$15,773, reflecting a significant expansion compared to 2023, when prices ranged from US$18 to US$254. This diverse portfolio includes both entry-level and premium offerings. The lower end of the price range, starting at US$14, represents our more accessible varieties, appealing to a broader consumer base seeking quality at reasonable prices. In contrast, the higher end, reaching up to US$15,773 encompasses our most exclusive offerings, targeting discerning collectors and connoisseurs.

While our product portfolio spans various price points, the significant increase in trade volume during 2024 was primarily concentrated in more premium and higher-priced offerings (i.e. mid to high-range offerings, reflecting strong demand for moderately priced to more premium, high-quality products from a growing customer base.

By maintaining a diverse range of selling prices, we effectively cater to various customer segments, driving revenue growth.

In 2024, we made significant strides in strengthening our market presence and deepening our penetration within existing markets. We expanded our distribution channels and forged strategic partnerships with key wine sellers and distributors. This extended reach allowed our products to be more widely available and accessible to consumers across various regions. We introduced new whisky varieties and limited editions, catering to evolving consumer preferences and trends. This diversification strategy allowed us to capture a broader range of customer segments and meet the growing demand for unique and premium whisky experiences.

By combining improved market penetration with targeted expansion efforts, we were able to capitalize on the growing demand for whisky products, driving significant revenue growth and solidifying our position as a prominent player in the industry.

Cost of revenue

The cost of revenue increased to US$1,272,440 in 2024, representing a 143% upward movement from US$523,377 in 2023. This increase was primarily due to the increased sales volumes. However, the rise in cost of revenue was proportionally lower than the growth in sales, resulting in improved gross margins for both our sales channels.

For our raw cask whisky sales, the cost of revenue decreased from 35% of total revenue in 2023 to 28% in 2024. This implies that the gross margin for raw cask whisky sales improved from 43% in 2023 to 56% in 2024.

Similarly, for our bottled whisky sales, the cost of revenue decreased from 76% of total revenue in 2023 to 54% in 2024. Consequently, the gross margin for bottled whisky sales improved from 24% in 2023 to 46% in 2024.

The improvement in gross margins across both sales channels reflects our efficient procurement and inventory management strategies, enabling us to manage costs effectively while capitalizing on increased sales volumes.

Gross profit and gross margin

Gross profit for 2024 was US$1,265,303, a 248% increase from US$363,933 in 2023. The overall gross profit margin improved from 41% in 2023 to 50% in 2024, driven by better procurement strategies, economies of scale, and favorable pricing conditions.

Our domestic sales segment in Taiwan, which contributed 97% of total revenue in 2024, experienced a significant improvement in gross margin, increasing from 40% in 2023 to 49% in 2024. This improvement was primarily driven by our ability to leverage economies of scale within the Taiwan market, as well as the implementation of more efficient procurement and inventory management strategies.

While our international sales segment accounted for only 3% of total revenue in 2024, it demonstrated a remarkable gross margin improvement, increasing from 45% in 2023 to 58% in 2024. This improvement can be attributed to our strategic efforts to optimize pricing and focus on higher-margin markets, as well as the benefits of favorable currency exchange rates in certain regions.

The gross margin for our raw cask whisky sales improved from 43% in 2023 to 56% in 2024. This improvement was facilitated by our ability to negotiate better terms with suppliers, streamline logistics, and capitalize on bulk purchasing discounts.

Our bottled channel, which sells to bars, restaurants, nightclubs, VIP lounges, and corporate clients in collaboration with our downstream distributors, experienced a gross margin improvement from 24% in 2023 to 46% in 2024. This increase was driven by our efforts to optimize pricing strategies, enhance operational efficiencies, and leverage our strong brand reputation in the premium whisky market.

Through a combination of strategic initiatives and favorable market conditions, we were able to achieve significant gross margin improvements across our key segments, demonstrating our commitment to operational excellence and profitability.

General and administrative expenses

These expenses increased to US$205,341 in 2024, up 305% from US$50,662 in 2023.

The increase was primarily due to higher professional fees and other administrative expenses associated with our growth.

As we pursued our growth strategies and prepared for our IPO, we incurred substantial professional fees, primarily consisting of audit fees paid to our auditors for the audit of our combined financial statements for the years ended December 31, 2024 and 2023.

Our administrative expenses also increased significantly due to our rapid growth and expansion. With the impending IPOs and increased regulatory scrutiny, we strengthened our corporate governance framework, implemented robust compliance measures, and enhanced internal controls, resulting in additional administrative costs.

The significant increase in general and administrative expenses in 2024 was a strategic investment necessary to facilitate our rapid growth, support our IPOs aspirations, and position ourselves for long-term success in the competitive whisky industry. While these expenses impacted profitability in the short term, they laid the foundation for future growth and value creation for us and our stakeholders.

Sales and distribution expenses

Sales and distribution expenses rose to US$45,378 in 2024, up 221% from US$14,127 in 2023.

The increase reflects expanded marketing and distribution efforts to support higher sales volumes and market expansion.

Income from Operations

Income from operations was US$1,014,584 in 2024, a 239% increase from US$299,144 in 2023. This substantial growth in operating income reflects our ability to scale operations efficiently while maintaining strong gross margins. The increase was primarily attributable to the significant growth in sales and the improvement in gross profit margin during the year.

Our revenue in 2024 reached US$2,537,743, representing a significant increase of 186% compared to the previous year. In addition to the substantial growth in sales, we also achieved a significant improvement in our gross profit margin, which increased from 41% in 2023 to 50% in 2024.

The combination of robust revenue growth and improved gross profit margins contributed significantly to the substantial increase in income from operations in 2024. This strong operating performance demonstrates our ability to capitalize on growth opportunities while maintaining cost discipline and operational efficiency, positioning it for continued success in the competitive whisky industry.

Income tax expenses

Our income tax expense for the fiscal years 2023 and 2024 were US$60,874 and US$238,935, respectively. The increase in income tax expense in 2024 was primarily driven by higher taxable income generated during the year. Despite the increase in income tax expense, our effective tax rate remained relatively stable, with no significant changes compared to the previous year.

As a company operating in Taiwan, our income tax obligations are governed by the local tax authorities and regulations. We are subject to income tax only in Taiwan, where our business operations are based.

Net Income

We reported net income of US$779,278 in 2024, a 226% increase from US$239,288 in 2023.

The growth in net income was driven by higher revenue, improved gross margins, and effective cost management, partially offset by increased operating expenses.

cash flows

Our cash flow is primarily derived from our operating, investing, and financing activities. During the year ended December 31, 2024, we did not have any investing cash flows.

For the year ended December 31, 2023, net cash used in operating activities was US$274,522, while net cash provided by investing activities was US$494,042. Net cash used in financing activities for the year ended December 31, 2023, was US$157,258.

For the year ended December 31, 2024, net cash used in operating activities was US$236,837, consistent with the previous year’s trend driven by changes in inventory levels to support our whisky trading business. There was no investing cash flow during this period. Net cash provided by financing activities in 2024 was US$191,786, primarily resulting from proceeds received from a related party to support our working capital needs and ongoing operations.

The negative operating cash flows in both years were primarily attributable to the nature of our whisky trading business, which requires us to maintain significant inventory levels to meet customer demand and support the aging process of our whisky products. These cash outflows reflect our continued investment in the business as we pursue long-term growth and success.

The significant net cash inflow of US$494,042 from investing activities in 2023 was primarily due to the repayment of a loan extended to a related party in a previous period. This loan was provided to support the working capital needs of the related party, and its repayment in 2023 resulted in a substantial cash inflow for our company.

It is important to note that our cash flows from financing activities, particularly in the year 2024, were impacted by offering costs incurred in connection with IPOs. These offering costs reduced the net cash inflows from financing activities. In 2024, we incurred offering costs of US$150,151 related to IPOs, which contributed to the lower net cash inflows from financing activities during that period.

The contrasting cash flows from financing activities between 2023 and 2024 are attributable to our financing strategy and the specific transactions undertaken in each year. In 2023, we experienced a net cash outflow from financing activities of US$157,258, which was primarily due to repayments of bank borrowings and related party loans. However, in 2024, our financing needs were met through a significant related party loan, resulting in a net cash inflow of US$191,786 from financing activities. This shift from a cash outflow to a cash inflow reflects our strategic decision to obtain additional financing from a related party to support our working capital requirements and ongoing operations in 2024.

We have established robust liquidity management processes, including cash flow forecasting, working capital optimization, and proactive inventory management strategies. These measures ensure that we maintain sufficient liquidity to meet our obligations as they come due. We have initiated cost-cutting initiatives and operational efficiency improvements to reduce our cash outflows and enhance profitability, thereby improving our operating cash flow generation. We are currently evaluating our business strategy, including potential adjustments to our product mix, pricing strategies, and market focus, to enhance profitability and cash flow generation from our core operations.

Please refer to the statements of cash flows in our audited combined financial statements for further details on our cash flow movements during the reported periods.

	2023	2024
	US$	US$
Cash flows provided by (used in):
– Operating activities	(274,522)	(236,837)
– Investing activity	494,042	—
– Financing activities	(157,258)	191,786
Net increase (decrease) in cash	62,262	(45,051)

liquidity and capital resources

We have not engaged in any significant equity transactions since our initial incorporation and issuance of share capital. Our operations have been primarily funded through internally generated cash flows from our whisky trading business activities and borrowings from related parties.

As of December 31, 2024, our cash and cash equivalents balance were US$54,752, a decrease of 57% from US$126,287 in 2023. The decline in cash was primarily due to increased working capital requirements, including higher inventory purchases and accounts receivable, as well as payment of offering costs related to the IPOs. The working capital as of December 31, 2024, was US$1,745,572, an increase of 39% from US$1,253,389 in 2023. The increase in working capital reflects growth in inventory and accounts receivable to support expanded operations.

In 2024, we obtained a significant related party loan to fund our operations and meet our financing needs, as evidenced by the net cash inflow from financing activities of US$191,786. This reliance on related party financing was necessitated by the negative operating cash flow experienced during the year. While we have historically relied on a combination of operating cash flows, capital contributions from shareholders, and bank borrowings (including loans from related parties) to fund operations, the significant loan from a related party played a crucial role in providing liquidity in 2024.

We believe our working capital is sufficient to meet our current operational and working capital requirements. We continue to monitor our liquidity position closely and actively manage our working capital to ensure we have adequate resources to support our business operations and growth initiatives.

Going forward, we expect our liquidity and capital resources to be primarily derived from our operating activities, supplemented by financing activities as needed. We remain committed to optimizing our inventory management and working capital efficiency to improve our operating cash flow generation.

commitments and contingencies

We have entered into long-term operating leases for office premises and warehouses in Taiwan. These lease commitments are a regular part of our business operations and are necessary to secure the required facilities for our operations.

In the ordinary course of business, we may be subject to legal proceedings regarding contractual relationships and a variety of liabilities. When a loss is assessed to be probable, and the amount of the loss is reasonably estimable, appropriate provisions are made in accordance with applicable accounting standards. As of December 31, 2023, and December 31, 2024, and through the date of this prospectus, we are not aware of any pending or threatened claims and litigation that could have a material impact on our financial position or results of operations.

During the financial year ended December 31, 2024, we entered into an agreement with a related party regarding the right to use a trademark on our whisky products. The total commitment under this agreement amounted to 7,500,000 Japanese Yen (approximately US$48,000). As of December 31, 2024, approximately US$5,120 remained outstanding under this commitment.

The Company actively monitors and manages our commitments and contingencies to mitigate potential risks and liabilities. We maintain appropriate accounting policies and procedures to ensure that all significant commitments and contingencies are properly recognized, measured, and disclosed in our combined financial statements and related disclosures.

seasonality

While our whisky products enjoy consistent demand from a dedicated customer base of collectors, connoisseurs, and enthusiasts, we recognize that the broader whisky market experiences seasonal fluctuations. Historically, the industry sees heightened demand during the holiday season, particularly in November and December, driven by increased social gatherings, gift-giving, and celebratory consumption. Additionally, the summer months, typically June through August, may also see elevated sales due to outdoor events and social occasions where whisky is a popular choice.

Although we benefit from a stable core demand for premium whisky, these seasonal trends can influence our quarterly sales and operating results. As a result, our financial performance may vary from quarter to quarter, and the results of any single period may not be indicative of full-year performance. Should sales during these key seasonal periods fall below historical trends, our annual revenues and earnings could be adversely affected.

To mitigate the impact of seasonality, we employ strategic inventory management, marketing initiatives, and distribution planning to align with peak demand periods while maintaining sufficient supply to serve our year-round customer base. Nevertheless, fluctuations in consumer behavior, macroeconomic conditions, or other external factors could amplify or disrupt these seasonal patterns, potentially affecting our financial results.

inflation

Our business operations and financial results can be influenced by inflationary pressures, which can impact various aspects of our cost structure and profitability. Inflation can lead to higher prices for raw materials, energy, transportation, and labor, potentially increasing our overall operating costs.

During the fiscal years ended December 31, 2023 and 2024, Taiwan experienced inflation rates of 2.5% and 2.2%, respectively, as measured by the Consumer Price Index (CPI). These inflationary pressures manifested in the form of higher prices for raw materials, energy, transportation, and labor, potentially increasing our overall operating costs. We experienced inflationary pressures on certain key input costs, including procurement costs of our whisky products and labor costs. These inflationary pressures resulted in an increase in our overall cost of goods sold and operating expenses.

We continuously review our operational processes and supply chain to identify opportunities for cost savings and efficiency improvements, helping offset the impact of rising input costs.

While inflationary pressures can have an adverse impact on our profitability in the short term, we remain committed to implementing proactive measures to manage these challenges effectively.

Market risks

Currency risk

As a company engaged in international trade, our operations are exposed to fluctuations in exchange rates. With customers and suppliers located in various countries, our revenue and expenses are denominated in multiple currencies. Fluctuations in exchange rates can have a direct impact on our reported financial results, cash flows, and overall profitability.

In addition to the transactional currency risks arising from our international trade operations, we are also exposed to translation risks due to the differences between our reporting currency, i.e. the U.S. dollar (USD), functional currency, i.e. New Taiwan dollar (NTD), and the currencies in which our transactions are denominated. While our functional currency is the NTD, which is the currency of the primary economic environment in which we operate, our combined financial statements are presented in USD for reporting purposes. Fluctuations in the exchange rate between the NTD and the USD can impact the translation of our financial results, leading to potential gains or losses on translation. These translation effects can influence our reported financial performance and position, even in the absence of any underlying changes in our operating results or cash flows denominated in NTD.

While we continue to monitor and evaluate our exposure to foreign currency risk, as of the date of this prospectus, we have not implemented any formal hedging policy or entered into any derivative instruments to mitigate such risk. We may consider adopting appropriate risk management strategies in the future as our business operations and exposure to foreign exchange fluctuations evolve.

Concentration and credit risks

Financial instruments that potentially expose us to concentration of credit risk consist primarily of account receivables. We conduct credit evaluations of our customers, and generally does not require collateral or other security from them. We evaluate our collection experience and long outstanding balances to determine the need for an allowance for doubtful accounts. We conduct periodic reviews of financial conditions and payment practices of our customers to minimize collection risk on account receivables.

Concentration of customers

We have two customers accounted for 10% or more of sales for the financial years ended December 31, 2023 and 2024:

	For the financial years ended December 31,
	2023		2024
	US$	%	US$	%
Customer A	662,747	74.69%	1,051,073	41.42%
Customer B	123,561	13.93%	448,780	17.68%

We have the following customers accounted for 10% or more of account receivables as of December 31, 2023 and 2024:

	As of December 31,
	2023				2024
	US$		%		US$	%
Customer A	—	*	—	*	250,587	34.92%
Customer B	—	*	—	*	105,786	14.74%
Customer C	—	*	—	*	104,107	14.51%
Customer D	—	*	—	*	73,272	10.21%

____________

*        The Company did not have any account receivables as of December 31, 2023.

Concentration of suppliers

We have the following suppliers accounted for 10% or more of purchases for the financial years ended December 31, 2023 and 2024:

	For the financial years ended December 31,
	2023			2024
	US$		%	US$	%
Supplier A	595,228		37.88%	262,826	15.23%
Supplier B	288,773		18.38%	—#	—#
Supplier C	268,280		17.07%	780,339	45.23%
Supplier D	—	*	— *	191,489	11.10%

____________

*        Less than 10% of the purchases for the year ended December 31, 2023.

#        Less than 10% of the purchases for the year ended December 31, 2024.

We have the following suppliers accounted for 10% or more of account payables as of December 31, 2023 and 2024:

	As of December 31,
	2023			2024
	US$		%	US$	%
Supplier A	87,871		98.53%	191,200	57.22%
Supplier B	—	*	— *	142,905	42.77%

____________

*        Less than 10% of the account payables as of December 31, 2023.

Interest rate risk

As part of our financing strategy, we have obtained borrowings from a local bank in Taiwan. These borrowings are subject to fluctuations in interest rates, which can directly impact our financial expenses and profitability. An increase in interest rates can lead to higher borrowing costs, while a decrease in interest rates can result in lower financing costs.

As of the date of this prospectus, we have not implemented any formal hedging policy or entered into any derivative instruments to mitigate our interest rate risk.

Other market risks

In addition to currency and interest rate risks, our business operations may be exposed to other market risks, such as commodity price fluctuations, changes in customer demand, or shifts in market conditions. We continuously monitor these risks and implement appropriate risk management strategies to mitigate their potential impact on our financial performance and operations.

critical accounting policies and estimates

Management uses estimates and assumptions in preparing these combined financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

While all significant accounting policies are more fully described in Note 2 (Summary of significant accounting policies) in our audited combined financial statements, we believe that the following accounting estimates are critical to our business operations and understanding of our financial results.

Expected credit losses on account receivables

The determination of the appropriate level of expected credit loss on accounts receivables is a critical accounting estimate that requires significant judgment and consideration of various factors.

We recognize an allowance for expected credit losses on our accounts receivables based on historical credit loss experience, adjusted for forward-looking factors specific to the debtors and the economic environment. We use the simplified approach permitted by the accounting standards, which requires lifetime expected credit losses to be recognized from the initial recognition of the receivables.

In estimating the expected credit loss, we consider several factors, including the aging of the accounts receivables, the credit quality and payment history of our customers, current and forecasted economic conditions, and any specific customer or industry-related risks. We also evaluate the need for specific reserves against individual exposures based on the customer’s creditworthiness, past collection history, and other relevant information.

The assessment of expected credit losses involves significant judgments and estimates, and actual results may differ from our estimates. We regularly review and update our assumptions and methodologies used in calculating the expected credit loss allowance to ensure they appropriately reflect changes in circumstances and economic conditions.

Given the inherent uncertainties and judgments involved in estimating expected credit losses, a change in our assumptions or estimates could result in a material adjustment to the allowance for credit losses and consequently impact our financial results.

As of December 31, 2024 and 2023 there was no expected credit loss on account receivables.

Inventory Provision

The determination of the appropriate level of inventory provision is a critical accounting estimate that requires significant judgment and consideration of various factors.

Our inventory consists primarily of aged whisky products, which are subject to potential obsolescence, deterioration, or other factors that may affect their net realizable value. We regularly review our inventory levels, aging, and turnover to identify slow-moving or obsolete items.

In estimating the inventory provision, we consider several factors, including:

•        Aging and maturation of the whisky products: As whisky ages, it may become more valuable, but it is also susceptible to evaporation and other factors that could affect our quality and salability.

•        Market demand and pricing trends: We assess the current and forecasted market demand for our whisky products, as well as pricing trends, to determine if any adjustments to the net realizable value are necessary.

•        Physical condition and quality: We evaluate the physical condition and quality of our inventory, taking into account any issues related to storage conditions, packaging, or other factors that may impact the salability of the products.

•        Historical and forecasted inventory turnover: We analyze historical inventory turnover rates and forecasted sales patterns to identify slow-moving or potentially obsolete inventory items.

The assessment of inventory provisions involves significant judgments and estimates, and actual results may differ from our estimates. We regularly review and update our assumptions and methodologies used in calculating the inventory provision to ensure they appropriately reflect changes in circumstances and market conditions.

Changes in our estimates and assumptions related to inventory provisions could have a material impact on our financial results. An increase in the inventory provision would decrease the carrying value of our inventory and result in a corresponding increase in cost of sales and a decrease in gross profit.

off-balance sheet arrangements

There were no off-balance sheet arrangements for the years ended December 31, 2024 and 2023 that have or that in the opinion of management are likely to have, a current or future material effect on our financial condition or results of operations.

Accounting standards and REcently accounting pronouncements

See Note 3 (Recent Accounting Pronouncements) in our audited combined financial statements for a discussion of recent accounting pronouncements.

INDUSTRY OVERVIEW

Executive Summary

This industry report provides a comprehensive analysis of the spirits market in Asia, with a particular focus on the Scotch whisky segment. The report covers the economic context, market trends, and detailed analyses of key markets including Taiwan, China, Singapore, Japan, India, and Hong Kong. Key findings include the significant growth of the spirits market in Asia, driven by rising consumer purchasing power and evolving preferences towards premium and imported spirits. The report also highlights the increasing role of e-commerce in the distribution of spirits and the potential opportunities for non-major brands to capture market share through unique offerings and innovative marketing strategies.

Source of Information

The information contained in this section and elsewhere in the prospectus have been derived from various official government and other publications generally believed to be reliable and the market research report prepared by Migo Corporation Limited (“MIGO”) and commissioned by our Group in connection with this Offering. All information and data presented in this section is derived from MIGO’s industry report, unless otherwise noted. The following discussion includes projections for future growth, which may not occur at the rates that are projected or at all.

Economy of Asia

According to the Asian Development Bank (“ADB”), Asia is among the fastest-growing regions in the world in 2024. According to the Regional Economic Outlook for Asia and the Pacific, published in September 2024, growth in developing Asia and the Pacific remained strong during the first half of 2024, supported by domestic demand and a continued recovery in exports. High-income technology exporters, particularly those in the semiconductor industry, benefited from strong global demand for artificial intelligence products. Meanwhile, inflation continued to decline, driven by the lagged effects of tight monetary policy and easing global food prices. The growth outlook for developing Asia Pacific has been raised to 5.0% for 2024, up from 4.9% in April. The growth projection for 2025 remains at 4.9%. Inflation in the region is forecast to be 2.8% for 2024, down from 3.2% in April, due to currency appreciation in the Caucasus and Central Asia and a slower-than-expected decline in food prices in China.

____________

Source: International Monetary Fund (IMF), Migo

Asia Spirits Market

According to the International Trade Center, North America, which accounts for US$14.53 billion (33.9%) of global imports of spirits, Asia US$12.03 billion (28.1%) and the EU US$11.33 billion (26.4%) are the three biggest spirits importing regions in the world. Together, they make up over 80% of the global market for imported spirits in terms of value in 2023. In terms of which individual territories imported the most spirits, the three biggest in 2023 were the US and two Asian nations — China and Singapore.

Between 2013 and 2023, imports of spirits in Asia grew by 79.3%, a significantly faster rate than the global increase of 42% during the same period. This growth can be attributed to the region’s relatively fast economic expansion, which has increased purchasing power, as well as the rising number of younger people. United Nations statistics show that approximately 4.7 billion people, or 60% of the world’s population, currently reside in the Asia-Pacific region, and this number is projected to increase to 5.2 billion by 2050.

Young consumers are a significant driver of the increased sales of alcoholic beverages, including spirits, in the region. The ease of legal access to alcohol and its growing social acceptance have contributed to this trend. As young people seek to explore new experiences, their rising incomes have also heightened their demand for high-quality products, including premium wines and spirits. The following table shows the different regional markets by value of imported spirits in 2023.

Regions	Value (US$ bn)%
North America	14.53	33.9%
Asia	12.03	28.1%
EU	11.33	26.4%
Others	4.98	11.6%
Total	42.87	100.0%

____________

Source: International Trade Centre, Migo

In 2023, Asia’s spirits trade reached a total volume of US$18.78 billion, with China leading imports at US$2.82 billion (23.5%), followed by Singapore at US$2.12 billion (17.6%) and Taiwan at US$0.92 billion (7.7%). In terms of exports, Singapore emerged as the top exporter, generating US$2.55 billion (37.7%), while China followed with US$1.23 billion (18.3%) and Hong Kong with US$0.63 billion (9.3%). Overall, the total imports in the region amounted to US$12.03 billion and total exports reached US$6.75 billion, underscoring significant trade activity throughout Asia. The following table shows the Asia’s spirits trade in 2023 (US$ billion).

	Market	Imports	Share		Market	Exports	Share		Market	Total Trade	Share
1	China	2.82	23.5%	1	Singapore	2.55	37.7%	1	Singapore	4.66	24.8%
2	Singapore	2.12	17.6%	2	China	1.23	18.3%	2	China	4.06	21.6%
3	Taiwan	0.92	7.7%	3	Hong Kong	0.63	9.3%	3	Hong Kong	1.41	7.5%
4	Japan	0.8	6.6%	4	Japan	0.52	7.7%	4	Japan	1.32	7.0%
5	Hong Kong	0.78	6.5%	5	Armenia	0.31	4.6%	5	Taiwan	1.11	5.9%
6	UAE	0.66	5.4%	6	Thailand	0.23	3.4%	6	India	0.79	4.2%
7	India	0.57	4.7%	7	India	0.21	3.2%	7	UAE	0.67	3.6%
8	Macao	0.51	4.3%	8	Malaysia	0.21	3.1%	8	Malaysia	0.57	3.0%
9	Vietnam	0.43	3.5%	9	South Korea	0.2	2.9%	9	South Korea	0.55	2.9%
10	Malaysia	0.36	3.0%	10	Taiwan	0.18	2.7%	10	Vietnam	0.51	2.7%
	Asia	12.03	100.0%		Asia	6.75	100.0%		Asia	18.78	100.0%

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Source: International Trade Centre, Migo

The Scotch Whisky Industry

According to the Scotch Whisky Association (SWA), Scotch whisky is the world’s leading internationally traded spirit, with exports valued at GBP2.1 billion (US$2.64 billion) in the first half of 2024, despite an 18% decline compared to the same period in 2023. Sales began at GBP4.01 billion (US$5.16 billion) in 2016 and experienced steady growth, reaching GBP4.9 billion (US$6.17 billion) by 2019. However, 2020 saw a significant drop to GBP3.8 billion (US$4.79 billion), marking the lowest point during this timeframe. A recovery commenced in 2021, with sales climbing to GBP4.51 billion (US$5.68 billion), followed by a remarkable surge in 2022, peaking at GBP6.2 billion (US$7.81 billion). In 2023, the global export value of Scotch whisky amounted to GBP5.6 billion (US$7.05 billion), reflecting a compound annual growth rate (CAGR) of approximately 4.9% since 2016, respectively. The following chart shows the global export value from 2016 to the first half of 2024.

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*        As of the first half of 2024 (H1 2024)

Source: Scotch Whisky Association, Migo

For the Scotch Whisky industry, the geographical indications of Scotch Whisky and Whisky are recognized as globally standards. There are strict legal provisions that govern the production, marketing, and exportation of Scotch Whisky. It is a requirement for all registered geographical indications that compliance with the product specification be checked by a verification authority. That verification authority is His Majesty’s Revenue & Customs (HMRC). Consequently, the Scotch Whisky industry is proactive in protecting and safeguarding the integrity of “Scotch Whisky” along with its associated regional quality labels. The UK Law of Scotch Whisky Regulations 2009 encompasses all aspects of the production, bottling, labeling, and promotion of Scotch Whisky, ensuring that the highest standards are maintained throughout the industry.

Overview Export of Scotch Whisky in Asia

According to the SWA data, the global whisky market, valued at GBP5.6 billion (US$7.05 billion), demonstrates a prominent presence in the Asia Pacific region, which accounted for approximately 32% market share in 2023. Within this region, the leading countries and territories include Taiwan, contributing GBP341 million (US$429.49 million), followed by Singapore at GBP378 million, China at GBP235 million (US$296 million), India at GBP218 million (US$274.57 million), and Japan at GBP170 million (US$214.11 million). The EU follows with a 28% share, and North America accounts for 21%. Other regions include Latin America and the Caribbean at 7%, Europe outside the EU at 4%, the Middle East and North Africa at 5%, and South Saharan Africa at 3%. This data underscores the substantial influence of Asia Pacific countries and territories on the whisky market, particularly Taiwan and Singapore. The following table illustrates the trend of the main Asian markets for the export of Scotch Whisky during the period from 2022 to 2023.

The following table sets out the whisky import volumes and top 5 rankings of the region in 2023.

	Ranking	Market Share (%)
Asia Pacific	1	32%
EU	2	28%
North America	3	21%
Latin America & Caribbean	4	7%
Middle East & North Africa	5	5%

The following table sets out the top 10 whisky import countries in 2023.

	GBP (mil) and % (change of 2022)
	USA	France	Singapore	Taiwan	China	India	Germany	Spain	Japan	Turkey
2023	978	474	378	341	235	218	197	184	170	131
	-7%	-3%	+19%	+8%	+1%	-22%	-2%	+7%	-3%	+24%

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Source: Scotch Whisky Association and Migo

Whisky & Other Alcoholic Beverages Resale Market in Asia

Taiwan

According to Migo, the whisky market in Taiwan is experiencing significant growth, with annual sales increasing by approximately 20%, driven by a shift in consumer preferences towards premium and imported spirits. Taiwanese consumers are increasingly interested in high-quality whiskies for personal enjoyment and as gifts, contributing to whisky accounting for 19.5 million liter or around 23% of the total spirits market as of November 2024. Taiwan boasts a vibrant bar culture with extensive whisky selections, and its dense network of nearly 12,000 convenience stores facilitates easy access to a wide range of alcoholic beverages, including whisky. The rise of home drinking, particularly during and after the pandemic, has further boosted sales as consumers seek to recreate bar experiences at home. Promotions and tasting events play a crucial role in educating consumers and encouraging exploration within the whisky segment, particularly among young consumers aged 25-35, around 40% of whom have expressed interest in exploring new whisky brands. This trend highlights a clear shift towards premiumization in the market.

China

China represents one of the largest and most dynamic alcoholic beverage markets in Asia, with the whisky segment rapidly expanding as younger consumers develop a taste for international brands. While historically smaller compared to spirits like baijiu, the whisky market is driven by a growing middle class, increased disposable income, and changing social norms around drinking. Projections indicate an annual growth rate of around 15% through 2025. In 2023, whisky sales reached approximately GBP920 million (US$1,158.74 million), with imported whisky accounting for about 30% of the market. E-commerce has become a vital channel for whisky sales, as consumers increasingly turn to online platforms for convenience and variety, with sales expected to grow by over 25% annually. Additionally, the growing popularity of whisky cocktails is diversifying the market, particularly among millennials and Generation Z, who are driving demand for premium and craft whiskies. However, challenges such as regulatory complexities and competition from local spirits, which currently dominate the market, accounting for around 70% of total spirit sales, remain significant barriers for international brands.

Singapore

Singapore’s whisky market is characterized by a discerning consumer base that values premium and luxury brands, establishing the city-state as a regional hub for whisky enthusiasts. The thriving bar scene, along with numerous whisky festivals and tasting events, underscores this status. According to the Census Bureau, exports to Singapore increased by 31%, reaching over GBP380 million (US$478.61 million) in the 12 months leading up to October 2023. The market is driven by robust demand for premium and super-premium whiskies, which account for approximately 60% of total whisky sales. Consumers show a growing interest in exploring various whisky expressions, which has led to heightened enthusiasm for craft and boutique distilleries, while tourism also plays a significant role in bolstering the demand for high-end alcoholic beverages. E-commerce is gaining traction, with projections indicating an annual growth rate of 15%, offering consumers with easy access to a diverse range of whiskies. Furthermore, regulatory support for responsible drinking, coupled with well-structured distribution channels, enhances market growth. Singapore is also home to over 200 bars specializing in whisky, attracting thousands of attendees to its festivals each year.

Japan

Japan has a rich whisky heritage and is renowned for producing some of the world’s finest whiskies, with a market size valued at around US$4.3 billion in 2024. Japanese consumers have a profound appreciation for quality and craftsmanship, driving strong demand for both domestic and imported whiskies. The market is experiencing a renaissance, characterized by the emergence of innovative distilleries and the expansion of offerings from traditional brands. Exports have surged by over 200% in the past decade, establishing Japanese whisky as one of the country’s most sought-after products on the international stage. Domestic consumption is also on the rise, particularly among younger drinkers, with single malts gaining significant popularity. Approximately 25% of Japanese consumers express interest in trying new whiskies, prompting distilleries to innovate. However, the industry faces challenges such as fluctuating production costs and the need for sustainable sourcing practices, which pose potential risks, particularly as demand for high-quality ingredients continues to grow.

India

India’s whisky market is among the largest globally, with a projected market size of approximately US$3.8 billion in 2024. This growth is fueled by a robust domestic production base and a growing preference for premium and imported brands among urban consumers, with an anticipated annual growth rate of around 10%. The market is characterized by significant demand for blended whiskies, with local brands dominating sales, holding approximately 90% of the market share. However, the rising middle class and evolving lifestyle preferences are paving the way for single malts and premium offerings, as the demand for premium imported whiskies continues to rise. E-commerce is emerging as a vital sales channel, with online sales of alcoholic beverages expected to grow by 30% annually as platforms expand their reach. Despite facing regulatory challenges, including high taxes that can exceed 200% in some states, complicating distribution and pricing strategies, the overall growth potential remains substantial as consumer tastes evolve.

Hong Kong

Hong Kong represents a vibrant market for whisky, valued at approximately US$600 million, benefiting from its status as a major international trading hub, coupled with a strong culture of whisky appreciation among its residents, significantly contributes to this dynamic environment. The market has experienced annual sales growth of approximately 10%, particularly driven by the rising popularity of single malts among affluent consumers. Numerous bars and specialist retailers offer an extensive selection of both local and international brands, while the growing interest in whisky cocktails and tasting events, including the annual Hong Kong Whisky Festival, contributes to the market’s dynamism. Additionally, Hong Kong’s role as a gateway to China provides opportunities for whisky brands to expand their reach. In October 2024, Hong Kong announced a significant tariff reduction on spirits, lowering the duty from 100% to 10% on the portion of the import price exceeding HKD200 (about US$26). This move aims to reinvigorate Hong Kong’s nightlife and spirits trade while enhancing its position as a key player in the global whisky market.

Opportunities for the Cask-to-Bottle business from Non-Major Brands

Non-major whisky brands have significant opportunities to attract customers by offering unique and authentic products that emphasize craftsmanship and distinctive flavor profiles. These brands can create tailored experiences through cask ownership programs, allowing consumers to select their casks and influence the aging process. This direct engagement with their customers fosters a sense of community and loyalty, while a focus on sustainable practices and local ingredients appeals to environmentally conscious consumers. By leveraging regional identity and cultural storytelling, non-major brands can resonate with customers looking for authenticity and connection.

To effectively compete with major brands, non-major whisky producers should prioritize quality over quantity by emphasizing high-quality ingredients and small-batch production. Innovative marketing strategies, including compelling storytelling and active social media engagement, can help build brand visibility. Hosting experiential marketing events, such as tastings and workshops, allows consumers to connect with the brand firsthand. Exceptional customer service and a robust online presence can further improve the purchasing experience. Collaborating with local businesses and engaging in cross-promotions can also expand reach and attract a broader audience, positioning non-major brands as appealing alternatives in the whisky market.

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Source: Migo

Whisky Distribution Channel in Taiwan

Taiwan’s alcoholic beverage distribution landscape features a variety of distributors, typically with foreign brands relying on a single local distributor. A local business partner can assist with import procedures, registration, and sales through diverse channels such as direct selling, e-commerce platforms, and TV shopping channels. According to the Taiwan Alcohol Beverage Association, there are approximately 50 to 70 alcoholic beverage distributors in Taiwan, including around 14 large-scale distributors. The following table provides an overview of the major alcoholic beverage distributors in Taiwan. Taiwan’s wine market is highly dependent on imports, with import volume accounting for approximately 91% of total consumption in the first half of 2024, reaching 19.5 million liters. The alcoholic beverages produced in France, the US, Italy and Australia dominate Taiwan’s imported wine market, accounting for 83.7% of imports. According to the UK Food & Drink Federation, the import value of beverages & tobacco to Taiwan reached GBP336.6 million (US$423.95 million) in the end of Q3 2024.

Name	Type	Description
Company A	Distributor	Resells foreign spirits including Gordon & MacPhail (UK), Benromach (UK) and Jack Daniel’s
Company B	Distributor	Sunkist’s general distributor in Taiwan, also resells foreign alcoholic beverage brands
Company C	Distributor	Resells foreign alcoholic beverages including Sir Edward’s (UK), Maison Castel and Yebisu
Company D	Distributor	Resells foreign alcoholic beverages including Isle of Raasay (UK), Lauders (UK) and Ohshukubai
Company E	Distributor	Resells a wide range of local and foreign brands of alcoholic beverages, including Scotch whiskies

Name	Type	Description
Company F	Distributor	Resells foreign alcoholic beverages including Hayman (UK), Admiral Rodney (UK) and Citadelle
Company G	Distributor & retailer	Resells many foreign alcoholic beverage brands, mainly Scotch whiskies
Company H	Distributor	Resells foreign alcoholic beverages, including Fuller’s (UK), A.D. Rattray (UK), and Anchor
Company I	Distributor	Resells a wide range of local and foreign brands of alcoholic beverages, including Scotch whiskies
Company J	Distributor & Exporter	Provides multiple spirits related services, has offices in Taiwan and UK
Company K	Distributor	Resells foreign alcoholic beverages, including many Scotch whisky brands, i.e., Dalmore

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Source: Migo

According to the data from the International Trade Administration, Ministry of Economic Affairs in 2024, Taiwan imported over US$570 million worth of Scotch whisky. Taiwan’s whisky market has established itself as a significant buyer, particularly renowned for its appreciation of high-end single malts. Notably, Taiwan is the only market where the consumption of single malt Scotch whisky is nearly equal to that of blended whisky, with a product breakdown ratio of 45% to 55%. In terms of imported volume, the United States ranks as the third largest supplier of whisky to Taiwan, accounting for just 2% of the market significantly behind the United Kingdom (primarily Scotland) at 92% and Japan at 4%.

Market Size of Whisky Sales in Taiwan

According to Migo, the Taiwan whisky market has shown significant growth from 2019 to 2024, starting at approximately US$930 million in 2019. Despite a slight dip in 2020 due to COVID-19, the market rebounded to around US$1 billion in 2021, driven by a recovery in premium whisky sales. By 2022 and 2023, the market value had reached approximately US$1.12 billion and US$1.18 billion, respectively, continuing to grow alongside a rising whisky culture. In 2024, it reached US$1.311 billion and is projected to US$1.402 billion by the end of 2025. Growth is expected to continue, with the market likely to reach US$1.5 billion in 2026f. The following chart illustrates the market size of whisky sales in Taiwan from 2019 to the forecast year of 2026.

Value of Taiwan Whisky Market (2019-2026f)
million (USD)
1,600
1,400
1,200
1,000
800
600
400
200
0
930
921
1,004
1,124
1,181
1,311
1,402
1,500
2019
2020
2021
2022
2023
2024
2025f
2026f

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Source: Migo

Market Drivers of Whisky and Other Alcoholic Beverages in Taiwan

Evolving Consumer Preferences

Young consumers in the Asia Pacific region are increasingly seeking unique and diverse drinking experiences rather than merely aiming for intoxication. This shift has resulted in a surge in the popularity of craft beers, ready-to-drink (RTD) beverages, and on-tap cocktails, which have quickly gained traction in the market. Additionally, the trend of DIY cocktails at home has become prevalent among younger demographics. In response, spirits companies are focusing on this consumer segment by introducing innovative products with eye-catching packaging and exciting flavors, aiming to reshape the image of spirits to appeal to these adventurous drinkers. This shift has fostered a greater willingness among young consumers to explore new and varied cocktail flavors.

Competitive Pricing and Selection

The impact of the Covid-19 pandemic on the on-trade channel of alcoholic beverages has led to a notable shift toward retail outlets. As dining out became less frequent, many Taiwanese consumers opted to enjoy drinks at home, purchasing alcohol from convenience stores rather than larger supermarkets, which are often viewed as crowded and less safe. Taiwan boasts one of the highest densities of convenience stores globally, with nearly 12,000 locations, all open 24 hours a day. This accessibility, combined with no restrictions on alcohol sales hours, allows consumers to purchase whisky at any time, enhancing convenience and driving sales. Consequently, competitive pricing and a diverse selection available in these retail channels are becoming critical factors in attracting consumers, further fueling the growth of the whisky market in Asia.

Competitive Landscape of Wine Distributor in Taiwan

Brand names become increasingly important

In the evolving landscape of wine distribution in Taiwan, several key players distinguish themselves through their diverse offerings and competitive strategies. These distributors capitalize on their access to international markets to provide a wide range of wines, catering to different consumer preferences.

Exploring innovative solutions

Utilizing data analytics to gain insights into consumer preferences and purchasing behavior enables distributors to tailor their offerings. Predictive analytics can further optimize inventory management and enhance marketing strategies, allowing for targeted outreach to specific customer segments.

Strengthening of Management Team

Distributors are investing in the development of their management teams to enhance operational efficiency and strategic decision-making. A strong management team is vital for navigating market challenges, optimize supply chains, and enhance customer relations, all of which contribute to overall competitiveness.

Stringent regulatory environment

The regulatory landscape in Taiwan is intricate, characterized by stringent import regulations and taxes that can significantly influence pricing and distribution strategies. Distributors must ensure compliance with local laws while remaining agile in adapting to changes in regulations, making effective management of these challenges essential for success.

Entry Barrier of Wine Distributors in Taiwan

Capital intensive

Entering the wine distribution market in Taiwan presents significant barriers, primarily due to the capital-intensive nature of the business. Establishing a successful distribution operation requires a substantial initial investment in quality inventory, storage facilities, and necessary equipment. Additionally, acquiring high-quality casks can be costly, and maintaining a diverse selection adds further financial strain. Compliance with regulatory requirements related to storage, labeling, and quality control also incurs considerable expenses, making it challenging for new entrants to establish a foothold in the market.

Brand recognition

Brand recognition poses yet another challenge for new distributors. Established players with strong brand identities have a competitive edge, making it difficult for newcomers to capture market share. Gaining consumer trust is vital, especially in a market where quality and authenticity are paramount; this process often requires years of consistent performance and targeted marketing efforts. Consequently, new entrants must allocate significant resources to marketing campaigns and promotional activities to establish their presence and credibility in the market.

Quality service

Distributors must possess a comprehensive understanding of various whisky types, aging processes, and flavor profiles to provide exceptional service. Building and maintaining strong relationships with wineries, retailers, and consumers is essential for success, necessitating a skilled sales team and excellent customer service capabilities. Moreover, efficient logistics for transporting and storing whisky under optimal conditions is crucial, as high standards of service are expected in this industry.

Legal and regulatory challenges

Distributors are required to comply with a range of regulations governing alcohol production, distribution, and sales, which can vary by region and change frequently. This includes obtaining the necessary licenses and permits, adhering to strict labeling requirements, and ensuring compliance with health and safety standards. New entrants may find these hurdles daunting, as failure to meet legal obligations can result in penalties or even the suspension of business operations. Therefore, a thorough understanding of the regulatory landscape is crucial before entering the market. Additionally, export laws can complicate the distribution of whisky to international markets, with Taiwanese government imposing stringent labeling regulations. Producers must accurately represent the whisky’s age, origin, and cask type, which can be challenging for brands using innovative cask-to-bottle techniques.

Brand relationships

Existing distributors often maintain longstanding relationships with distillery owners, built on trust and mutual understanding. New entrants may find it difficult to penetrate these established networks, as distillers tend to prioritize collaboration with familiar business partners who have demonstrated reliability and quality.

Packaging hazards

The interaction between barrels and bottles can be influenced by the production processes used to store and transport them. Chemicals from packaging materials may leach into beverages due to factors such as shocks, vibrations, temperature fluctuations, or direct contact with liquids. While inert packaging materials like glass or stainless steel are safer and more stable, they often require specialized recycling processes, adding complexity to waste management. Furthermore, post-distribution, packaging waste can become litter, often bearing the producer’s brand. This not only contributes to environmental pollution but also directly associates the producer with the negative impact of the litter, potentially harming their brand reputation.

Opportunities and Challenges of Wine Distributors in Taiwan

The wine distribution market in Taiwan is characterized by a dynamic landscape presents both opportunities and challenges. While regulatory hurdles and intense competition from established local and international brands pose significant obstacles, emerging trends create new avenues for growth. Increasing consumer interest in sustainability and the rise of craft distilleries are reshaping preferences, driving demand for unique and high-quality offerings. As consumers become more discerning and seek innovative, premium experiences in their spirit choices, distributors have the chance to differentiate themselves by curating exceptional products and engaging in sustainable practices. This evolving market environment suggests that, despite the challenges, there is substantial potential for expansion and success for distributors willing to adapt and innovate in response to consumer desires.

BUSINESS

OVERVIEW

We specialize in the procurement, distribution and sale of high-quality whiskies, including both bottled and cask whisky in both Taiwan and international markets. Since the inception of Agencia Comercial Co., Ltd, our Operating Subsidiary, in Taichung, Taiwan, the Operating Subsidiary has experienced significant growth through strategic expansion and diversification. Currently, we focus on three main business areas: bottled whisky sales (comprising approximately 11.66% and 88.34% of the total revenue in 2023 and 2024, respectively), raw cask whisky sales (comprising approximately 88.34% and 35.52% of the total revenue in 2023 and 2024, respectively), and brand authorizations for bottling, packaging, and sales in Asia-Pacific. Our Group’s business model is centered on B2B relationships. This role as a facilitator has positioned us as a trusted partner in the industry.

Our current operations include sourcing bottled whisky from domestic suppliers in Taiwan and reputable distilleries in the UK. We engage in sales activities, in collaboration with our downstream distributors, to supply these products to bars, nightclubs, and VIP lounges. Starting from 2023, our Group has expanded to include the procurement and sale of raw cask whisky directly from distilleries, allowing it to tap into a broader market segment and offer unique, high-quality products, and engage with sales to other liquor and spirits distributor. The extensive experience of the chief executive officer and directors of the Company in the whisky industry has enabled us to further expand our businesses. In addition to the trading and wholesale of whisky products, starting from 2025, we have also ventured into the raw cask whisky bottling and packaging business in Taiwan. Through this segment, we source premium whisky casks from renowned distilleries around the world, particularly from regions renowned for their whisky-making traditions, such as Scotland. These casks are carefully selected, monitored, and aged to perfection under our expert supervision. Once the desired maturation is achieved, the whisky is bottled and labeled under our proprietary brands, offering discerning consumers a unique and exclusive experience. The cask-to-bottle business not only diversifies our revenue streams but also enhances our brand recognition, market positioning in the premium whisky segment and exploring of diverse sales channels.

Our financial performance for the year ended December 31, 2024, demonstrated significant growth compared to the previous year. Revenue increased substantially from US$887,310 in 2023 to US$2,537,743 in 2024, representing a year-over-year growth of approximately 186%. This substantial revenue growth was primarily driven by strong demand for our whisky products, specifically through our two main offerings: raw cask whisky sales and bottled whisky sales. It was also fueled by our successful strategies to enhance capabilities, including strengthening brand recognition, improving customer experience, and expanding product offerings to meet diverse consumer preferences.

Consistent with the robust revenue growth, our net income also witnessed a remarkable increase, rising from US$239,288 in 2023 to US$779,278 in 2024, a year-over-year growth of approximately 226%. The significant increase in net income can be attributed to our effective cost management strategies and operational efficiencies, which allowed it to leverage the higher revenue while maintaining a disciplined approach to expenses.

Our financial condition and results of operations for the year ended December 31, 2024, reflect its strong market position, effective execution of growth strategies, and efficient management of resources. These factors have positioned us favorably for continued growth and profitability in the future. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional details.

Looking ahead, we aim to leverage our strong market presence and industry experience to further expand operations. Our Group plans to further obtain brand authorization and source raw cask whisky from brand owners, bottling and packaging these products in Taiwan through contract manufacturers. This initiative will mark a significant step towards brand diversification and market expansion. While the primary sales channel will continue to be B2B, we are also exploring additional sales avenues, including retail, to broaden its market reach. The Company has secured long-term authorization agreements with certain brand owners, such as Ninja Whisky and Robuchon. Furthermore, through our contractor, we have obtained certain certifications from HMRC (verified as a Bottler & Labeller of Scotch Whisky under Spirit Drinks Verification Scheme, and a Bulk Importer of Scotch Whisky under the Spirit Drinks Verification Scheme, each until March 2027, respectively) and also plans to obtain certain certifications from the Japanese Brewery Association to further solidifying its position as a trusted partner in the industry.

Our future development is guided by several strategic directions. We will continue to cover a broad range of business areas, including bottled whisky sales, raw cask whisky sales, and brand authorizations for bottling, packaging, and sales in Taiwan. We plan to grow from our Taiwan base to the entire Asian whisky market, with a particular focus on brand authorizations for bottling, packaging, and sales. According to the Migo’s industry report, the whisky market in Taiwan is experiencing significant growth, with sales increasing by approximately 20% annually, driven by increasing demand for premium and imported spirits. Similarly, the whisky market in China is projected to have an annual growth rate of around 15% through 2025, while the whisky market in Hong Kong has seen sales increase by approximately 10% annually. In October 2024, Hong Kong announced a substantial tariff reduction on spirits, reducing the duty from 100% to 10% on the portion of the import price exceeding HKD200 (approximately US$26). This is expected to have a positive impact on whisky sales. This trend aligns with Operating Subsidiary’s strategy to focus on high-quality, unique products and expand into new international markets. As our Group continues to innovate and expand its product offerings, it is well-positioned to meet the growing demand for premium spirits and capture a significant share of the expanding Asian whisky market.

Challenges:

Low Entry Barriers:    The whisky import and trading market in Taiwan poses relatively low barriers to entry for compliance-minded entities equipped with sufficient financial resources. This accessibility can lead to increased competition, as more players can enter the market without significant hurdles.

Distributor Dependency:    The success of a distributor for a whisky brand can be short-lived. Once a brand is successfully introduced, promoted, and established in a new market with established pricing, the brand owner may become less dependent on the distributor’s ongoing efforts. This shift could lead to the termination of the distributorship or an increase in wholesale prices, thereby reducing the distributor’s profit margin.

High Working Capital Requirements:    High-end whiskies are expensive, requiring substantial working capital for inventory procurement and meticulous management of inventory and working capital.

OUR COMPETITIVE STRENGTHS

•        Capability to offer a comprehensive one-stop service.    We offer a comprehensive one-stop service that encompasses everything from the procurement of raw materials to packaging and sales, thereby significantly enhancing the customer experience. Our brand partnerships with renowned names such as Robuchon and Ninja allow us to procure raw materials and the engagement with contracted manufacturer processing, distribution, promotion, and sales. To optimize our operations, we strategically collaborate with a network of trusted third-party providers who contribute valuable industry expertise. We believe this collaboration enables us to efficiently manage functions that extend beyond our core competencies. For example, rather than investing in the equipment and infrastructure required for in-house bottling, we partner with reputable local contracted manufacturers to bottle our whiskies. This approach allows us to concentrate on our strengths while leveraging the specialized skills of our partners. The finished products are marketed under our licensed brand name, ensuring a seamless transition from production to market. We believe our ability to deliver a one-stop service not only enriches the consumer experience but also reinforces our position within the local community and the wider whisky market.

•        Operational efficiency and sustainability.    The glass bottles used for our whisky products constitutes a substantial volume and weight, thereby contributing to our overall carbon footprint. Our bottles and packaging materials are manufactured in the PRC, where we benefit from lower labor and material costs. Rather than transporting the bottles to the UK for filling and subsequently shipping the finished products back to Taiwan for sale, we have adopted a more efficient strategy. We transport the finished glass bottles directly from the PRC to Taiwan for bottling and distribution. Since our primary market is in Taiwan, this localized production approach has enabled a substantial reduction in both carbon emissions and transportation costs associated with extensive international shipping. This streamlined method not only minimizes our environmental impact but also significantly shortens the overall production cycle. As a result, we enhance our operational efficiency, enabling us to respond more swiftly to market demands and deliver our products to customers faster. This strategy aligns seamlessly with our commitment to sustainability.

•        Quality control and adaptability.    Our business areas include bottling and packaging of raw cask whisky. The bottles of our proprietary brand whisky, manufactured in the PRC, undergo rigorous quality assurance checks to ensure they meet our high standards for aesthetics and functionality. Each batch of our proprietary brand bottled whisky is tested for consistency in presentation, ensuring that every bottle reflects the excellence of our proprietary brand names. Our operations are further characterized by a proactive approach to adaptability, which enables the swift adjustment of bottling techniques and packaging designs in response to market trends and consumer preferences. We believe this capacity for agile response has not only enhanced our reputation but also fostered long-term relationships with suppliers and customers.

•        Stable relationship with our suppliers and customers.    Since the establishment of our Operating Subsidiary in 2020, our industry experience, operational capabilities and strong connections in Taiwan have enabled us to establish stable relationships with a variety of suppliers and customers. For instance, one of our key suppliers represented 37.88% and 15.23% of our total purchases during the fiscal years 2023, and 2024, respectively. Our solid reputation in the whisky market has facilitated the development of a dependable network of sales channels and customers. Notably, three of our major customers have consistently partnered with us throughout 2023 and 2024. Additionally, among our major customers, two accounted in aggregate for approximately 88.62% and 59.10% of our total sales during the fiscal years 2023 and 2024, respectively, maintaining a stable business relationship with us across all two years.

•        Extensive industry expertise and successful track record.    Selling premium whiskies requires thorough product expertise and an understanding of the general and local market. Our management team and board of directors prioritize human capital management, firmly believing that talented individuals with proven track records drive exceptional results. Comprising multi-disciplinary executives, our leadership team has extensive experience in successfully launching, growing, and managing companies of various sizes across multiple industries, including the spirits industry. Our chief executive officer and director, Mr. Tsai Yi Yang, brings over 10 years of experience in the alcoholic beverage distribution sector in Taiwan to our management team. Under his leadership, we have built a strong reputation as a leading wholesaler of premium whisky brands. This successful track record has established us as a key player in Taiwan’s high-end alcoholic beverage wholesale market, a reputation that is particularly important given the high risk of counterfeiting associated with luxury products.

OUR GROWTH STRATEGIES

To achieve our mission, we intend to execute the following strategies:

•        Expand our product offerings through new strategic partnerships.    In 2025, our key development direction will centre on enhancing our business-to-business model. Our goal is to establish new partnership with other suppliers and whisky brand owners, enabling us to obtain brand authorization and effectively carry out cask-to-bottle and distribution business within the Asia-Pacific market. By collaborating with these new brands, we can introduce a wider variety of premium products that cater to the evolving tastes and preferences of our customers. This initiative will not only expand our product portfolio but also strengthen our market presence, positioning us as a versatile player in the competitive whisky landscape. Through these partnerships, we will leverage our operational expertise and distribution capabilities to ensure that our offerings meet the highest standards of quality and appeal to both existing and new clientele.

•        Deepen our relationships with our existing customers and establish new client relationships.    We will continue to focus on strengthening our partnerships, leveraging our proximity, and understanding the unique needs of our customers. Major client relationships are managed by our senior management and customer service team, who maintain close contact with our existing customers, enabling us to drive client satisfaction and identify opportunities to grow our business. Given our reputation amongst the wine distributors in Taiwan, as well as our relationships and level of entrenchment with our customers, we use insights gained through our customer lifecycle to identify additional solutions that are value-additive for our customers. These insights allow us to continually assess opportunities to develop or acquire solutions to further expand market share, drive customer retention, and fuel growth for our business. Establishing new client relationships is a critical component of our growth strategy. We will continue to expand our network with downstream distributors of alcoholic beverages, since we believe there are significant untapped opportunities across various industry verticals as well as geographies. We aim to introduce innovative, premium-branded whisky products that align with evolving consumer preferences. We will focus on fortifying distribution network to target key venues such as wine and liquor stores, bars, nightclubs, and VIP corporate clients. By cultivating relationships with these establishments, we aim to enhance brand recognition and accessibility. Additionally, we will employ data-driven insights to refine our product offerings and marketing strategies, ensuring they resonate with our target audience.

•        Promote whisky consumption culture and broaden our sales channels.    To promote a vibrant whisky consumption culture and expand our sales channels, we will enhance our existing business-to-business model while actively pursuing opportunities to reach retail customers directly. This dual approach will involve strengthening partnerships with distributors to ensure our products are widely available while also exploring innovative retail strategies, such as online sales platforms and pop-up events that engage consumers. We aim to create immersive experiences that educate potential customers about whisky, from tastings to masterclasses, fostering a deeper appreciation for our products. By diversifying our sales channels, we will not only broaden our market reach but also encourage a more inclusive whisky culture that invites both connoisseurs and newcomers to explore and enjoy our premium offerings.

•        Expand the geographic coverage of our markets, in particular Asia-Pacific.    In the latter half of 2025, we will direct our efforts toward penetrating new markets, with a specific focus on Singapore and other countries in Asia-Pacific. To ensure a successful expansion, we will conduct comprehensive market research to understand the nuances of consumer preferences, regulatory requirements, and competitive landscapes in each target country. We will seek to establish strategic partnerships with local distributors and retailers in Singapore and surrounding Asia-Pacific markets. Collaborating with established market players will provide us with valuable insights and facilitate smoother entry into these new markets. To resonate with Asia-Pacific consumers, we will adapt our brand positioning and marketing efforts to reflect local tastes and cultural nuances. This may include localized branding efforts, targeted advertising campaigns, and participation in regional whisky events to engage directly with potential customers. This strategic expansion will not only diversify our revenue streams but also enhance our brand’s international reputation and reach.

•        Attract, develop, train, and retain highly skilled professionals.    We believe our success greatly depends on our ability to attract, incentivize, and retain talented professionals. To sustain our growth, we plan to continue to add to our teams, including technical, sales & marketing, and customer service members. Once employed, we provide our employees with a comprehensive training program to understand our market and product offerings. We plan to implement a series of initiatives to attract additional and retain mid- to high-level personnel, including formulating a market-oriented employee compensation structure and implementing a standardized multi-level performance review mechanism.

PRODUCT CATEGORIES

We are dedicated to delivering a diverse range of high-quality whisky products that cater to the discerning tastes of our customers. Our product portfolio is designed to meet the evolving demands of the market, leveraging our extensive industry experience and strategic collaborations.

Our Company operates within the whisky industry through three distinct business areas: procurement and distribution of bottled whisky, procurement and distribution of raw cask whisky, and cask-to-bottle and distribution business. Each segment plays a vital role in our overall strategy, allowing us to cater to diverse consumer preferences and market demands.

In the distribution of bottled whisky, we are dedicated to sourcing high-quality spirits from reputable distilleries. We carefully select whiskies that adhere to stringent industry standards, ensuring they are produced using approved grains and traditional distillation methods. Each whisky is aged in oak casks for the legally required minimum period, which allows for the development of rich flavors and complex aromas. Our commitment to quality ensures that the bottled whiskies we distribute appeal to a wide range of consumers, from casual drinkers to seasoned enthusiasts. By partnering with distilleries known for their craftsmanship, we can offer a selection that highlights the unique characteristics of various regions and styles.

Meanwhile, the distribution of raw cask whisky focuses on providing distillers and businesses with access to exceptional cask-strength spirits. This offering enables our partners to craft their own unique blends, giving them the flexibility to create products that meet their specific needs. This aspect of our business emphasizes collaboration and innovation, as we work closely with clients to help them achieve their desired flavor profiles.

In the realm of cask-to-bottle and distribution business, we take a more hands-on approach. In this area, we not only engage in sales but also oversee the bottling and packaging processes. This involvement ensures that our products meet the highest standards of quality and presentation. We carefully select suitable bottles and packaging materials that reflect our proprietary brand’s identity and commitment to excellence. Additionally, we ensure that all labeling complies with legal requirements, providing consumers with clear and accurate information about the whisky’s origin and characteristics. By managing the bottling and packaging, we maintain control over the final presentation of our products, enhancing their appeal to consumers.

This comprehensive approach across our three business areas allows us to provide a diverse range of high-quality whiskies, ensuring that each product embodies authenticity and craftsmanship. As a result, we position ourselves as a trusted partner in the whisky market, catering to both enthusiasts and newcomers alike, while fostering a deeper appreciation for this timeless spirit.

Our current product portfolio includes distribution of bottled whisky, raw cask whisky and proprietary brand whisky. The following table sets forth a breakdown of our revenues both in absolute amounts and as a percentage of our total revenues for the years indicated.

	For the Years Ended December 31,
	2023		2024
	USD	%	USD	%
Revenues
Bottled whisky distribution	103,425	11.66%	1,636,238	64.48%
Raw cask whisky distribution	783,885	88.34%	901,505	35.52%
Proprietary brand whisky packaging and distribution	—	—	—	—
Total revenues	887,310	100%	2,537,743	100%

Bottled Whisky Distribution

Our bottled whisky portfolio features a carefully curated selection of premium products sourced from both Taiwan and the United Kingdom, reflecting our commitment to quality, authenticity, and value. We offer a range of Taiwan sourced bottled whisky, such as Macallan Single Cask 1990 and Glenlivet 30-year Single Cask. These exceptional whiskies are acquired at competitive prices through trusted channels, enabling us to maintain strong profit margins while providing customers with access to exclusive, high-quality offerings. In addition, we also offer UK Imported bottled whisky selection includes distinguished products such as Dalmore 1995 Single Cask, a single malt whisky sourced directly from renowned distilleries in the United Kingdom. By working closely with these distilleries, we ensure the integrity of our supply chain, maintain highest standards of quality and optimize costs efficiency. Our pricing strategy ensures a significant margin, contributing to our profitability.

Raw Cask Whisky Distribution

Our raw cask whisky sales are specifically UK imported cask whisky. These are sourced directly from renowned distilleries in the UK and sold in Taiwan without additional processing. Our clients for these products include Customer A and Customer B. This direct procurement allows for better pricing strategies, as we can pass on competitive rates to clients while maintaining healthy profit margins. Additionally, since raw cask whisky requires minimal handling, resulting in lower associated transportation costs, which further enhancing overall profitability. As part of our ongoing growth strategy, we are actively working to expand our customer base for this business line. This approach not only streamlines operations but also positions our Group to respond swiftly to market demands, ultimately contributing to financial efficiency and growth.

Proprietary Brand Whisky Packaging and Distribution

Starting in 2025, we will collaborate with renowned whisky brands to directly source raw cask whisky from distilleries, bottling and packaging it in Taiwan for sale. One notable example is Ninja Whisky, produced by Seko Brewery Company. Founded in 1869, Seko Brewery is a traditional Japanese sake producer known for its commitment to high-quality craftsmanship and the meticulous selection of ingredients. Their time-honored techniques result in a diverse range of sake that is rich in flavor and steeped in history.

The Ninja Whisky series, including the Yamato Ninja Edition, is a unique blend that pays homage to the legendary ninja warriors of ancient Japan. Our pricing strategy for cask whisky packaging in Taiwan ensures a high profit margin compared to other product lines, achieved by sourcing directly from distilleries and minimizing logistics costs. Additionally, the quality of our products can be assured through the direct sourcing of raw cask whisky from distilleries. Bottling and packaging the whisky in Taiwan will significantly reduce transportation time, costs, and carbon footprint. In instances where brand authorization is not obtained, distilleries typically manufacture or source their bottles from the PRC or India. This process involves transporting the bottles back to the distilleries, often located in Europe, for bottling and packaging, followed by shipping the finished products to Asia for sale. Our Group recognizes that disruptions in global shipping, such as those caused by the COVID-19 pandemic or critical shipping route blockages like the Suez Canal crisis, can significantly impact delivery timelines. By collaborating with distilleries and obtaining brand authorization to bottle and package raw cask whisky in Taiwan, the risks associated with potential global shipping disruptions could be substantially mitigated, and ensure a timely delivery of the products to customers.

IMPORTATION AND STORAGE OF WHISKY

The logistics surrounding the importation and storage of whisky in Taiwan are governed by stringent regulatory frameworks to ensure compliance with local laws and maintain product integrity. See “Regulatory Matters” and “Regulations — Taiwan Regulations — Regulations on Importation and Storage of Alcoholic Beverages” for additional details.

Bottled Whisky

The distribution process for imported bottled whisky commences upon the product’s arrival in Taiwan, whether by air or sea. Upon arrival, the whisky is subject to Customs Declaration Procedures, a critical step that verifies adherence to local regulations governing the importation of alcoholic beverages. This procedure includes meticulous inspections conducted by the Tobacco and Alcohol Management Division, ensuring that all products meet the required quality and safety standards.

Following successful inspection, the payment of customs duties and sales tax is mandated. This financial obligation is essential for securing the whisky’s release from customs. Once these regulatory requirements are fulfilled, the imported bottled whisky is transported to our designated warehouse. This facility is specifically designed to maintain optimal storage conditions, thereby preserving the quality and characteristics of the whisky. Equipped with advanced climate control systems and robust security measures, the warehouse ensures that each bottle retains its intended flavor profile and aroma until it reaches consumers.

Raw Cask Whisky

The importation process for raw cask whisky is more complex, involving several regulatory steps to ensure compliance and proper handling. Upon arrival, our container of the raw cask whisky is initially stored in a bonded warehouse, and an application for product registration must be submitted to the tax bureau. This application includes comprehensive details regarding the proportion and formula of the whisky to be produced, which is vital for transparency and adherence to local regulations.

After product registration is secured, an application for bonded transfer of the raw cask whisky is submitted to the tax bureau. Upon receipt of the necessary documentation, customs authorities perform an inspection, alongside an evaluation by the Tobacco and Alcohol Management Division. This dual inspection process is designed to ensure that all raw cask whisky comply with safety regulations, particularly given their classification as hazardous goods.

Throughout the importation process, from arrival to storage in the bonded warehouse and subsequent transfer, we retains ownership and control over the raw cask whisky inventory, bearing the associated risks. Following successful inspections, the raw cask whisky are transported from the bonded warehouse to the designated foundry specified by the customer, enabling customers to create their unique blends tailored to specific market demands.

Proprietary Brand Whisky

The importation and storage process for our proprietary brand whisky is aligned with that of raw cask whisky. Both processes adhere to stringent regulatory requirements to ensure compliance and maintain product integrity. Upon successful completion of the necessary inspections, the raw whisky materials are transported to our local contract manufacturers for further processing.

SUPPLIERS

For the fiscal years 2023 and 2024, the most significant alcoholic beverage products we distributed were primarily bottled whiskies and raw cask whiskies. Our business model has evolved over the years to include both the sale of bottled whiskies and the procurement and sale of raw cask whiskies, which has allowed us to diversify our product offerings and cater to a broader range of customers.

As a wholesaler of alcoholic beverage products, we strategically procure our inventory based on our business objectives and current market conditions. Consequently, we typically do not have formal long-term supply arrangements with distributors. Instead, we rely on our established relationships with suppliers and our industry expertise to source high-quality products that meet our standards and customer demands.

Our procurement process is influenced by various factors, including the exchange rates of different currencies, as the products we import are priced in the currency of the country of origin. Fluctuations in exchange rates with the New Taiwan Dollar (NTD) can significantly impact the purchase prices of imported alcoholic beverages, subsequently affecting our profit margins. Moreover, the timing and strategy behind inventory procurement necessitate a high degree of judgment, informed by industry insights and market conditions. This approach is essential for ensuring that we acquire the right products at the appropriate time, especially those with potential for value appreciation.

Our selection of suppliers mainly considers the following conditions and criteria:

Price:    Whether the price of the goods or services provided by the supplier is competitive and can help with cost control.

Service quality:    Whether the supplier’s service quality is reliable, whether the quality of whisky products is reputable, and whether it can provide timely delivery.

Geographical location:    In terms of the packaging and bottling process under the cask-to-bottle and distribution business, whether the supplier’s geographical location is convenient for logistics transportation, and whether it can reduce transportation costs and time.

Cooperation relationship:    History and stability of cooperation between the supplier and our Group, whether there is a good basis for communication and collaboration.

Compliance and certification:    Whether suppliers meet relevant industry standards and certification requirements to ensure product quality and safety.

We build trusting relationships with our suppliers to work more efficiently with suppliers to monitor inventory, forecast demand, and improve delivery efficiency. Ensure common goals and values are shared with suppliers to set sustainable development goals.

Our founder, Mr. Tsai, has over 10 years of experience in the alcoholic beverages’ distribution and wholesale business. His expertise and industry knowledge have been instrumental in guiding our procurement strategies and establishing stable relationships with our major suppliers. With a long operating history and a solid reputation in the business, we have not experienced significant difficulties in procuring alcoholic beverages in accordance with our operational objectives and budgets.

We consider our major suppliers to be those suppliers that accounted for more than 10% of our overall purchases. Although our purchases were concentrated on major suppliers, in each of the fiscal years 2023 and 2024, there were three suppliers that consistently accounted for a majority of our total purchases. As we procure alcoholic beverages from the market ad hoc based on our business objectives and the prevailing market conditions, we do not normally have long-term supply contracts with our suppliers, including our major suppliers. Instead, in our ordinary course of business, we have an established practice of issuing standard purchase orders to our suppliers for each purchase, specifying simple price, quantity, delivery, and payment terms.

As of the end of December 31, 2023 and 2024, our top suppliers and their respective percentages of our total purchases were as follows:

	For the financial years ended December 31,
	2023		2024
	US$	%	US$	%
Supplier A	595,228	37.88%	262,826	15.23%
Supplier B	288,773	18.38%	—	—
Supplier C	268,280	17.07%	780,339	45.23%
Supplier D	—	—	191,489	11.10%

CUSTOMERS AND DISTRIBUTION

As of December 31, 2023 and 2024, we have two key customers accounted for 10% or more of sales for the financial years ended. Below are the detailed sales data for the years 2023 and 2024, including the percentage of total sales for each customer.

	For the financial years ended December 31,
	2023		2024
	US$	%	US$	%
Customer A	662,747	74.69%	1,051,073	41.42%
Customer B	123,561	13.93%	448,780	17.68%

MARKETING

Our marketing initiatives are intricately aligned with our distribution strategy, which is meticulously designed to cater to the diverse preferences and behaviors of our customers, ensuring that we remain competitive and relevant in the whisky market.

For our daytime retail customers, who frequent wine and liquor stores, our marketing efforts emphasize the premium and super-premium nature of our whisky products. We leverage the storied reputation and heritage of well-known whisky brands like Macallan, Dalmore, and Glenlivet to appeal to discerning consumers who value quality and craftsmanship. Our marketing campaigns highlight personalized experiences through tailored recommendations and exclusive promotions, while underscoring our commitment to sustainable practices, including eco-friendly packaging and sourcing materials from sustainable manufacturers.

In the nighttime entertainment segment, which includes nightclubs, our marketing strategy focuses on creating innovative nightlife experiences centered around whisky. We collaborate with top nightlife venues to offer exclusive whisky tastings, events, and promotions, targeting young professionals, millennials, and tourists seeking unique and immersive nightlife experiences. Our marketing materials emphasize the use of state-of-the-art sound and lighting systems, accompanied by a diverse selection of high-end whisky cocktails and gourmet food menus. We increase brand visibility through strategic partnerships with leading nightlife brands and influencers, ensuring our whisky products are featured prominently in high-profile venues.

For our VIP channels, which include exclusive clubs and high-end establishments, our marketing approach positions our whisky products as symbols of luxury and exclusivity. We offer bespoke services and custom packaging for VIP clients, providing personalized experiences such as private whisky tastings, exclusive events, and limited-edition releases. Our marketing campaigns build brand prestige through strategic collaborations with high-end establishments, ensuring our whisky products are associated with luxury and exclusivity. This approach caters to high-net-worth individuals and discerning customers seeking exclusive and luxurious experiences.

By focusing on these key areas and tailoring our marketing efforts to meet the specific needs of our customer segments, we aim to enhance our market positioning and drive growth in the whisky market. Our strategic approach ensures that we remain competitive and relevant, delivering exceptional value to our customers.

COMPETITION

The whisky industry is highly competitive, with a wide range of products and market participants. We believe the principal areas of competition include flavor, packaging and positioning innovations, pricing, distribution locations and shelf space, as well as promotional and marketing strategies. Our products compete with a variety of other beverages, including spirits, beers, wines, and increasingly non-alcoholic beverages designed and marketed to mimic the flavor of alcoholic beverages. Many of these products are produced by a relatively large number of companies, many of which have substantially greater financial, marketing, and distribution resources than we do.

Within the whisky segment of the market, important factors affecting our ability to compete include speed of innovation, product appeal and differentiation to consumers, brand and product image, taste and flavor of products, trade and consumer promotions, attractive packaging, product placement and distribution, access to capital and other resources, marketing, and pricing. We also rely on our distributors to provide stable and reliable distribution and to secure adequate shelf space in retail outlets. Competitive pressures could cause our products to lose market share or experience price erosion, which could materially impact our business and the results of operations. These pressures could include directly competitive innovations, new products that are better aligned with consumer preferences, greater marketing spending, better placements, or a decline in consumer interest in the whisky segment overall.

We have experienced, and continue to experience, competition from several key players in alcoholic beverages distribution in Taiwan. According to Migo’s industry report, while the Asian whisky market is growing, certain key players leverage their access to international markets to bring in a wide range of alcoholic beverages, catering to diverse consumer preferences.

While competition in the whisky space is increasing, we believe our collaborations with internationally renowned whisky brands and our experienced management team, led by our chief executive officer, can help us navigate market challenges, optimize supply chains, and enhance customer relations, thereby contributing to our overall competitiveness. Our focus on quality, innovation, and strategic collaborations positions us well to compete in this dynamic and growing market.

REGULATORY MATTERS

Our business in Taiwan does not require any special or specific approval, license, or permit from the authority other than the corporate license, a registration with local government and import permit for alcoholic beverages that are required for all alcoholic beverages import business.

Import and sale of whisky, either bottled whisky or raw cask whisky, are primarily regulated and governed by the National Treasury Administration, Ministry of Finance under the Tobacco and Alcohol Administration Act and its relevant regulations. Pursuant to this Act, a permit is required to conduct a whisky import business in Taiwan. However, a permit is not necessary for retail or distribution of whisky. In addition, as a whisky importer and distributer in Taiwan, the Operating Subsidiary must comply with hygiene standards, labeling regulations, and advertising regulations for its whisky products. Failure to comply with such regulations may result in fines and other administrative sanctions.

Our Operating Subsidiary has obtained and maintained a valid permit for its whisky import business, and has not been sanctioned for violations of the Tobacco and Alcohol Administration Act.

INTELLECTUAL PROPERTY

As of the date of this prospectus, we do not hold any trademarks but only one domain name in Taiwan. We rely on a combination of intellectual property laws and restrictions on disclosure to protect our intellectual property rights. However, there is no assurance that this form of protection will be successful in any given case, since the laws in Taiwan do not protect proprietary rights as fully as in the United States.

As of the date of this prospectus, our intellectual property rights have not been subject to any adverse claims for infringement upon third parties’ trademarks, licenses, and other intellectual property rights in Taiwan. We have not been involved in any litigation or other claims related to any third party’s intellectual property rights.

The chart below presents information about the trademark that we have the authority to use through certain licensing agreements with the inventors.

Type	Name	Issuing Authority/ Registration Institution	Trademark Number	Issuance Date	Status	Authorization Period
Trademark	Ninja(1)	—	2449318	December 20, 2024	—	January 1, 2025 – December 31, 2044

____________

(1)      Our Ninja Whisky series, including the Yamato Ninja Edition, is a unique blend that pays homage to the legendary ninja warriors of ancient Japan. The trademark for this series is crucial as it protects our brand identity and reinforces our market positioning. We were granted with a trademark license regarding the “Ninja” trademark pursuant to the trademark license agreements entered into between Agencia Taiwan and 芳華株式会社 and 瀨古酒造株式会社 (both are Japanese wineries, and each a related party wholly owned by our founder, chief executive officer and chairman, Mr. Tsai Yi Yang).

EMPLOYEES

As of the date of this prospectus, we have 8 full-time employees on our payroll, among which 2 in warehouse, 1 in finance, 1 in management, 1 in accounting, 1 in administrative, 1 in general affairs and 1 in sales:

Division	Responsibilities	Number of Employees
Warehouse	Manage inventory and warehouse operations.	2
Finance	Handle cash transactions, including receiving payments and making disbursements.	1
Management	Oversee the overall operations of a department or business, making strategic decisions and managing staff.	1
Accounting	Manage financial records, prepare reports, and ensure compliance with accounting standards.	1
Administrative	Provide administrative support, manage correspondence, and coordinate schedules.	1
General Affairs	Handle general administrative tasks, including facility management and procurement.	1
Sales	Focus on selling products or services, building customer relationships, and achieving sales targets.	1
Total		8

We believe that we maintain a good working relationship with our employees, and we have not experienced any major labor disputes.

OUR PROPERTY AND FACILITIES

Our principal executive office is located at No. 65, Ln. 114, Xishi Rd., Xi’an Vil., Fengyuan Dist. Taichung City 42061, Taiwan (R.O.C.). As of the date of this prospectus, the Company’s leases are the following:

Location	Space (square meter) (sq. m.)	Use	Lease Term
No. 23-1, Shenzun Rd., Shengang Dist., Taichung City 429014, Taiwan (R.O.C.)	110	Office space	From January 1, 2025 to December 31, 2025
No. 65-2, Shenlin Rd., Shengang Dist., Taichung City 429011, Taiwan (R.O.C.)	540	Warehouse	From August 1, 2024 to July 31, 2029

Location	Space (square meter) (sq. m.)	Use	Lease Term
No. 162-10, Shengang Rd., Shengang Dist., Taichung City 429015, Taiwan (R.O.C.)	300	Warehouse	From January 1, 2024 to December 31, 2028

INSURANCE

We have purchased the following insurance:

	Insured Type	Address	Coverage
1	Employees	—	Employment insurance, labor insurance, occupational accident insurance and national health insurance/employees’ pension

LEGAL PROCEEDINGS

We may be subject to legal disputes and subject to claims that arise in the ordinary course of business. As of the date of this prospectus, we are not a party or subject to any pending legal proceedings the resolution of which we expect to have a material adverse effect on our business, operating results, cash flows or financial condition.

REGULATIONS

We are subject to a variety of Taiwan laws, rules and regulations across a number of aspects of our business. This section sets forth a summary of the most significant laws and regulations that are applicable to our current business activities within the territory of Taiwan.

TAIWAN REGULATION

Regulations on Company Establishment

The establishment, operation and management of companies in Taiwan is governed by the Taiwan Company Act, which was latest amended on December 29, 2021. There are four types of companies in Taiwan: unlimited company, unlimited company with limited liability shareholders, limited company and company limited by shares. Unlimited company and unlimited company with limited liability shareholders are rarely used in practice; a company limited by shares is the most common form of business undertaken for foreign investors in Taiwan. The Taiwan Company Act applies to both Taiwan domestic companies and foreign-invested companies, unless otherwise provided in the relevant foreign investment laws and regulations.

Our Taiwan Operating Subsidiary is a company limited by shares, and our Taiwan Operating Subsidiary has been current with its corporate filings with the Administration of Commerce, Ministry of Economic Affairs, Taiwan.

Regulations on Foreign Investment

The principal regulations governing foreign investments in Taiwan are the Statute for Investment by Foreign Nationals, the Regulations for Verification of Investment by Overseas Chinese and Foreign Nationals, and the Regulations Governing Investment in Securities by Overseas Chinese and Foreign Nationals. In order to efficiently provide services and manage foreign investments, Taiwan government has specifically established the Department of Investment Review under the Ministry of Economic Affairs.

All investments made by foreign nationals within the territory of Taiwan must comply with the provisions of the Statute for Investment by Foreign Nationals and receive permission from the Department of Investment Review. According to the administrative ordinance “Negative List for Investment by Overseas Chinese and Foreign Nationals” issued by the Department of Investment Review, Taiwan maintains a negative list of industries closed to foreign investment as the authorities determine that they relate to national security, public order, good moral, or national health, including public utilities, power distribution, natural gas, postal service, telecommunications, mass media, and air and sea transportation.

Regulations on Merger and Acquisition

The main laws and regulations governing merger and acquisition (“M&A) activities in Taiwan are the Business Merger and Acquisitions Act, the Company Act, the Securities and Exchange Act and the Fair Trade Act.

The competent authority in charge of the regulations in relation to M&A is the Ministry of Economic Affairs. The main regulatory body in charge of public M&A transactions is the Securities Futures Bureau of the Financial Supervisory Commission, the government agency in charge of public companies. Other relevant regulatory bodies include the Fair Trade Commission, the authority in charge of antitrust clearance, and the Department of Investment Review, the authority in charge of reviewing foreign and PRC investments. If the M&A target holds any special license, the transaction may also be subject to the review of the authority in charge of such special license.

Except for certain specific sensitive activities, foreign investments in a Taiwan listed company are generally not restricted in Taiwan but are subject to the prior approval from the Department of Investment Review if a foreign investor wants to acquire 10% or more of the shares of a Taiwan listed company in a single tranche. The approval must be obtained before the completion of the transaction.

Regulations on Building Construction and Use

Under the Building Act, a building license is required for new construction, extension, reconstruction or repair of buildings. A usage license is required for usage. When alterations of usage occur after a building is constructed, such as in alterations of usage class, structure, fire-protection facilities, and parking spaces or other alteration to the originally approved usage, a usage alteration license shall be applied for.

Further, under the Building Act, users of public buildings shall entrust professional institutions or persons recognized by the central construction authority to perform inspection and attestation periodically. Such inspection and attestation results shall be reported to the authority.

Regulations on Importation and Storage of Alcoholic Beverages

The primary laws and regulations governing the distribution and processing of alcoholic beverages in Taiwan are the Tobacco and Alcohol Administration Act and its relevant regulations. Pursuant to this Act, a permit is required to conduct an alcoholic beverages import business in Taiwan. The import business permit for alcoholic beverages does not have a fixed term but can be revoked under the following conditions: (1) the annual fee is not paid within the statutory period; (2) the business or its representative produces or imports alcoholic beverages without a permit; (3) the business or its representative produces or imports alcoholic beverages that violate the Hygiene Standards for Alcohol Products or the CNS standards for editable alcohol; (4) the business or its representative is convicted of a crime under Tax Collection Act; (5) the representative has been a representative of another alcoholic beverages import business whose permit was revoked; (6) the business closes alcoholic beverages import business does not conduct alcoholic beverages import business for two consecutive years. Importation of alcoholic beverages is subject to an inspection by the Tobacco and Alcohol Management Division, where the authority inspects all requisite documents for the importation of alcoholic beverages and examines the imported alcohol products to ensure they meet the statutory hygiene standards and labeling regulations. After successful inspection and payment of customs duties and sale taxes, the imported alcohol products are released from the custom and the importation process is completed. Imported alcohol products that fail the inspection and re-inspection may be re-exported or destroyed by the custom.

Regulations on Distribution or Processing of Alcoholic Beverages

A permit is not necessary for retail or distribution of alcoholic beverages pursuant to the Tobacco and Alcohol Administration Act. However, alcoholic beverages importers, retailers, and distributers must comply with hygiene standards, labeling regulations, and advertising regulations for their alcohol products. Failure to comply with such regulations may result in fines and other administrative sanctions.

Regulations on Intellectual Property Rights

Patent Protection

Pursuant to the Patent Act, amended on May 4, 2022, there are three types of patents in Taiwan: invention patents, utility model patents, and design patents, the respective patent terms of which are 20, 10, and 15 years, all calculated from the filing date of a patent application, while the patent rights are actionable from the issue date of the patent.

Copyright

The Copyright Act provides that original copyrightable works shall enjoy exclusive rights automatically upon their completion, with no form of registration required. The competent authority for the application and registration of trademarks is the Taiwan Intellectual Property Office (“TIPO”) under the Ministry of Economic Affairs. Basically, the economic rights endure for the life of the author and fifty years after the author’s death; the economic rights in works authored by a juristic person endure for fifty years after the public release of the work.

Since 1985, a work receives copyright protection in Taiwan upon its completion, and copyright registration is no longer a condition to receive such protection. In 1998, the voluntary copyright recordation was further abolished. In order to reduce a copyright owner’s burden of proof, Article 13 of the Copyright Act adopts a mechanism to shift the burden of proof. If a person’s name is stated as the copyright owner or a publication date or place is stated in an ordinary way on the reproductions of a work or when the work is published, the copyright of the work will be presumed to belong to such person and the work will be presumed to be published on such date or in such place. However, the claimed copyrights may be challenged by the counterparty in the court proceedings. Given that, it is recommended to preserve relevant evidence by having it notarized by a notary public. For important copyrighted work, it is recommendable to obtain a copyright certificate issued by a copyright owners’ organization so as to serve as prima facie evidence of the completion and ownership of the copyright. However, it is important to note that such private organizations do not and cannot conduct any substantive examination of the copyrightability of a work. Notwithstanding the above, there is no standard way to state relevant information or prove copyright ownership. In addition, if a defendant produces any evidence to prove the contrary, the plaintiff would still bear the burden of proof and thus should submit documents on the creation process or other proof of the authorship or copyright ownership. Therefore, when a work’s copyrightable is being challenged, only a court will have a final say over such dispute on a case-by-case basis.

Trademarks

Trademark rights in Taiwan are governed by the Trademark Act. The competent authority for the application and registration of trademarks is the TIPO. Types of protection include trademarks, certification marks, collective membership marks and collective trademarks. The trademarks which are registered are protected for 10 years from publication in the Trademark Gazette. This term may be extended successively every 10 years via application for renewal.

Trade Secrets

The Taiwan Trade Secret Act mainly governs the following items: (1) the required elements of a trade secret; (2) ownership of a trade secret; (3) the licensing of a trade secret; (4) misappropriation of a trade secret; (5) the civil remedy and criminal penalty for the misappropriation of a trade secret; (6) the issuance of a protective order during criminal investigation. Pursuant to the Trade Secret Act, the information that can be protected under the Trade Secret Act is defined as any method, technique, process, formula, program, design, or other information that may be used in the course of production, sale or operation, and must meet the following requirements: (1) secrecy; (2) economic value; and (3) reasonable measures to maintain secrecy. Under the Trade Secret Act, the types of misappropriation include acquisition, use and divulging of a trade secret by unlawful means. The Trade Secret Act provides civil remedies and criminal penalties for trade-secret misappropriation.

Regulations on Consumer Protection

In Taiwan, the main regulation governing the consumer protection is the Consumer Protection Act. Pursuant to the Consumer Protection Act, a manufacture or a service provider shall be liable for any damage caused by its products or services, unless it is able to prove that the products or services have met and complied with the contemporary technical and professional standards of reasonably expected safety requirements prior to the launching of such products or services into the market. Furthermore, if the products or services may endanger consumers’ lives, bodies, health or property, they shall be labelled in a conspicuous place with a warning and the methods for emergency handling of such danger. If an enterprise fails to perform its labelling obligations in this regard, it will be held liable for the damage caused thereby.

Regulations on Environmental Protection

The bedrock of environmental protection in Taiwan is the Basic Environment Act. In addition to the Basic Environment Act, Taiwan regulations regulate each type of pollution by a different set of regulations, including the Soil and Groundwater Pollution Remediation Act, the Waste Disposal Act, the Air Pollution Control Act, the Water Pollution Control Act, and Toxic and Concerned Chemical Substances Control Act. The competent authority governing the environmental regulations is the Environmental Protection Agency (EPA). Failure to comply with such regulations may result in fines and other administrative sanctions.

Regulations on Foreign Currency Exchange

The principal regulation governing foreign currency exchange in Taiwan is the Foreign Exchange Regulation Act, amended on April 29, 2009. Pursuant to the Foreign Exchange Regulation Act, Taiwan Dollars amounting under the amount of NTD500,000 are freely convertible no matter what transaction they are in relation with. On the other hand, the transactions involving NTD500,000 or more or its equivalent in foreign currency shall fulfill certain obligations as provided in the Regulations Governing the Declaration of Foreign Exchange Receipts and Disbursements or Transactions.

Under the Regulations Governing the Declaration of Foreign Exchange Receipts and Disbursements or Transactions, for those foreign exchange transactions which amounts more than NTD500,000 and relates to the sales of goods or provision of services, such transaction shall be declared through filing a declaration statement. For those foreign exchange transactions which are not related to the sales of goods or provision of services, ranging from NTD500,000 to US$100 million, such transaction shall be declared through filing a declaration statement, and providing supporting documents, such as contracts or letters of approval, to the bank. For those foreign exchange transactions which are not related to the sales of goods or provision of services, amounting more than US$100 million, such transaction shall be declared through filing a declaration statement, providing supporting documents to the bank, and obtaining the approval of Taiwan CBC.

Though Taiwan government has promulgated the Regulations Governing Foreign Exchange Control on July 2, 1997, pursuant to the Foreign Exchange Regulation Act, the requirements for the government to implement those foreign exchange control measures should be subject to either of the following conditions: (1) when the domestic or foreign economic disorder might endanger the stability of the domestic economy; and (2) when Taiwan suffers a severe balance of payments deficit. From the past history, the Taiwan government only implemented these foreign exchange control measures once, in 1997 during the Asian Financial Crisis.

Regulations on Dividend Distribution

The principal regulations governing dividend distribution is the Company Act. Pursuant to the Company Act, a Taiwan company shall not pay dividends unless its losses have been covered and statutory reserve funds has been set aside, which should be 10% of the company’s after-tax net profits. However, in the event that the company’s statutory reserve funds have reached the total amount of the company’s capital, the company does not need to set aside any amounts for its statutory reserve funds. If the company has no net profits, in principle, it shall not pay dividends.

Regulations on Employee Stock Incentive Plan

The principal regulations governing dividend distribution is the Company Act. Pursuant to the Company Act, a Taiwan company may choose to implement the employee stock incentive plan in 5 ways: (1) employee stock compensation, (2) employee stock option certificates, (3) employee subscription of new shares using cash as consideration, (4) treasury shares transferred to employees, and (5) employee restricted share units. After the amendment of the Company Act on August 1, 2018, transferring the company’s stocks to the employees of the company’s parent company or its subsidiaries under the employee stock incentive plan is also permitted by law.

Regulations on Employment and Social Insurance

The labor law in Taiwan is regulated mainly by the Labor Standards Act, amended in July 2024. The Labor Standards Act governs the terms and conditions of employment such as working hours, holidays, rest periods, wages, overtime, leave, and termination of employment. According to Labor Standards Act, an employer is required to reach an agreement on salary with the employees, in which the agreed salary shall meet with the minimum amount set by the competent authority. Violations of the Labor Standards Act may result in fines and other administrative sanctions, and serious violations may result in criminal liabilities.

In order to protect workers’ safety and health and to prevent occupational accidents, employers in Taiwan are also required to comply with the Occupational Safety and Health Act. According to the Occupational Safety and Health Act, the employer shall arrange safety equipment to prevent any emergency. In addition, the employer shall provide safety education and training for employees which shall enable the employees to protect themselves when any accident occurs.

Taiwan governmental authorities have passed a variety of laws and regulations regarding social insurance and employee’s pension from time to time, including, among others, the Labor Insurance Act, the National Health Insurance Act, the Labor Pension Act, and the Employment Insurance Act. Pursuant to these laws and regulations, Taiwan companies must make contributions at specified levels for their employees to the relevant social insurance and pension funds. Failure to comply with such laws and regulations may result in various fines and legal sanctions.

Regulations on Taxation

According to the Taiwan Income Tax Act, a company incorporated in Taiwan is a Taiwan tax resident and will be subject to 20% corporate income tax on its worldwide income. A non-resident company will be subject to 20% corporate income tax on its Taiwan-sourced income. If a resident company does not distribute its financial earnings generated in a year to its shareholders by the end of the following year, a surtax of 5% would be imposed on the undistributed earnings.

Effective from 2020, the Taiwan Statute for Industrial Innovation was amended, which extends the tax incentive by 10 years until December 31, 2029, for R&D expenditure. Under the tax incentive program, a company conducting qualifying R&D activities may select one of the following incentives: (i) up to 15% of qualifying R&D expenses may be credited against corporate income tax payable in the current year; or (ii) up to 10% of qualifying R&D expenses may be credited against corporate income tax payable in the year expenses incurred and carried forward for the next 2 years. In addition, if a company uses NTD 1 million or more of its undistributed earnings to construct or purchase buildings, software or hardware equipment, or technology for use in production or operation within 3 years from the year after such earnings are derived, such investment amounts may be deducted from the undistributed earnings in calculation of the current year’s undistributed earnings for assessment of surtax imposed on undistributed earnings from the year 2018.

The alternative minimum tax (“AMT”) imposed under the Taiwan Income Basic Tax Act is a supplemental income tax which applies if the amount of regular income tax calculated pursuant to the Taiwan Income Tax Act and relevant laws and regulations is below the amount of basic tax prescribed under the Taiwan Income Basic Tax Act. The taxable income for calculating AMT includes most income that is exempt from income tax under various legislations, such as capital gains from qualified securities and future transactions. The prevailing AMT rate for business entities is between 12% to 15%, which is determined by the Executive Yuan based on the economic circumstance.

According to the Taiwan Income Tax Act, a withholding tax rate of 21% shall generally be applicable to dividends distributed to non-Taiwan resident enterprise/individual investors. The withholding tax on the dividends may be reduced pursuant to a tax treaty between Taiwan and the jurisdictions in which the non-Taiwan shareholders reside. Taiwan currently has a treaty network with 35 countries.

MANAGEMENT

Our directors, executive officer, and key employees are listed below. Each director holds office for the term, if any, fixed by the resolution of shareholders or resolution of directors appointing him or her, or until such director’s resignation or removal. If a director’s appointment does not have a fixed term, the director serves indefinitely until his or her resignation or removal. An officer is elected by the Board of Directors and the officer’s term in office is, except to the extent governed by an employment contract, at the discretion of the Board of Directors.

Name	Age	Position(s)
Tsai Yi Yang	35	Chairman of the Board of Directors and CEO
Wong Man Ue, Nick	41	Director and CFO
John Robert Fiore	63	Independent Director
Patrick Man Shun Wong	45	Independent Director
Lee Su-Jung	53	Independent Director

The following is a brief biography of our executive officer, directors, and director nominees:

Mr. Tsai Yi Yang is our founder and has been serving as our director, Chief Executive Officer since March 2025. Mr. Tsai serves as our Chairman of the Board of Directors. Mr. Tsai brings over 10 years of experience in the alcoholic beverage distribution sector in Taiwan, and is responsible for the overall business management of our Company. Mr. Tsai graduated from National Dong Hwa University in Taiwan, where he majored in Financial Accounting. From 2020 to the date of this prospectus, he has been the general manager of Agencia Comercial Co., Ltd where he leverages his expertise to drive growth and explore business opportunities. From January 2024, he held the position of representative director at 日本芳華株式會社. Since 2019, he served as the representative of Xiamen Celtic Culture Co., focusing on distribution and marketing of alcoholic beverages. From 2017 to 2019, he held the position of managing director at Relaxandrinks Limited, where he was instrumental in implementing strategic initiatives. He was reappointed to the same position at Relaxandrinks Limited in 2020 and continues in this role to the present. From 2014, Mr. Tsai worked as a sales representative at Ping Shiang Business Corporation. In 2017, he was promoted to the office of business manager, where he developed his skills in operational management and business strategy. In 2021, he became a shareholder of Ping Shiang Business Corporation.

Mr. Wong Man Ue, Nick, has been serving as our Chief Financial Officer since March 2025, bringing over 16 years of extensive experience in accounting and auditing, and serves as our director. Nick graduated from Southern Cross University in Australia, majoring in accounting. Prior to joining our company, he was a co-founder and managing partner of a public accounting firm, where he provided corporate advisory services. He has also served as the Chief Financial Officer of Boill Healthcare Holdings Limited (HKEX stock code: 1246). Nick is a member of CPA Australia (CPAA) and the Hong Kong Institute of Certified Public Accountants (HKICPA). His professional background and qualifications make him an invaluable asset to our team, ensuring robust financial management and strategic leadership.

Mr. John Robert Fiore serves as an Independent Director. Since 2005, he serves as a president of Fiore & Company, an international law firm specializing in plaintiff’s civil litigation, federal and state whistleblower claims, and international human rights claims. John graduated from Pennsylvania State University with a degree in political science and possess a juris doctor degree awarded by University of Pennsylvania. He also served as an attorney at Kessler, Massey & Levy in Miami from 1995 to 2004, and at Horm, Kaplan & Goldberg in Philadelphia from 1991 to 1994. Since 2015, John has expanded his reach beyond his career as an attorney to become an author, audiobook producer, and narrator. Currently, John is licensed to legal practice in New York and Florida.

Mr. Patrick Man Shun Wong serves as an Independent Director. He is a co-founder of WWC Professional Corporation Limited CPA and brings over 10 years of public accounting experience to his role. Patrick graduated from the University of California at San Diego with a degree in Economics. Prior to co-founding the firm, he spent several years working in Silicon Valley at companies including NetSuite and Cable & Wireless, gaining extensive experience in the high tech industry. During his tenure with the firm, Patrick has served clients across a diverse range of industries and sectors, including financial services, construction, governmental agencies, and non-profit organizations. He specializes in audit services, particularly for Chinese enterprises seeking to be listed in the U.S. stock market through Initial Public Offerings (IPOs) or Reverse Takeovers (RTOs). Patrick assists many Chinese enterprises in resolving complex accounting issues raised by the SEC to secure stock registration. He holds the license of Certified Public Accountant from the United States and is a member of the American Institute of Certified Public Accountants (AICPA) and the Hong Kong Institute of Certified Public Accountants (HKICPA).

Ms. Lee Su-Jung serves as an Independent Director. Ms. Lee has held key positions in the spirits industry. She serves as Board Director at both Taiwan Taitung Chishang Distillery since November 2022 and Julee International Co. & Ltd. since June 2021. Ms. Lee also serves as CEO at PICT International Co. & Ltd. since August 2017. In 2013, Ms. Lee served at Conttingham Group Ltd. As representative vice president, and in the same year, she achieved a significant milestone by becoming the first female Keeper of the Quaich in Greater China. Since September 2007, she has been actively involved as an International Spirit Judge in prestigious competitions worldwide, including the International Wine and Spirit Competition in London, the Internationaler Spirituosen Wettbewerb in Germany, the San Francisco World Spirit Competition, the Las Vegas Global Spirit Awards and American Distilling Institute in the US.

EMPLOYMENT AGREEMENTS AND INDEMNIFICATION AGREEMENTS

Agencia Cayman has entered into employment agreements with each of its executive officers. As of the date of this prospectus, our executive leadership comprises Mr. Tsai Yi Yang, who serves as Chief Executive Officer, and Mr. Wong Man Ue, Nick, who serves as Chief Financial Officer. These agreements stipulate that employment shall continue unless terminated in accordance with their terms. Agencia Cayman retains the right to terminate an executive officer’s employment for cause at any time without prior notice or remuneration in instances of willful disobedience of a lawful and reasonable order, misconduct inconsistent with the faithful discharge of duties, fraudulent or dishonest acts, habitual neglect of responsibilities, or any other grounds that would justify termination without notice under applicable common law. Additionally, the Company may terminate employment without cause by providing advance written notice or payment in lieu thereof, in which case severance payments will be made as required by the laws of the executive officer’s jurisdiction. Conversely, executive officers may resign at any time by providing advance written notice.

Pursuant to their employment agreements, executive officers are obligated to maintain strict confidentiality regarding the Company’s trade secrets, intellectual property, and other proprietary information both during their employment and for a period of two years following termination. They are expressly prohibited from using such information for personal benefit or disclosing it to third parties, except as necessary to fulfill their professional duties, with the Company’s authorization, or as required by law. In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of his or her employment and typically for six months following the last date of employment. During this time, they may not, directly or indirectly, solicit or attempt to divert any customer, supplier, or business contact of the Company with whom they engaged in the twelve months preceding termination. The same restriction applies to any managerial, executive, or sales personnel employed by the Company during that period, particularly those with whom the executive officer had material dealings or direct supervisory responsibilities.

We will also enter into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being our director or officer.

CORPORATE GOVERNANCE

Controlled Company

Upon completion of this offering, our Controlling Shareholders, through Ping Shiang Business Ltd will beneficially own 14,500,000 Class A Ordinary Shares, approximately 73.93% of our outstanding Class A Ordinary Shares (or 72.95% of our outstanding Class A Ordinary Shares assuming the underwriters exercise their over-allotment option in full) and 14,500,000 Class B Ordinary Shares, representing 96.89% (or 96.74%, assuming the underwriters exercise their over-allotment option in full) of the aggregate total voting power of our then total issued and outstanding share capital. As a result, we may be deemed a “controlled company” within the meaning of the Nasdaq listing rules. If we are deemed a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

•        the requirement that a majority of the board of directors consist of independent directors;

•        the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees;

•        the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Board of Directors

Our board of directors consists of five directors, including two executive directors and three independent directors. The powers and duties of our directors include convening general meetings and reporting our board’s work at our shareholders’ meetings, declaring dividends and distributions, determining our business and investment plans, appointing officers and determining the term of office of the officers, preparing our annual financial budgets and financial reports, formulating proposals for the increase or reduction of our authorized capital as well as exercising other powers, functions and duties as conferred by our articles of association. A director may exercise all the powers of our company to borrow money, mortgage its business, property and uncalled capital and issue debentures or other securities whenever money is borrowed or as security for any obligation of our company or of any third party. A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with our company is required to declare the nature of his interest at a meeting of our directors. A director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or arrangement is considered. A general notice given to the directors by any director to the effect that he is a member or officer of any specified company or firm and is to be regarded as interested in any contract or arrangement with that company or firm or a specified person who is connected with him shall be deemed a sufficient declaration of interest for the purposes of voting on a resolution in respect to a contract or transaction in which he has an interest, provided that no such notice shall be effective unless either it is given at a meeting of the board of directors or the director takes reasonable steps to secure that it is brought up and read at the next board meeting after it is given.

None of our directors has a service contract with us that provides for benefits upon termination of service.

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee under the board of directors. We adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee.    Our audit committee consists of Mr. Patrick Man Shun Wong, Mr. John Robert Fiore and Ms. Lee Su-Jung, and is chaired by Mr. Patrick Man Shun Wong. Mr. Patrick Man Shun Wong, Mr. John Robert Fiore and Ms. Lee Su-Jung satisfy the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq and meet the independence standards under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. We have determined that Mr. Patrick Man Shun Wong qualifies as an “audit committee financial expert.” The audit committee will oversee our accounting and financial reporting processes and the audits of the combined financial statements of our company. The audit committee will be responsible for, among other things:

•        selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

•        reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

•        reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•        discussing the annual audited combined financial statements with management and the independent registered public accounting firm;

•        reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;

•        annually reviewing and reassessing the adequacy of our audit committee charter;

•        meeting separately and periodically with management and the independent registered public accounting firm; and

•        reporting regularly to the board of directors.

Compensation Committee.    Our compensation committee consists of Mr. Patrick Man Shun Wong, Mr. John Robert Fiore and Ms. Lee Su-Jung, and is chaired by Ms. Lee Su-Jung. Mr. Patrick Man Shun Wong, Mr. John Robert Fiore and Ms. Lee Su-Jung satisfy the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq. The compensation committee will assist the board of directors in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our executive officers may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee will be responsible for, among other things:

•        reviewing the total compensation package for our executive officers and making recommendations to the board of directors with respect to it;

•        approving and overseeing the total compensation package for our executives other than the three most senior executives;

•        reviewing the compensation of our directors and making recommendations to the board of directors with respect to it; and

•        periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, and employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee.    Our nominating and corporate governance committee consists of Mr. Patrick Man Shun Wong, Mr. John Robert Fiore and Ms. Lee Su-Jung, and is chaired by Mr. John Robert Fiore. Mr. Patrick Man Shun Wong, Mr. John Robert Fiore and Ms. Lee Su-Jung satisfy the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board of directors and its committees. The nominating and corporate governance committee will be responsible for, among other things:

•        recommending nominees to the board of directors for election or re-election to the board of directors, or for appointment to fill any vacancy on the board of directors;

•        reviewing annually with the board of directors the current composition of the board of directors with regards to characteristics such as independence, age, skills, experience and availability of service to us;

•        selecting and recommending to the board of directors the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our Company, including a duty of loyalty, a duty to act honestly and a duty to act in what they consider in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our Company a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our post-offering amended and restated memorandum and articles of association, as amended and restated from time to time. Our Company has the right to seek damages if a duty owed by our directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached. In accordance with our post-offering amended and restated memorandum and articles of association, our business shall be managed by our board of directors who may for that purpose exercise all the powers of our Company. The functions and powers of our board of directors include, among others, (i) convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings; (ii) declaring dividends and distributions; (iii) appointing officers and determining the term of the office of officers; and (iv) exercising the borrowing powers of our company and mortgaging the property of our company. In addition, in the event of a tie vote, the chairman of the meeting of board of directors shall not be entitled to a second or casting vote. You should refer to “Description of Share Capital — Differences in Corporate Law” for additional information on our standard of corporate governance under Cayman Islands law.

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the board. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the director, if any; but no such term shall be implied in the absence of express provision. Any director whose term of office expires shall be eligible for re-election at a meeting of the shareholders or re-appointment by the board. A director may be removed from office by the affirmative vote of two-thirds (2/3) of the directors then in office (except with regard to the removal of the chairman, who may be removed from office by the affirmative vote of all directors), or by ordinary resolution of the shareholders (except with regard to the removal of the chairman, who may be removed from office by special resolution, being a resolution passed by not less than two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given; or approved in writing by all of the shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the shareholders), notwithstanding anything in our post-offering amended and restated memorandum and articles of association or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement). In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; or (iv) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our post-offering amended and restated memorandum and articles of association.

Interested Transactions

A director may, subject to applicable Nasdaq rules and disqualification by the chairman of the relevant board meeting, vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he or she may be interested therein, provided that the nature and extend of any material interest in such contract or transaction or proposed contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

Compensation of Directors and Executive Officers

For the year ended December 31, 2023 and 2024, no cash has been paid by us to our executive officers and directors. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors. We did not grant any stock options or restricted stock units to our named executive officers or directors in 2023 and 2024. Our Taiwan Operating Subsidiary is required by Taiwan laws to make contributions equal to certain percentages of its employee’s salary for his or her labor insurance, national health insurance, employment insurance, occupational accident insurance and labor pension.

Code of Business Conduct and Ethics

Our board of directors adopted a code of business conduct and ethics, which is to be filed as an exhibit of the registration statement of which this prospectus forms a part and applicable to all of our directors, officers and employees. We will make our code of business conduct and ethics publicly available on our website prior to the initial closing of this offering.

In addition, our board of directors adopted a set of corporate governance guidelines covering a variety of matters, including approval of related party transactions prior to the effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Insider Participation Concerning Executive Compensation

Our board of directors will be making all determinations regarding executive officer compensation from the inception of the Company. When established, our compensation committee will determine regarding executive officer compensation.

PRINCIPAL SHAREHOLDERS

The following table sets forth information concerning the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

•        each of our directors and executive officers; and

•        each person known to us to beneficially own more than 5% of our ordinary shares.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of Ordinary Shares beneficially owned by a person and the percentage ownership of that person, we have included Ordinary Shares that the person has the right to acquire within sixty (60) days, including through the exercise of any option, warrant, or other right or the conversion of any other security. These Ordinary Shares, however, are not included in the computation of the percentage ownership of any other person. The percentage of beneficial ownership of our Ordinary Shares immediately after the completion of this offering is based on the Ordinary Shares that will be issued and outstanding which includes (i) 17,864,000 Class A Ordinary Shares and 14,500,000 Class B Ordinary Shares outstanding as of the date of this prospectus; and (ii) 1,750,000 Class A Ordinary Shares issued in connection with this offering, assuming the underwriters do not exercise their option to purchase additional Class A Ordinary Shares. Unless otherwise noted, the business address for each of our directors and executive officers is No. 65, Ln. 114, Xishi Rd., Xi’an Vil., Fengyuan Dist., Taichung City 42061, Taiwan (R.O.C.).

	Ordinary shares beneficially owned prior to this offering†				Ordinary shares beneficially owned after this offering
	Number of Class A Ordinary Shares	Number of Class B Ordinary Shares	Percentage of beneficial ownership**	Voting power	Number of Class A Ordinary Shares	Number of Class B Ordinary Shares	Percentage of beneficial ownership	Voting power
Directors and Executive Officers*
Tsai Yi Yang	11,890,000	11,890,000	73.48%	—	14,500,000	14,500,000	69.71%	—
Wong Man Ue, Nick	—	—	—	—	—	—	—	—
John Robert Fiore	—	—	—	—	—	—	—	—
Patrick Man Shun Wong	—	—	—	—	—	—	—	—
Lee Su-Jung	—	—	—	—	—	—	—	—
All Directors and Executive Officers as a Group	11,890,000	11,890,000	73.48%	—	14,500,000	14,500,000	69.71%	—
Principal Shareholders:
Ping Shiang Business Ltd(1)	14,500,000	14,500,000	89.61%	97.93%	14,500,000	14,500,000	85.01%	96.89%
Tsai Yi Yang(1)	11,890,000	11,890,000	73.48%	—	11,890,000	11,890,000	69.71%	—
Lee Li Mei(1)	2,610,000	2,610,000	16.13%	—	2,610,000	2,610,000	15.30%	—

____________

Notes:

†        Beneficial ownership information disclosed herein represents direct and indirect holdings of entities owned, controlled or otherwise affiliated with the applicable holder as determined in accordance with the rules and regulations of the SEC.

*        For each person and group included in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the total number of shares outstanding as of the date of this prospectus.

(1)      Pursuant to the reorganization, Ping Shiang Business Ltd, a limited liability company incorporated under the laws of the British Virgin Islands, is the record holder of the shares reported herein. Ping Shiang Business Ltd is owned as to 82% by Mr. Tsai Yi Yang, our Chairman and Chief Executive Officer and 18% by Ms. Lee Li Mei, the mother of Mr. Tsai Yi Yang. By virtue of Mr. Tsai Yi Yang and Ms. Lee Li Mei’s control over Ping Shiang Business Ltd, each of them may be deemed to beneficially own shares held by Ping Shiang Business Ltd. The registered office of Ping Shiang Business Ltd is located at Mandar House, 3rd Floor Johnson’s Ghut, Tortola British Virgin Islands.

None of our shareholders has informed us that it is affiliated with a registered broker-dealer or is in the business of underwriting securities. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company. See “Description of Share Capital — History of Securities Issuances” for historical changes in our major shareholders.

RELATED PARTY TRANSACTIONS

We adopted an audit committee charter, which will require the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee. Set forth below are material related-party transactions in the years ended December 31, 2022, 2023 and 2024 and as of the date of this prospectus.

TRANSACTIONS WITH RELATED PARTIES

Set forth below are our material related parties transactions that occurred during the fiscal years ended December 31, 2022, 2023 and 2024 and as of the date of this prospectus. The “related party transactions” are transactions identified in accordance with the rules prescribed under Part I, Item 7B of Form 20-F. Please see “Note 11 Related Party Transactions and Balances” from page F-21 for more details.

a)      The Company had the following balances with related parties as of year-end date:

Name of related parties	Relationship	Nature	As of December 31,			As of the date of this prospectus
			2022	2023	2024
			US$	US$	US$	US$
Mr. Tsai Yi Yang	Beneficial owner	Amount due to a related party(1)	—	727,775	1,031,203	1,247,912
Mr. Tsai Yi Yang	Beneficial owner	Rental deposit paid(2)	—	1,630	1,527	2,708
Ms. Lee Li Mei	Shareholder of the Company	Rental deposit paid(3)	—	—	2,320	2,572
Xiamen Celtic Culture Communication	Common Ultimate Beneficial Owner (“UBO”)	Account receivables(4)	84,899	—	—	—
Xiamen Celtic Culture Communication	Common UBO	Other receivables(5)	428,822	—	—	—
Xiamen Celtic Culture Communication	Common UBO	Contract liabilities(6)	—	82,699	—	—
Ding Yi International Co., Ltd	Controlled by an immediate family member of the beneficial owner	Account receivables(7)	—	—	68,488	—
Ding Yi International Co., Ltd	Controlled by an immediate family member of the beneficial owner	Accruals and other payables	—	169	—	—
Ding Yi International Co., Ltd	Controlled by an immediate family member of the beneficial owner	Other receivables(8)	—	—	—	7,446
Ding Yi International Co., Ltd	Controlled by an immediate family member of the beneficial owner	Amount due to a related party(9)	—	—	—	16,135
Ping Shiang Business Corporation	Common UBO	Amount due from a related party(10)	65,220	—	—	—
Ping Shiang Business Corporation	Common UBO	Amount due to a related party(11)	—	—	—	620,082
芳華株式会社	Common UBO	Prepayments and other receivables(12)	—	—	45,044	—
芳華株式会社	Common UBO	Trademark assets(12)	—	—	—	55,811
瀨古酒造株式会社	Common UBO	Prepayments and other receivables(13)	—	—	—	36,398

____________

(1)      As of December 31, 2023, December 31, 2024, and the date of this prospectus, the balance represented the working capital advance provided by Mr. Tsai Yi Yang. The balance was unsecured, interest-free and no fixed repayment terms.

(2)      As of December 31, 2023, December 31, 2024, and the date of this prospectus, the balance represented the rental deposits paid to Mr. Tsai Yi Yang for the warehouse at No. 162-10, Shengang Rd., Shengang Dist., Taichung City, with the lease starting from January 1, 2023, and for the warehouse at No. 23-1, Shenzun Rd., Shengang Dist., Taichung City, with the lease starting from January 1, 2025.

(3)      As of December 31, 2024, and the date of this prospectus, the balance represented the rental deposit paid to Ms. Lee Li Mei for the warehouse at No. 65-2, Shenlin Rd., Shengang Dist., Taichung City, with the lease starting on August 1, 2024.

(4)      As of December 31, 2022, the balance represented the accounts receivable from Xiamen Celtic Culture Communication for the sales of whisky products. The full amount was subsequently settled in 2023.

(5)      As of December 31, 2022, the balance represented the payments made on behalf of Xiamen Celtic Culture Communication. The full amount was subsequently settled in 2023.

(6)      As of December 31, 2023, the balance represented the receipts in advance from Xiamen Celtic Culture Communication for whisky product sales. The whisky products were subsequently delivered, and the full amount was recorded as sales in 2024.

(7)      As of December 31, 2024, the balance represented the accounts receivable from Ding Yi International Co., Ltd for whisky product sales. The full amount was subsequently settled in 2025.

(8)      As of the date of this prospectus, the balance represented the franchise fee receivables from Ding Yi International Co., Ltd.

(9)      As of the date of this prospectus, the balance represented the working capital advance provided by Ding Yi International Co., Ltd. The balance was unsecured, interest-free and no fixed repayment terms.

(10)    As of December 31, 2022, the balance represented the working capital advance provided to Ping Shiang Business Corporation. The balance was unsecured, interest-free and no fixed repayment terms. The full amount was subsequently settled in 2023.

(11)    As of the date of this prospectus, the balance represented the working capital advance provided by Ping Shiang Business Corporation. The balance was unsecured, interest-free and no fixed repayment terms.

(12)    As of December 31, 2024, the balance represented the prepayment paid to 芳華株式会社 for licensing the “忍者” trademark. The total agreement amount was JPY7,500,000 (equivalent to US$55,811), of which JPY6,700,000 (equivalent to US$45,044) was prepaid. The remaining balance was settled in February 2025. Upon the effectiveness of the license agreement, the amount was capitalized as an intangible asset in 2025, reflecting the fair value of the licensing rights acquired.

(13)    As of the date of this prospectus, the balance represented the advance payment to 瀨古酒造株式会社 for inventory purchases.

b)      During the years presented, the Company had the following transactions with related parties:

Name of related parties	Relationship	Nature	For the financial years ended December 31,			As of the date of this prospectus
			2022	2023	2024
			US$	US$	US$	US$
Xiamen Celtic Culture Communication	Common UBO	Sales(1)	—	38,295	80,928	—
Xiamen Celtic Culture Communication	Common UBO	Repayment from a related party(2)	—	428,822	—	—
Ping Shiang Business Corporation	Common UBO	Purchase(3)	96,114	—	191,489	676,392
Ping Shiang Business Corporation	Common UBO	Repayment from a related party(4)	—	65,220	—	—
Ping Shiang Business Corporation	Common UBO	Repayment to a related party(5)	—	—	—	20,701
Auchenbowie House	Common UBO	Sales(6)	—	24,083	—	—
Ding Yi International Co., Ltd	Controlled by an immediate family member of the beneficial owner	Sales(7)	—	—	229,412	23,659
Ding Yi International Co., Ltd	Controlled by an immediate family member of the beneficial owner	Purchase(8)	96,114	—	—	—
Ding Yi International Co., Ltd	Controlled by an immediate family member of the beneficial owner	Other income(9)	—	—	—	7,007
Ding Yi International Co., Ltd	Controlled by an immediate family member of the beneficial owner	Repayment to a related party	—	—	169	—
Ding Yi International Co., Ltd	Controlled by an immediate family member of the beneficial owner	Proceeds from a related party(10)	—	—	—	111,468
Mr. Tsai Yi Yang	Beneficial owner	Rent paid(11)	—	9,636	9,348	7,644
Mr. Tsai Yi Yang	Beneficial owner	Expense paid on behalf(12)	—	—	—	176,965
Mr. Tsai Yi Yang	Beneficial owner	Repayment to a related party(13)	—	127,092	—	100,133
Mr. Tsai Yi Yang	Beneficial owner	Proceeds from a related party(14)	—	—	373,007	21,657
Ms. Lee Li Mei	Shareholder of the Company	Rent paid(15)	—	—	5,920	7,261
芳華株式会社	Common UBO	Prepayment for a trademark(16)	—	—	48,000	—
瀨古酒造株式会社	Common UBO	Prepayment for inventory cost(17)	—	—	—	34,248

____________

(1)      For the years ended December 31, 2023 and 2024, the amount represented the sales of bottled whisky products to Xiamen Celtic Culture Communication.

(2)      For the years ended December 31, 2023, the amount represented the repayment made from Xiamen Celtic Culture Communication for settling the outstanding balance due to our Group.

(3)      For the years ended December 31, 2022, 2024, and the period from January 1, 2025 to the date of this prospectus, the amount represented the purchases of bottled whisky products from Ping Shiang Business Corporation.

(4)      For the year ended December 31, 2023, the amount represented the repayment made from Ping Shiang Business Corporation for settling the outstanding balance due to our Group.

(5)      For the period from January 1, 2025 to the date of this prospectus, the amount represented the repayment made by our Group to Ping Shiang Business Corporation for settling the outstanding balance due to Ping Shiang Business Corporation.

(6)      For the year ended December 31, 2023, the amount represented the sales of bottled whisky products to Auchenbowie House.

(7)      For the year ended December 31, 2024, and the period from January 1, 2025 to the date of this prospectus, the amount represented the sales of bottled whisky products to Ding Yi International Co., Ltd.

(8)      For the year ended December 31, 2022, the amount represented the purchases of bottled whisky products from Ding Yi International Co., Ltd.

(9)      For the period from January 1, 2025 to the date of this prospectus, the amount represented the franchise fees income earned from Ding Yi International Co., Ltd.

(10)    For the period from January 1, 2025 to the date of this prospectus, the amount represented the proceeds from Ping Shiang Business Corporation for providing additional working capital advance to our Group, which was unsecured, interest-free and no fixed repayment terms.

(11)    For the years ended December 31, 2023, 2024, and the period from January 1, 2025 to the date of this prospectus, the amount represented operating lease expenses charged by Mr. Tsai Yi Yang for warehouses at No. 162-10, Shengang Rd., Shengang Dist., Taichung City and No. 23-1, Shenzun Rd., Shengang Dist., Taichung City.

(12)    For the period from January 1, 2025 to the date of this prospectus, the amount represented the expenses paid on behalf of our Group for operations.

(13)    For the year ended December 31, 2023, and the period from January 1, 2025 to the date of this prospectus, the amount represented the repayment made by our Group to Mr. Tsai Yi Yang for settling the outstanding balance due to Mr. Tsai Yi Yang.

(14)    For the year ended December 31, 2024, and the period from January 1, 2025 to the date of this prospectus, the amount represented the proceeds from Mr. Tsai Yi Yang for providing additional working capital advance to our Group, which was unsecured, interest-free and no fixed repayment terms.

(15)    For the years ended December 31, 2024, and the period from January 1, 2025 to the date of this prospectus, the amount represented operating lease expenses charged by Ms. Lee Li Mei for the warehouse at No. 65-2, Shenlin Rd., Shengang Dist., Taichung City.

(16)    For the years ended December 31, 2024, the amount represented the prepayment to 芳華株式会社 for licensing the “忍者” trademark for use on whisky products, with a total agreement amount of JPY7,500,000 (equivalent to US$53,120), of which JPY6,700,000 (equivalent to US$48,000) was prepaid. Upon the effectiveness of the license agreement, the amount was capitalized as an intangible asset in 2025, reflecting the fair value of the licensing rights acquired.

(17)    For the period from January 1, 2025 to the date of this prospectus, the amount represented the advance payment to 瀨古酒造株式会社 for inventory purchases.

These above transactions were made in normal course of business.

EMPLOYMENT AGREEMENTS AND INDEMNIFICATION AGREEMENTS

See “Management — Employment Agreements and Indemnification Agreements.”

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs will be governed by our memorandum and articles of association, as amended from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 1,250,000,000 shares of par value US$0.00004 each, comprising of 625,000,000 Class A Ordinary Shares of par value US$0.00004 each and 625,000,000 Class B Ordinary Shares of par value US$0.00004 each. As of the date of this prospectus, 17,864,000 Class A Ordinary Shares and 14,500,000 Class B Ordinary Shares are issued and outstanding.

Immediately prior to the completion of this offering, we will have 17,864,000 Class A Ordinary Shares and 14,500,000 Class B Ordinary Shares issued and outstanding. All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Our Post-Offering Amended and Restated Memorandum and Articles of Association

We will adopt a post-offering amended and restated memorandum and articles of association, which will become effective and replace our current amended and restated memorandum and articles of association in its entirety immediately prior to the completion of this offering. The following are summaries of certain material provisions of the post-offering amended and restated memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company.    Under our post-offering amended and restated memorandum and articles of association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares.    Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares nor shall any Class B Ordinary Share be convertible into Class A Ordinary Shares, and there is no sunset provisions that limit the lifespan of the Class B Ordinary Shares.

Dividends.    The holders of our Class A Ordinary Shares are entitled to such dividends as may be declared by our board of directors, in contrast, holders of our Class B Ordinary Shares will not be entitled to any dividends. Our post-offering amended and restated memorandum and articles of association provide that dividends may be declared and paid out of the funds of our Company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights.    Voting at any meeting of shareholders is by a poll. Every shareholder present shall have one (1) vote for every Class A Ordinary Share and ten (10) votes for every Class B Ordinary Share of which he is the holder. An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our post-offering amended and restated memorandum and articles of association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders.    As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our post-offering amended and restated memorandum and articles of association provide that we shall, if required by the Companies Act or our post-offering amended and restated articles of association, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. General meetings, including annual general meetings, may be held at such times and in any location in the world as may be determined by the Board. A general meeting or any class meeting may also be held by means of such telephone, electronic or other communication facilities as to permit all persons participating in the meeting to communicate with each other, and participation in such a meeting constitutes presence at such meeting.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering amended and restated memorandum and articles of association provide that only a majority of the Board or the Chairman of the Board may call extraordinary general meetings.

Transfer of Ordinary Shares.    Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our board of directors. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•        the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only one class of ordinary shares;

•        the instrument of transfer is properly stamped, if required;

•        in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•        a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation.    On the winding up of our company, holders of our Class A Ordinary Shares are entitled to participate in the distribution of our Company’s assets in accordance with our post-offering amended and restated memorandum and articles of association and Cayman Islands law, and holders of our Class B Ordinary Shares are not entitled to participate in the distribution of our Company’s assets. If the assets available for distribution amongst holders of our Class A Ordinary Shares shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst holders of our Class A Ordinary Shares in proportion to the par value of the Class A Ordinary Shares held by them at the commencement of the winding up, subject to a deduction from those Class A Ordinary Shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such assets will be distributed so that, as nearly as may be, the losses are borne by holders of our Class A Ordinary Share in proportion to the par value of the Class A Ordinary Shares held by them.

Calls on Shares and Forfeiture of Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares.    We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares.    Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares.    Our post-offering amended and restated memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our post-offering amended and restated memorandum and articles of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

•        the designation of the series;

•        the number of shares of the series;

•        the dividend rights, dividend rates, conversion rights and voting rights; and

•        the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records.    Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our post-offering amended and restated memorandum and articles of association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited combined financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions.    Some provisions of our post-offering amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

•        authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

•        limit the ability of shareholders to requisition and convene general meetings of shareholders.

Furthermore, our authorized, but unissued Class A Ordinary Shares and Class B Ordinary Shares are available for future issuance without shareholders’ approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued Class B Ordinary Shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

The disparate voting rights between the Class A Ordinary Shares and Class B Ordinary Shares may have anti-takeover effects preventing a change in control transaction that shareholders might consider in their best interest. The future issuances of Class B Ordinary Shares may be dilutive to Class A shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our post-offering amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•        does not have to file an annual return of its shareholders with the Registrar of Companies;

•        is not required to open its register of members for inspection;

•        does not have to hold an annual general meeting;

•        may issue shares with no par value;

•        may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as an exempted limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Legislation of the Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (Revised) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities”. All companies are required to file annual reports with the Registrar of Companies of the Cayman Islands confirming whether or not they are carrying on any relevant activities and if it is, it must satisfy an economic substance test.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware in the United States and their shareholders.

Mergers and Similar Arrangements.    The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made, or a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits.    In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•        a company acts or proposes to act illegally or ultra vires;

•        the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•        those who control the company are perpetrating a “fraud on the minority”.

Our post-offering amended and restated articles of association contains a provision by which our shareholders waive any claim or right of action that they may have, both individually and on our behalf, against any director in relation to any action or failure to take action by such director in the performance of his or her duties with or for our Company, except in respect of any fraud, willful default or dishonesty of such director.

Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our post-offering amended and restated memorandum and articles of association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our post-offering amended and restated articles of association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our post-offering amended and restated articles of association and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering amended and restated articles of association provide that only a majority of the Board may call extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our post-offering amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, a director may be removed from office by the affirmative vote of two-thirds (2/3) of the directors then in office (except with regard to the removal of the chairman, who may be removed from office by the affirmative vote of all directors), or by ordinary resolution of the shareholders (except with regard to the removal of the chairman, who may be removed from office by special resolution, being a resolution passed by not less than two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given; or approved in writing by all of the shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the shareholders), notwithstanding anything in our post-offering amended and restated memorandum and articles of association or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement). In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; or (iv) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our post-offering amended and restated memorandum and articles of association.

Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our post-offering amended and restated memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders.    There are no limitations imposed by our post-offering amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuances

In the past three years, we have not issued any securities.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 34,114,000 issued and outstanding Ordinary Shares, including 19,614,000 Class A Ordinary Shares and 14,500,000 Class B Ordinary Shares, assuming the underwriters do not exercise their option to purchase additional ordinary shares. All of the Class A Ordinary Shares sold in this offering will be freely transferable by persons other than by our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of our Class A Ordinary Shares in the public market could adversely affect prevailing market prices of our Class A Ordinary Shares. Prior to this offering, there has been no public market for our Class A Ordinary Shares and we cannot assure you that a regular trading market will develop.

All outstanding Ordinary Shares prior to this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold on the Nasdaq only if they are sold pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 and 701 promulgated under the Securities Act, which rules are summarized below. Restricted ordinary shares may also be sold outside of the United States in accordance with Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Class A Ordinary Shares acquired in this Offering by our affiliates.

LOCK-UP AGREEMENTS

We have agreed for a period of three (3) months from the closing of this offering, we and any successors of us will not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of us or any securities convertible into or exercisable or exchangeable for shares of capital stock of us; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; or (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in clause (a), (b) or (c) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise.

Furthermore, each of our directors, officers and holders of more than 5% of our outstanding shares as of the effective date of this registration statement has entered into customary “lock-up” agreements in favor of the underwriters for a period of six (6) months from the date of this offering.

The restrictions described in the preceding paragraphs will be automatically extended under certain circumstances. See “Underwriting.”

Other than this offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of our ordinary shares. However, one or more existing shareholders or owners of securities may dispose of significant numbers of our ordinary shares in the future. We cannot predict what effect, if any, future sales of our ordinary shares, or the availability of ordinary shares for future sale, will have on the trading price of our Class A Ordinary Shares from time to time. Sales of substantial amounts of our ordinary shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our ordinary shares.

REGULATION S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates solely by virtue of their status as an officer or director of us may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of our restricted shares by an officer or director who is an affiliate of us solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of us other than by virtue of his or her status as an officer or director of us.

We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

RULE 144

All of our ordinary shares outstanding prior to this offering upon the completion of this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, under Rule 144 as currently in effect, beginning ninety (90) days after the date of this prospectus a person (or persons whose shares are aggregated) who has beneficially owned our restricted shares for at least six months, is entitled to sell the restricted securities without registration under the Securities Act, subject to certain restrictions. Persons who are our affiliates may sell within any three months period a number of restricted shares that does not exceed the greater of the following:

•        1% of our then total issued and outstanding Class A Ordinary Shares, which will equal 196,140 Class A Ordinary Shares immediately after this offering, assuming the underwriters do not exercise their option to purchase additional ordinary shares (or approximately 198,765 ordinary shares if the underwriters in full their option to purchase additional ordinary shares); or

•        the average weekly trading volume of our ordinary shares in the form of Class A Ordinary Shares on the Nasdaq Capital Market, during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission.

Sales under Rule 144 must be made through unsolicited transactions. They are also subject to other manner of sale provisions, notice requirements and the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our restricted shares for more than six months but not more than one year may sell the restricted shares without registration under the Securities Act, subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our restricted shares for more than one year may freely sell the restricted shares without registration under the Securities Act. However, these shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

RULE 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Class A Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Class A Ordinary Shares ninety (90) days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, these shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

REGISTRATION RIGHTS

As of the date of this prospectus, we do not have registration rights arrangements with the holders of our ordinary shares or their transferees, but we may enter into registration rights agreements with certain holders of our ordinary shares or their transferees in the future, under which they will be entitled to request that we register their ordinary shares for resale under the Securities Act upon completion of this offering and following the expiration of the lock-up agreements described above.

TAXATION

The following summary of the material Cayman Islands, Taiwan and U.S. federal income tax consequences of an investment in our Class A Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this registration statement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Class A Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, Taiwan and the United States. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Harney Westwood & Riegels, our Cayman Islands counsel, and to the extent it relates to Taiwan tax law, it is the opinion of KPMG Law Firm, our Taiwan counsel.

TAIWAN TAXATION

The following is a general summary of the principal Taiwan tax implications of the ownership and disposition of our Class A Ordinary Shares (the holders of our Class A Ordinary Shares referred to herein as “Holders”).

Holders should consult their tax advisors concerning the Taiwan tax consequences of holding our Class A Ordinary Shares and the laws of any relevant taxing jurisdiction to which they are subject.

Capital gains from the sale or disposal of our Class A Ordinary Shares

Sale or disposal of the Class A Ordinary Shares of a Cayman Islands company is generally not regarded as the sale of Taiwan securities; thus, any gains generated therefrom by Holders who are individual Taiwan tax residents are not subject to Taiwan income tax.

However, such capital gains may become subject to Taiwan Alternative Minimum Tax (“AMT”) as overseas income. For further information, please see “Taiwan Alternative Minimum Tax” below.

In contrast, for Holders who are corporate Taiwan tax residents, such capital gains should still be included in their current-year corporate income tax (“CIT”) returns and subject to 20% CIT rate.

Dividends

For Holders who are individual Taiwan tax residents, they may be subject to AMT for dividends received from the Company as overseas income. For further information, please see “Taiwan Alternative Minimum Tax” below.

For Holders who are corporate Taiwan tax residents, dividends income should be included in their current-year CIT return and subject to 20% CIT rate.

Furthermore, starting from January 1, 2024, Taiwan has started to enforce the Controlled Foreign Corporation (“CFC”) regime on Taiwan tax residents. Specifically, under the CFC regime, if Holders who are Taiwan tax residents (either individuals or corporations) directly or indirectly hold 50% or more of the shares of the Company or have significant influence over the Company, the Company will constitute a CFC of such Holders. In this case, unless the Company carries out substantial operating activities in the Cayman Islands or its current-year earnings are below NTD7 million, the retained earnings of the Company would be deemed to distribute to the Holders. Such deemed dividends would be taxable based on the aforesaid methods.

Taiwan Alternative Minimum Tax

The AMT regime imposed under the Taiwan Income Basic Tax Act is a supplemental income tax which applies if the amount of regular income tax calculated pursuant to the Taiwan Income Tax Act and relevant laws and regulations is below the amount of basic tax prescribed under the Taiwan Income Basic Tax Act.

For individual Taiwan tax residents, if their current-year overseas income exceeds NTD 1 million, such income should be included in the AMT taxable income, together with other add-back items, and subject to a 20% AMT rate with an exemption amount of NTD 7.5 million. For corporate Taiwan tax residents, the AMT taxable income are taxed at 12% AMT after deducting an exemption amount of NTD 600,000.

Holders are strongly encouraged to consult their own tax advisors regarding the applicability and the consequences of Taiwan AMT regime.

Taiwan Securities Transaction Tax

Sale of the Class A Ordinary Shares of a Cayman Islands company by Holders is generally not subject to Taiwan securities transaction tax.

The Taiwan tax considerations summarized above are for general information only and not intended to provide any definitive tax representations to the Holders. Each Holder should consult his or her own tax advisor as to the particular tax consequences that may apply to such Holder.

CAYMAN ISLANDS TAXATION

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty or withholding tax applicable to us or to any holder of our Class A Ordinary Shares. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies except those which hold interests in land in the Cayman Islands. Save and except that the Cayman Islands is a party to a double tax treaty entered into with the United Kingdom in 2010, the Cayman Islands are not party to any double tax treaties that are applicable to any payments made to or by the Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of Class A Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of Class A Ordinary Shares, nor will gains derived from the disposal of Class A Ordinary Shares be subject to Cayman Islands income or corporation tax.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (Revised) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations relevant to the acquisition, ownership, and disposition of our Class A Ordinary Shares by U.S. Holders (as defined below) that will hold our Class A Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the “Code”). This discussion is based upon applicable provisions of the Code, U.S. Treasury regulations promulgated thereunder, pertinent judicial decisions, interpretive rulings of the U.S. Internal Revenue Service, or the IRS, and such other authorities as we have considered relevant, all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual investment circumstances, including investors subject to special tax and/or reporting rules (for example, certain financial institutions; insurance companies; broker-dealers; pension plans; regulated investment companies; real estate investment trusts; tax-exempt organizations (including private foundations); holders who are not U.S. Holders (as defined below); holders who own (directly, indirectly, or constructively) 10% or more of the voting power or value of our stock; investors that will hold their Class A Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for U.S. federal income tax purposes; investors that are traders in securities that have elected the mark-to-market method of accounting; or investors that have a functional currency other than the U.S. dollar), or holders that acquire Class A Ordinary Shares through the exercise of options or other convertible instruments or in connection with the provision of services, all of whom may be subject to tax rules that differ significantly from those discussed below.

In addition, this discussion does not address tax considerations relevant to U.S. Holders under any non-U.S., state or local tax laws, the Medicare tax on net investment income, the one-percent excise tax on stock repurchases, estate or gift tax, or the alternative minimum tax. Each U.S. Holder is urged to consult its tax advisors regarding the U.S. federal, state, local, and non-U.S. income and other tax considerations of an investment in Class A Ordinary Shares.

The discussion below of U.S. federal income tax consequences applies to you if you are a “U.S. Holder.” You are a U.S. Holder if you are a beneficial owner of our Class A Ordinary Shares and you are: (i) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes; (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created in, or organized under the law of any state of the United States, or the District of Columbia; (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. federal or state court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If you are a partner in a partnership (including any entity or arrangement treated or elects to be treated as a partnership for U.S. federal income tax purposes) that holds our Class A Ordinary Shares, your tax treatment generally will depend on your status and the activities of the partnership (or any such entity or arrangement treated as or elects to be treated as a partnership for U.S. federal income tax purposes). Partners in a partnership (or any such entity or arrangement treated as or elects to be treated as a partnership for U.S. federal income tax purposes) holding our Class A Ordinary Shares should consult their tax advisors regarding the tax consequences of an investment in the Class A Ordinary Shares.

We are a corporation organized under the laws of the Cayman Islands. As such, we believe that we are properly classified as a non-U.S. corporation for U.S. federal income tax purposes. Under certain provisions of the Code and U.S. Treasury regulations, however, if pursuant to a plan (or a series of related transactions), a non-U.S. corporation (such as our company) acquires substantially all of the properties constituting a trade or business of a U.S. corporation or partnership, and after the acquisition 80% or more of the stock (by vote or value) of the non-U.S. corporation (excluding stock issued in a public offering related to the acquisition) is owned by former stockholder or partners of the U.S. corporation or partnership by reason of their holding stock or a capital or profits interest in the U.S. corporation or partnership, the non-U.S. corporation will be considered a U.S. corporation for U.S. federal income tax purposes. You are urged to consult your tax advisor concerning the income tax consequences of purchasing, holding or disposing of Class A Ordinary Shares if we were to be treated as a U.S. corporation for U.S. federal income tax purposes. The remainder of this discussion assumes that our company is treated as a non-U.S. corporation for U.S. Federal income tax purposes.

Dividends

Subject to the PFIC rules discussed below, any cash distributions (including the amount of any other tax withheld) paid on our Class A Ordinary Shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in your gross income as dividend income on the day actually or constructively received by you. Because we do not intend to determine our earnings and profits under U.S. federal income tax principles, any distribution paid will generally be treated as a dividend for U.S. federal income tax purposes by us. Dividends received by corporations on our Class A Ordinary Shares may be eligible for the dividends received deduction allowed to U.S. corporations under the Code.

Considering that the U.S. has not entered into an income tax treaty with Taiwan, in the event that we are deemed to be a Taiwan tax resident enterprise under Taiwan Tax Law, you may be subject to Taiwan withholding taxes on dividends paid on our Class A Ordinary Shares, as described under “— Taiwan Taxation.”

A non-corporate U.S. Holder generally may be subject to tax at preferential tax rates applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) our stock is readily tradable on an established securities market in the United States, (2) we are neither a PFIC nor treated as such with respect to a U.S. Holder (as discussed below) for the taxable year in which the dividend was paid and the preceding taxable year, and (3) certain holding period requirements are met. U.S. holders are urged to consult their own tax advisors regarding the availability of the preferential rate for any dividends paid with respect to our Class A Ordinary Shares.

For U.S. foreign tax credit purposes, dividends generally will be treated as income from foreign sources and generally will constitute “passive” category income. Depending on your particular circumstances, you may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on our Class A Ordinary Shares. If you do not elect to claim a foreign tax credit for foreign tax withheld, you may instead claim a deduction, for U.S. federal income tax purposes, for the foreign tax withheld, but only for a year in which you elect to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisor regarding the availability of the foreign tax credit under your particular circumstances.

Sale or Other Disposition of Class A Ordinary Shares

Subject to the PFIC rules discussed below, you generally will recognize capital gain or loss upon the sale or other disposition of our Class A Ordinary Shares in an amount equal to the difference, if any, between the amount realized upon the disposition and your adjusted tax basis in such Class A Ordinary Shares. Any capital gain or loss will be long-term capital gain or loss if you have held the Class A Ordinary Shares for more than one year, and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. In the event that we are deemed to be a Taiwan tax resident enterprise under Taiwan Tax Law, gain from the disposition of the Class A Ordinary Shares may be subject to tax in the PRC, as described under “— Taiwan Taxation.” If such income were treated as U.S.-source income for foreign tax credit purposes, you might not be able to use the foreign tax credit arising from any tax imposed on the sale, exchange, or other taxable disposition of our Class A Ordinary Shares unless such credit could be applied (subject to applicable limitations) against tax due on other income derived from foreign sources. The deductibility of a capital loss may be subject to limitations. You are urged to consult your tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A Ordinary Shares, including the availability of the foreign tax credit under your particular circumstances.

PFIC Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For this purpose, cash is categorized as a passive asset and the company’s goodwill associated with active business activity is taken into account as an active asset. We will be treated as owning our proportionate share of the assets and income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

Based on the projected composition of our assets and income, we do not anticipate being classified as a PFIC for our taxable year ending December 31, 2024. While we do not anticipate being classified as a PFIC, because the value of our assets for purposes of the PFIC asset test will generally be determined by reference to the market price of our Class A Ordinary Shares, fluctuations in the market price of our Class A Ordinary Shares may cause us to become a PFIC for the current or any subsequent taxable year. The determination of whether we will become a PFIC will also depend, in part, on the composition of our income and assets, which will be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Whether we are a PFIC is a factual determination and we must make a separate determination each taxable year as to whether we are a PFIC (after the close of each taxable year). Accordingly, we cannot assure you that we will not be classified as a PFIC for our taxable year ending December 31, 2024 or any future taxable year. If we are classified as a PFIC for any taxable year during which you hold our Class A Ordinary Shares, we generally will continue to be treated as a PFIC, unless you make certain elections, for all succeeding years during which you hold our Class A Ordinary Shares even if we cease to qualify as a PFIC under the rules set forth above.

If we are a PFIC for any taxable year during which you hold our Class A Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of our Class A Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Class A Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over your holding period for the Class A Ordinary Shares;

•        amounts allocated to the current taxable year and any taxable years in your holding period prior to the first taxable year in which we are classified as a PFIC (a “pre-PFIC year”) will be taxable as ordinary income; and

•        amounts allocated to each prior taxable year, other than the current taxable year or a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to you for that year, and such amounts will be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to such years.

If we are classified as a PFIC for any taxable year during which you hold our Class A Ordinary Shares and any of our non-U.S. subsidiaries is also a PFIC, you will be treated as owning a proportionate amount (by value) of the shares of each such non-U.S. subsidiary classified as a PFIC for purposes of the application of these rules.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock of a PFIC to elect out of the tax treatment discussed in the two preceding paragraphs. If you make a valid mark-to-market election for the Class A Ordinary Shares, you will include in income each year an amount equal to the excess, if any, of the fair market value of the Class A Ordinary Shares as of the close of your taxable year over your adjusted basis in such Class A Ordinary Shares. You will be allowed a deduction for the excess, if any, of the adjusted basis of the Class A Ordinary Shares over their fair market value as of the close of the taxable year. However, deductions will be allowable only to the extent of any net mark-to-market gains on the Class A Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A Ordinary Shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the Class A Ordinary Shares, as well as to any loss realized on the actual sale or disposition of the Class A Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Class A Ordinary Shares. Your basis in the Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a mark-to-market election, tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us (except that the preferential rates for qualified dividend income would not apply).

The mark-to-market election is available only for “marketable stock” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. We expect that the Class A Ordinary Shares will be listed on the Nasdaq Capital Market, which is a qualified exchange for these purposes. If the Class A Ordinary Shares are regularly traded, and the Class A Ordinary Shares qualify as “marketable stock” for purposes of the mark-to-market rules, then the mark-to-market election might be available to you if we were to become a PFIC.

Because, as a technical matter, a mark-to-market election cannot be made for any lower-tier PFICs that we may own, you may continue to be subject to the PFIC rules with respect to your indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

We do not currently intend to provide information necessary for U.S. Holders to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If you own our Class A Ordinary Shares during any taxable year that we are a PFIC, you must file an annual report with the IRS, subject to certain exceptions based on the value of the Class A Ordinary Shares held. You are urged to consult your tax advisor concerning the U.S. federal income tax consequences of purchasing, holding, and disposing of our Class A Ordinary Shares if we are or become a PFIC, including the possibility of making a mark-to-market election.

Information Reporting and Backup Withholding

You may be required to submit to the IRS certain information with respect to your beneficial ownership of our Class A Ordinary Shares, if such Class A Ordinary Shares are not held on your behalf by certain financial institutions. Penalties also may be imposed if you are required to submit such information to the IRS and fail to do so.

Dividend payments with respect to Class A Ordinary Shares and proceeds from the sale, exchange or redemption of Class A Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. Federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. You are urged to consult your tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders are urged to consult their tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of our Class A Ordinary Shares and warrants, including the tax consequences under state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

UNDERWRITING

We have entered into an underwriting agreement with D. Boral Capital LLC (the “Representative”), to act as the representative of the underwriters named below, with respect to the Class A Ordinary Shares in this offering. The Representative may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the underwriters the number of Class A Ordinary Shares as indicated below.

Underwriter	Number of Class A Ordinary Shares
D. Boral Capital LLC (“D. Boral Capital”)	402,500
Revere Securities LLC (“Revere Securities”)	1,347,500
Total	1,750,000

The underwriters are offering the Class A Ordinary Shares subject to their acceptance of the Class A Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Class A Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares offered by this prospectus if any such Class A Ordinary Shares are taken. However, the underwriters are not required to take or pay for the Class A Ordinary Shares covered by the underwriters’ option to purchase additional Class A Ordinary Shares described below.

Option to Purchase Additional Ordinary Shares

We have granted the underwriters an option, exercisable within 45 days from the date of this prospectus, to purchase up to an aggregate of 262,500 Class A Ordinary Shares or an additional 15% of the total number of Class A Ordinary Shares sold in this offering at the initial public offering price sets forth on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering.

Underwriting Discounts and Expenses

The underwriters propose to offer the Class A Ordinary Shares to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession. The underwriters may allow, and certain dealers may reallow, a discount from the concession to certain brokers and dealers. After this offering, the initial public offering price, concession, and reallowance to dealers may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The Class A Ordinary Shares are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise by the underwriters of the over-allotment option.

	Per Class A Ordinary Share	Total
		No exercise	Full exercise
	(US$)	(US$)	(US$)
Initial Public offering price	4.00	7,000,000	8,050,000
Underwriting discounts and commissions paid by us(1)	0.28	490,000	563,500
Proceeds, before expenses, to us	3.72	6,510,000	7,486,500

____________

Note:

(1)      Represents underwriting discounts equal to seven percent (7.0%) (or US$0.28 per Class A Ordinary Share) of gross proceeds of this offering. Does not include a non-accountable expense allowance.

We have also agreed to pay Revere Securities advisory fees in the amount of $70,000, of which $55,000 were paid upon the execution of an engagement agreement with the Revere Securities and $15,000 were paid within three business days of the public filing of the registration statement of which this prospectus forms a part.

We have agreed to reimburse the underwriters up to a maximum of $210,000 for out-of-pocket accountable expenses, including but not limited to travel, due diligence expenses, reasonable fees and expenses of its legal counsel, and background check expenses, reasonable cost for roadshows, provided that any expense over $2,000 shall require prior written or email approval of the Company. Any expenses advancement will be returned to us to the extent the underwriters’ out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We have also agreed to pay the underwriters a non-accountable expense in an amount equal to one percent (1.0)% of the gross proceeds of this offering.

The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement. A form of the underwriting agreement is included as an exhibit to the registration statement of which this prospectus forms a part.

Notwithstanding anything to the contrary, whether or not the offering is successfully completed, we are responsible to pay for all reasonable, necessary and accountable out-of-pocket expenses relating to the offering including, but not limited to: (a) the costs of preparing, printing and filing the registration statement, amendments and supplements thereto, and post effective amendments, as well as the filing with FINRA, and payment of all necessary fees in connection therewith and the printing of a sufficient quantity of preliminary and final prospectuses as the underwriters may reasonably request; (b) the costs of preparing, printing and delivering exhibits thereto, in such quantities as the underwriters may reasonably request; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the underwriters; (d) the fees of counsel(s) and accountants of the Company including fees associated with any blue sky filings where applicable; (e) fees associated with the our transfer agent; (f) fees, if necessary, associated with translation services; (g) expenses related to road shows; and (h) the costs of any pre-approved due diligence work in legal, finance, and business. We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts and the non-accountable expenses, will be approximately $1.2 million.

Listing

We have been approved to have our Class A Ordinary Shares listed on the Nasdaq Capital Market under the symbol “AGCC.”

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-up Agreements

All of our directors, officers, and holders of more than five percent (5%) of the Company’s outstanding Class A Ordinary Shares have agreed with the underwriters, subject to certain exceptions, not to offer, issue, sell, transfer, contract to sell, encumber, grant any option for the sale of or otherwise dispose of, directly or indirectly, any of our Class A Ordinary Shares or other securities convertible into or exercisable or exchangeable for our Class A Ordinary Shares for a period of six (6) months from the date of this offering.

The lock-up restrictions described in the above paragraph shall not apply to (1) any transfers made (a) as a bona fide gift to any member of immediate family or to a trust the beneficiaries of which are exclusively members of immediate family, (b) by will or intestate succession upon the death of the shareholder, (c) as a bona fide gift to a charity or educational institution, (d) any transfer pursuant to a qualified domestic relations order or in connection with a divorce; or (e) for an officer, director or employee of the Company, to the Company pursuant to the Company’s right of repurchase upon termination of the shareholder’s service with the Company; (2) if the shareholder is a corporation, partnership, limited liability company or other business entity, any transfers to any shareholder, partner or member of, or owner of a similar equity interest in, the entity, as the case may be, if, in any such case, such transfer is not for value; (3) if the shareholder is a corporation, partnership, limited liability company or other business entity, any transfer made by the shareholder (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the shareholder’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the entity’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by the lock-up agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate of the shareholder entity and such transfer is not for value; (4) (a) exercises of stock options or equity awards granted pursuant to an equity incentive or other plan or warrants to purchase Ordinary Shares or other securities (including by cashless exercise to the extent permitted by the instruments representing such stock options or warrants so long as such cashless exercise is effected solely by the surrender of outstanding stock options or warrants to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price), provided that in any such case the securities issued upon exercise shall remain subject to the provisions of the lock-up agreement; (b) transfers of Ordinary Shares or other securities to the Company in connection with the vesting or exercise of any equity awards granted pursuant to an equity incentive or other plan and held by the shareholder to the extent, but only to the extent, as may be necessary to satisfy tax withholding obligations pursuant to the Company’s equity incentive or other plans; (5) the occurrence after the date of the lock-up agreement of any of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of 100% of the voting securities of the Company, (b) the Company merges into or consolidates with any other entity, or any entity merges into or consolidates with the Company, (c) the Company sells or transfers all or substantially all of its assets to another person, or (d) provided, that, the Ordinary Shares received upon any of the events set forth in clauses (a) through (c) above shall remain subject to the restrictions provided for in the lock-up agreement; (6) transactions relating to Ordinary Shares acquired in open market transactions after the completion of this offering; provided that, no filing by any party under the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with such transfer; provided however, that in the case of any transfer described in clause (1), (2) or (3) above, it shall be a condition to the transfer that the transferee executes and delivers to the Representative, acting on behalf of the underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of the lock-up agreement and otherwise satisfactory in form and substance to the Representative.

In addition, each of the Company and any successors of the Company have agreed, for a period of three (3) months from the closing of this offering, that each will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

The lock-up restrictions described in the above paragraph shall not apply to (1) the issuance by the Company of Ordinary Shares upon the exercise of an outstanding stock option or warrant or the conversion of a security outstanding on the date hereof, in each case, describe as outstanding herein; (2) the issuance by the Company of any security under any equity-based compensation plan, incentive plan, stock plan or dividend reinvestment plan adopted and approved by a majority of the disinterested directors of the Company (the “Equity Incentive Plan”); and (3) filing a registration statement on Form S-8 in connection with the registration of Ordinary Shares issuable under any Equity Incentive Plan.

Pricing of the Offering

Prior to this offering, there has been no public market for our Class A Ordinary Shares. The initial public offering price of the Class A Ordinary Shares was negotiated between us and the underwriters. Among the factors to be considered in determining the initial public offering price of the Class A Ordinary Shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our Class A Ordinary Shares. Specifically, the underwriters may sell more Class A Ordinary Shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of Class A Ordinary Shares available for purchase by the underwriters under option to purchase additional Class A Ordinary Shares. The underwriters can close out a covered short sale by exercising the option to purchase additional Class A Ordinary Shares or purchasing Class A Ordinary Shares in the open market. In determining the source of Class A Ordinary Shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of Class A Ordinary Shares compared to the price available under the option to purchase additional Class A Ordinary Shares. The underwriters may also sell Class A Ordinary Shares in excess of the option to purchase additional Class A Ordinary Shares, creating a naked short position. The underwriters must close out any naked short position by purchasing Class A Ordinary Shares in the open market. A naked short position is more likely to be created if the underwriters is concerned that there may be downward pressure on the price of the Class A Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our Class A Ordinary Shares in this offering because such underwriter repurchases those Class A Ordinary Shares in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our Class A Ordinary Shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Class A Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be affected on the Nasdaq, in the over-the-counter market, or otherwise.

Electronic Offer, Sale, and Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters or selling group members, if any, or by their affiliates, and the underwriters may distribute prospectus electronically. The underwriters may agree to allocate a number of Class A Ordinary Shares to selling group members for sale to their online brokerage account holders Class A Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and should not be relied upon by investors.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our Class A Ordinary Shares on the Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the Class A Ordinary Shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions, and expenses.

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Class A Ordinary Shares or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the Class A Ordinary Shares may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the Class A Ordinary Shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

European Economic Area

In relation to each Member State of the European Economic Area (each an “EEA State”), no Class A Ordinary Shares have been offered or will be offered pursuant to the offering to the public in that EEA State prior to the publication of a prospectus in relation to the Shares which has been approved by the competent authority in that EEA State or, where appropriate, approved in another EEA State and notified to the competent authority in that EEA State, all in accordance with the EU Prospectus Regulation, except that it may make an offer to the public in that EEA State of the shares at any time under the following exemptions under the EU Prospectus Regulation:

(a)     to any legal entity which is a qualified investor as defined under the EU Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined under the EU Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)     in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation, provided that no such offer of the shares shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any EEA State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129.

This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

In relation to the United Kingdom, no Class A Ordinary Shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Class A Ordinary Shares which has been approved by the Financial Conduct Authority in accordance with the UK Prospectus Regulation, except that it may make an offer to the public in the United Kingdom of the Class A Ordinary Shares at any time under the following exemptions under the UK Prospectus Regulation:

•        to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

•        to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or;

•        in any other circumstances falling within Article 1(4) of the UK Prospectus Regulation;

provided that no such offer of the Class A Ordinary Shares shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

In the United Kingdom, the offering is only addressed to, and is directed only at, “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation, who are also (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons being referred to as “relevant persons”). This prospectus must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

For the purposes of this provision, the expression an “offer to the public” in relation to the Class A Ordinary Shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offerings and the Class A Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Class A Ordinary Shares, and the expression “UK Prospectus Regulation” means the UK version of Regulation (EU) No 2017/1129 as amended by The Prospectus (Amendment etc.) (EU Exit) Regulations 2019, which is part of UK law by virtue of the European Union (Withdrawal) Act 2018.

Australia

This prospectus:

•        does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (the “Corporations Act”);

•        has not been, and will not be, lodged with the Australian Securities and Investments Commission, or ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•        may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act, or Exempt Investors.

The Class A Ordinary Shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the Class A Ordinary Shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any Class A Ordinary Shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the Class A Ordinary Shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of Class A Ordinary Shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the Class A Ordinary Shares you undertake to us that you will not, for a period of 12 months from the date of issue of the Class A Ordinary Shares, offer, transfer, assign or otherwise alienate those Class A Ordinary Shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Canada

The Class A Ordinary Shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the Class A Ordinary Shares must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

France

Neither this prospectus nor any other offering material relating to the Class A Ordinary Shares described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The Class A Ordinary Shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the Class A Ordinary Shares has been or will be (1) released, issued, distributed or caused to be released, issued or distributed to the public in France; or (2) used in connection with any offer for subscription or sale of the Class A Ordinary Shares to the public in France.

Such offers, sales and distributions will be made in France only:

(a)     to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restraint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

(b)    to investment services providers authorized to engage in portfolio management on behalf of third parties; or

(c)     in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Réglement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public á l’épargne).

The Class A Ordinary Shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Germany

This prospectus does not constitute a Prospectus Directive-compliant prospectus in accordance with the German Securities Prospectus Act (Wertpapierprospektgesetz) and does therefore not allow any public offering in the Federal Republic of Germany, or Germany, or any other Relevant Member State pursuant to § 17 and § 18 of the German Securities Prospectus Act. No action has been or will be taken in Germany that would permit a public offering of the Class A Ordinary Shares, or distribution of a prospectus or any other offering material relating to the Class A Ordinary Shares. In particular, no securities prospectus (Wertpapierprospekt) within the meaning of the German Securities Prospectus Act or any other applicable laws of Germany, has been or will be published within Germany, nor has this prospectus been filed with or approved by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) for publication within Germany.

Each underwriter will represent, agree and undertake (i) that it has not offered, sold or delivered and will not offer, sell or deliver the Class A Ordinary Shares within Germany other than in accordance with the German Securities Prospectus Act (Wertpapierprospektgesetz) and any other applicable laws in Germany governing the issue, sale and offering of Class A Ordinary Shares, and (ii) that it will distribute in Germany any offering material relating to the Class A Ordinary Shares only under circumstances that will result in compliance with the applicable rules and regulations of Germany.

This prospectus is strictly for use of the person who has received it. It may not be forwarded to other persons or published in Germany.

Italy

The offering of Class A Ordinary Shares has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, no Class A Ordinary Shares may be offered, sold or delivered, nor copies of this prospectus or any other documents relating to the Class A Ordinary Shares may not be distributed in Italy except:

•        to “qualified investors,” as referred to in Article 100 of Legislative Decree No. 58 of February 24, 1998, as amended (“Decree No. 58”), and defined in Article 26, paragraph 1, letter d) of CONSOB Regulation No. 16190 of October 29, 2007, as amended (“Regulation No. 16190”) pursuant to Article 34-ter, paragraph 1, letter. b) of CONSOB Regulation No. 11971 of 14 May 1999, as amended (“Regulation No. 11971”); or

•        in any other circumstances where an express exemption from compliance with the offer restrictions applies, as provided under Decree No. 58 or Regulation No. 11971.

Any offer, sale or delivery of the Class A Ordinary Shares or distribution of copies of this prospectus or any other documents relating to the Class A Ordinary Shares in the Republic of Italy must be:

•        made by investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with Legislative Decree No. 385 of September 1, 1993, as amended, or the Banking Law, Decree No. 58 and Regulation No. 16190 and any other applicable laws and regulations;

•        in compliance with Article 129 of the Banking Law, and the implementing guidelines of the Bank of Italy, as amended; and

•        in compliance with any other applicable notification requirement or limitation which may be imposed, from time to time, by CONSOB or the Bank of Italy or other competent authority.

Please note that, in accordance with Article 100-bis of Decree No. 58, where no exemption from the rules on public offerings applies, the subsequent distribution of the Class A Ordinary Shares on the secondary market in Italy must be made in compliance with the public offer and the prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971.

Furthermore, Class A Ordinary Shares which are initially offered and placed in Italy or abroad to qualified investors only but in the following year are regularly (“sistematicamente”) distributed on the secondary market in Italy to non-qualified investors become subject to the public offer and the prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971. Failure to comply with such rules may result in the sale of the Class A Ordinary Shares being declared null and void and in the liability of the intermediary transferring the Class A Ordinary Shares for any damages suffered by such non-qualified investors.

Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority, or CMA pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.

Switzerland

The Class A Ordinary Shares may not be offered or sold to any investors in Switzerland other than on a non-public basis. This prospectus does not constitute a prospectus within the meaning of Article 652a and Art. 1156 of the Swiss Code of Obligations (Schweizerisches Obligationenrecht). Neither this offering nor the Class A Ordinary Shares have been or will be approved by any Swiss regulatory authority.

Hong Kong

The Class A Ordinary Shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Class A Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Class A Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Israel

In the State of Israel, the Class A Ordinary Shares offered hereby may not be offered to any person or entity other than the following:

•        a fund for joint investments in trust (i.e., mutual fund), as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;

•        a provident fund as defined in Section 47(a)(2) of the Income Tax Ordinance of the State of Israel, or a management company of such a fund;

•        an insurer, as defined in the Law for Oversight of Insurance Transactions, 5741-1981, a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a joint services company, acting for their own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

•        a company that is licensed as a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

•        a company that is licensed as an investment advisor, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account;

•        a company that is a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

•        an underwriter fulfilling the conditions of Section 56(c) of the Securities Law, 5728-1968;

•        a venture capital fund (defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above-average risk);

•        an entity primarily engaged in capital markets activities in which all of the equity owners meet one or more of the above criteria; and

•        an entity, other than an entity formed for the purpose of purchasing the Class A Ordinary Shares in this offering, in which the shareholders equity (including pursuant to foreign accounting rules, international accounting regulations and U.S. generally accepted accounting rules, as defined in the Securities Law Regulations (Preparation of Annual Financial Statements), 1993) is in excess of NIS 250 million.

Any offeree of the Class A Ordinary Shares offered hereby in the State of Israel shall be required to submit written confirmation that it falls within the scope of one of the above criteria. This prospectus will not be distributed or directed to investors in the State of Israel who do not fall within one of the above criteria.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended) (the “FIEA”) has been made or will be made with respect to the solicitation of the application for the acquisition of the Class A Ordinary Shares.

Accordingly, the Class A Ordinary Shares have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

For Qualified Institutional Investors (“QII”)

Please note that the solicitation for newly issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEA) in relation to the Class A Ordinary Shares constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEA). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEA, has not been made in relation to the Class A Ordinary Shares. The Class A Ordinary Shares may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEA) in relation to the Class A Ordinary Shares constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEA). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEA, has not been made in relation to the Class A Ordinary Shares. The Class A Ordinary Shares may only be transferred en bloc without subdivision to a single investor.

People’s Republic of China

This prospectus may not be circulated or distributed in the PRC and the Class A Ordinary Shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the Class A Ordinary Shares or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this prospectus are required by the issuer and its representatives to observe these restrictions.

Taiwan

The shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the shares in Taiwan.

Qatar

In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the

Qatar Central Bank or the Qatar Financial Center Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A Ordinary Shares may not be circulated or distributed, nor may the Class A Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (2) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Class A Ordinary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the Class A Ordinary Shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the Class A Ordinary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the Class A Ordinary Shares under Section 275 of the SFA except:

(1)    to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA or (6) as specified in Regulation 32.

Solely for the purposes of our obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 (“CMP Regulations”)) that the Class A Ordinary Shares are “prescribed capital markets products” (as defined in the CMP Regulations) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

United Arab Emirates

The Class A Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (1) in compliance with all applicable laws and regulations of the United Arab Emirates; and (2) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions, expected to be incurred in connection with the offer and sale of the Class A Ordinary Shares by us. With the exception of the SEC registration fee, Nasdaq listing fee and the Financial Industry Regulatory Authority Inc. filing fee, all amounts are estimates.

SEC registration fee	US$	2,308
Nasdaq listing fee		50,000
Financial Industry Regulatory Authority Inc. filing fee		3,590
Printing expenses		30,000
Legal fees and expenses		658,179
Accounting fees and expenses		136,538
Financial advisory fees and expenses		205,128
Transfer agent expenses		19,231
Miscellaneous		116,724
Total	US$	1,221,698

We will bear these expenses and the underwriting discounts and commissions incurred in connection with the offer and sale of the Class A Ordinary Shares by us.

LEGAL MATTERS

We are being represented by Concord & Sage PC with respect to certain legal matters as to United States federal securities and New York State law. The underwriters are represented by The Crone Law Group, P.C. with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A Ordinary Shares offered in this offering will be passed upon for us by Harney Westwood & Riegels. Certain legal matters as to Hong Kong law will be passed upon for us by SH Wong & Co. Concord & Sage PC may rely upon Harney Westwood & Riegels with respect to matters governed by Cayman Islands law, KPMG Law Firm with respect to matters governed by Taiwan law and SH Wong & Co with respect to matters governed by Hong Kong law.

EXPERTS

The combined financial statements of Agencia Comercial Spirits Ltd, as of December 31, 2023 and 2024, and for the years ended December 31, 2023 and 2024 have been audited by Enrome LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the Registration Statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act with respect to underlying Class A Ordinary Shares, to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement. You should read the registration statements on Form F-1 and their exhibits and schedules for further information with respect to us and our Class A Ordinary Shares.

Immediately upon completion of this offering we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You may also obtain additional information over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and combined financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Agencia Comercial SPIRITS Ltd
INDEX TO AUDITED COMBINED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Agencia Comercial Spirits Ltd.

Opinion on the combined Financial Statements

We have audited the accompanying combined balance sheets of Agencia Comercial Spirits Ltd (“Agencia Cayman”) and its subsidiaries (collectively referred to as the “Company”) as of December 31, 2023 and 2024, and the related statements of operations and comprehensive income, changes in shareholders’ equity and its cash flows for the financial years ended December 31, 2023 and 2024, and the related notes (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2024, and the results of its operations and its cash flows for the years ended December 31, 2023 and 2024, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis for Opinion

These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatements of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ Enrome LLP

We have served as the Company’s auditor since 2024.

Singapore

June 3, 2025, except for Note 11, Note 12 and Note 14 as to which the date is July 10, 2025.

AGENCIA COMERCIAL SPIRITS LTD
COMBINED BALANCE SHEETS
AS OF DECEMBER 31, 2023 AND 2024

	As of December 31,
	2023	2024
	US$	US$
ASSETS
Current assets
Cash and cash equivalents	126,287	54,752
Account receivables	—	717,644
Prepayments and other receivables	228,309	244,242
Inventories	2,305,461	2,650,957
Total current assets	2,660,057	3,667,595
Non-current assets
Operating right-of-use (“ROU”) assets	44,581	94,885
Deferred Initial Public Offering (“IPO”) costs	—	150,151
Total non-current assets	44,581	245,036
Total assets	2,704,638	3,912,631

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Account payables	89,180	334,140
Contract liabilities	304,577	23,316
Accruals and other payables	4,340	3,440
Current portion of long-term loans	30,900	29,736
Operating lease liabilities	8,241	19,945
Amount due to a related party	727,775	1,031,203
Tax payables	241,655	480,243
Total current liabilities	1,406,668	1,922,023
Non-current liability
Long-term loans	50,666	17,727
Operating lease liabilities	36,313	72,680
Total non-current liability	86,979	90,407
Total liabilities	1,493,647	2,012,430

Shareholders’ equity
Ordinary shares (US$0.00004 par value, 625,000,000 class A shares authorised, 12,500,000 shares issued and outstanding as of December 31, 2024 and 2023)*	500	500
Ordinary shares (US$0.00004 par value, 625,000,000 class B shares authorised, 12,500,000 shares issued and outstanding as of December 31, 2024 and 2023)*	500	500
Subscription receivable	(1,000)	(1,000)
Additional paid-in capital	169,600	169,600
Retained earnings	1,046,525	1,747,875
Statutory reserve	23,929	101,857
Accumulated other comprehensive losses	(29,063)	(119,131)
Total shareholders’ equity	1,210,991	1,900,201
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	2,704,638	3,912,631

____________

*        The shares and per share data are presented on a retroactive basis to reflect the Company’s Share Consolidation (Note 12).

The accompanying Accounting Policies and Explanatory Notes form an integral part of, and should be read in conjunction with, these combined financial statements.

AGENCIA COMERCIAL SPIRITS LTD
COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE FINANCIAL YEARS ENDED DECEMBER 31, 2023 AND 2024

	For the financial years ended December 31,
	2023	2024
	US$	US$
Revenue from third parties	824,932	2,227,403
Revenue from related parties	62,378	310,340
Total revenue	887,310	2,537,743
Cost of revenue	(523,377)	(1,272,440)
Gross profit	363,933	1,265,303
Operating expenses:
General and administrative expenses	(50,662)	(205,341)
Sales and distribution expenses	(14,127)	(45,378)
Total operating expenses	(64,789)	(250,719)
Income from operations	299,144	1,014,584
Interest income	114	127
Interest expenses	(2,478)	(1,741)
Foreign exchange gains, net	2,934	234
Sundry income	448	5,009
Total income before income tax expense	300,162	1,018,213
Income tax expenses	(60,874)	(238,935)
Net income	239,288	779,278

Other comprehensive income/(loss)
Foreign currency translation adjustments, net of tax of nil	2,935	(90,068)
Total comprehensive income	242,223	689,210

Net earnings per ordinary share attributable to ordinary shareholders of the Company
Basic and diluted*	0.0191	0.0623

Weighted average shares used in calculating net earnings per ordinary share	12,500,000	12,500,000

____________

*        The shares and per share data are presented on a retroactive basis to reflect the Company’s Share Consolidation (Note 12).

The accompanying Accounting Policies and Explanatory Notes form an integral part of, and should be read in conjunction with, these combined financial statements.

AGENCIA COMERCIAL SPIRITS LTD
COMBINED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE FINANCIAL YEARS ENDED DECEMBER 31, 2023 AND 2024

	Class A shares		Class B shares		Subscription Receivable	Additional paid-in capital	Retained earnings	Statutory reserve	Accumulated other Comprehensive losses	Total Shareholders’ equity
	Shares	US$	Shares*	US$	US$	US$	US$	US$	US$	US$
Balance as of December 31, 2022	12,500,000	500	12,500,000	500	(1,000)	169,600	831,166	—	(31,998)	(968,768)
Net income for the financial year	—	—	—	—	—	—	239,288	—	—	239,288
Appropriation to statutory reserve	—	—	—	—	—	—	(23,929)	23,929	—	—
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	2,935	2,935
Balance as of December 31, 2023	12,500,000	500	12,500,000	500	(1,000)	169,600	1,046,525	23,929	(29,063)	1,210,991
Net income for the financial year	—	—	—	—	—	—	779,278	—	—	779,278
Appropriation to statutory reserve	—	—	—	—	—	—	(77,928)	77,928	—	—
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	(90,068)	(90,068)
Balance as of December 31, 2024	12,500,000	500	12,500,000	500	(1,000)	169,600	1,747,875	101,857	(119,131)	1,900,201

____________

*        The shares and per share data are presented on a retroactive basis to reflect the Company’s Share Consolidation (Note 12).

The accompanying Accounting Policies and Explanatory Notes form an integral part of, and should be read in conjunction with, these combined financial statements.

AGENCIA COMERCIAL SPIRITS LTD
COMBINED STATEMENTS OF CASH FLOWS
FOR THE FINANCIAL YEARS ENDED DECEMBER 31, 2023 AND 2024

	For the financial years ended December 31,
	2023	2024
	US$	US$
Cash flows from operating activities:
Net income	239,288	779,278
Adjustment to reconcile net income to net cash provided by/(used in) operating activities
Amortization of operating right-of-use assets	7,816	12,813
Changes in operating assets and liabilities:
Account receivables	244,959	(717,644)
Prepayments and other receivables	(100,971)	(32,413)
Inventories	(1,098,193)	(524,369)
Account payables	89,235	267,506
Contract liabilities	304,764	(279,688)
Accruals and other payables	(5,803)	(499)
Principal repayment of operating lease liabilities	(7,816)	(12,813)
Tax payables	52,199	270,992
Net cash used in operating activities	(274,522)	(236,837)

Cash flows from investing activity:
Repayment from a related party	494,042	—
Net cash provided by investing activity	494,042	—

Cash flows from financing activities:
Deferred IPO costs	—	(150,151)
Repayment of borrowings	(30,166)	(30,901)
Proceeds from a related party	—	373,007
Repayment to a related party	(127,092)	(169)
Net cash (used in) provided by financing activities	(157,258)	191,786

Net increase/(decrease) in cash and cash equivalents	62,262	(45,051)
Cash and cash equivalents, at beginning of the financial year	60,451	126,287
Effect of foreign exchange rate changes, net	3,574	(26,484)
Cash and cash equivalents, at end of the financial year	126,287	54,752

Supplemental disclosure of cash flow information:
Income taxes paid	(60,874)	(238,935)
Interest received	114	127
Interest paid	(2,478)	(1,741)

Non-cash investing and financing activities
ROU assets obtained in exchange for operating lease liabilities	52,484	63,379

The accompanying Accounting Policies and Explanatory Notes form an integral part of, and should be read in conjunction with, these combined financial statements.

AGENCIA COMERCIAL SPIRITS LTD

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE FINANCIAL YEARS ENDED DECEMBER 31, 2023 AND 2024

1.      ORGANIZATION AND PRINCIPAL ACTIVITIES

Agencia Comercial Spirits Ltd (“Agencia Cayman”) was incorporated as an exempted company under the laws of the Cayman Islands on March 7, 2025. Agencia Cayman and its subsidiaries (collectively the “Company”) engaged in trading and wholesale of whisky, encompassing the procurement, distribution, and sale of whisky products in both Taiwan and international markets. In connection with its initial public offering, the Company undertook a reorganization of its legal structure (the “Reorganization”). The Reorganization involved: (1) the incorporation of Agencia Cayman, a Cayman Islands holding company; (2) reorganized Ping Shiang Holding Ltd (“Ping Shiang Holding”), incorporated in BVI on January 21, 2025, as wholly owned subsidiaries of Agencia Cayman on May 27, 2025; (3) On May 23, 2025, Ping Shiang Holding completed an acquisition of Agencia Taiwan through the shares transfer. Upon completion, Ping Shiang Holding holds 100% equity interest in Agencia Taiwan.

Immediately before and after the reorganization, the controlling shareholders, Mr. Tsai Yi Yang and Ms. Lee Li Mei (together the “Controlling Shareholders”), controlled Agencia Cayman; therefore, for accounting purposes, the reorganization is accounted for as a transaction of entities under common control. Accordingly, the accompanying combined financial statements have been prepared as if the current corporate structure had been in existence throughout the financial years presented.

During the reporting periods, Agencia Cayman has two subsidiaries. Details of its subsidiaries are set out below:

Name of subsidiaries	Place of incorporation	Date of incorporation	Percentage of direct or indirect interests	Principal activities
Ping Shiang Holding Ltd (“Ping Shiang Holding”)	BVI	January 21, 2025	100.0%	Investment holding
Agencia Comercial Co., Ltd (“Agencia Taiwan”)	Taiwan	July 7, 2020	100.0%	Trading and Wholesale of whisky

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for information pursuant to the rules and regulations of the U.S. Securities Exchange Commission (“SEC”).

Principles of consolidation

For the purpose of preparing this set of combined financial statements, the combined balance sheet of the Company as at December 31, 2024 and 2023, the combined statements of operations and comprehensive income, combined statement of changes in shareholders’ equity and combined statements of cash flows of the Company for the financial years ended December 31, 2024 and 2023 have been prepared on a combined basis and include the financial information of the Company as if the current group structure had been in existence throughout the financial years or from the date the entities are under common control, if later, in accordance with ASC 805-50, Business Combinations — Related Issues (Common Control Transactions). Accordingly, the assets, liabilities, and results of operations of the entities under common control have been combined, and prior periods have been retrospectively adjusted to reflect the reorganization.

The preparation of combined financial statements in conformity with U.S. GAAP requires management to exercise judgement in the process of applying the Company’s accounting policies and requires the use of accounting estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the end of the reporting periods, and the reported amounts of revenue and

AGENCIA COMERCIAL SPIRITS LTD

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE FINANCIAL YEARS ENDED DECEMBER 31, 2023 AND 2024

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

expenses throughout the financial years. Although these estimates are based on management’s best knowledge of historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances, actual results may ultimately differ from those estimates.

The estimates and underlying assumptions are reviewed on an on-going basis. Revisions to accounting estimates are recognized in the financial years in which the estimate is revised if the revision affects only that financial year or in the financial year of the revision and future financial years if the revision affects both current and future financial years.

Use of estimates and assumptions

The preparation of combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, the Company’s management reviews these estimates based on information that is currently available. Changes in facts and circumstances may cause the Company to revise its estimates. Significant accounting estimates reflected in the Company’s combined financial statements mainly include provision for expected credit losses on account receivables and other receivables, revenue recognition, and uncertain tax position.

Functional currency and foreign currency translation

The Company uses United States dollar (“US$”) as its reporting currency. The functional currency of the Company is New Taiwan Dollars (“NTD”).

Monetary assets and liabilities denominated in currencies other than the functional currency are remeasured into the functional currency at the prevailing rates of exchange at the balance sheet date. Non-monetary assets and liabilities are remeasured into the functional currency at historical rates. Transactions denominated in other currencies are remeasured into the functional currency at the exchange rates prevailing on the transaction dates.

Translation gains and losses are recognized as foreign exchange gain or loss, net in the statement of operations and comprehensive income.

Assets and liabilities of the Company are translated into US$ at financial year-end exchange rates. Equity accounts other than earnings generated in current period are translated into US$ at the appropriate historical rates. Income and expense items are translated at average exchange rates during the financial year. Translation adjustments arising from these are reported as accumulated other comprehensive income/(loss) in the statements of changes in shareholders’ equity.

The corresponding exchange rates used to translate NTD to US$ are as follows:

	2023	2024
Year-end spot rate	0.0326	0.0305
Annual average rate	0.0321	0.0312

Related parties

The Company adopted Accounting Standards Codification (“ASC”) 850, Relate Party Disclosures, for the identification of related parties and disclosure of related party transactions.

A related party is generally defined as (i) any person and/or their immediate family holding 10% or more of the Company’s securities, (ii) the Company’s management and/or their immediate family, (iii)someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can

AGENCIA COMERCIAL SPIRITS LTD

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE FINANCIAL YEARS ENDED DECEMBER 31, 2023 AND 2024

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

significantly influence the financial and operational decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related parties may be individuals or corporate entities.

Transactions involving related parties cannot be presumed to be carried out on an arm’s length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s length transactions unless such representations can be substantiated.

Fair value measurements

The established fair value hierarchy as defined by U.S. GAAP requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of inputs that is significant to the fair value measurement. The three levels of inputs may be used to measure fair value include:

Level 1 —	Valuation techniques in which all significant inputs are unadjusted quoted prices from active markets for assets or liabilities that are identical to the assets or liabilities being measured.
Level 2 —

Valuation techniques in which significant inputs include quoted prices from active markets for assets or liabilities that are similar to the assets or liabilities being measured and/or quoted prices for assets or liabilities that are identical or similar to the assets or liabilities being measured from markets that are not active. Also, model-derived valuations in which all significant inputs and significant value drivers are observable in active markets are Level 2 valuation techniques.

Level 3 —

Valuation techniques in which one or more significant inputs or significant value drivers are unobservable. Unobservable inputs are valuation technique inputs that reflect the Company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The Company’s financial instruments include cash and cash equivalents, account receivables, financial assets included in prepayments and other receivables, amount due from a related party, account payables, financial liabilities included in accruals and other payables, bank borrowings, and amount due to a related party. The carrying amount of these instruments approximates to their fair value largely due to the short-maturities.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and cash at bank that are unrestricted as to withdrawal or use. The Company has not experienced any losses in such accounts and do not anticipate any exposure to significant risks.

Account receivables

Accounts receivables are stated at amortized cost, net of an allowance for credit losses. The allowance is estimated using the Current Expected Credit Loss model, which requires the Company to forecast expected credit losses over the lifetime of the receivables. The estimate considers historical loss experience, current economic conditions, reasonable and supportable forecasts, aging of receivable balances, and customer-specific risk factors (e.g., financial health, payment trends). Adjustments are made when objective evidence indicates a probable loss that can be reasonably estimated.

Inventories

Inventories are stated at the lower of cost and net realizable value. Cost is determined using first-in-first-out method. The cost of inventories comprises the cost of finished goods and an appropriate proportion of overheads. Net realizable value is based on estimated selling prices less any estimated costs to be incurred to completion and disposal.

AGENCIA COMERCIAL SPIRITS LTD

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE FINANCIAL YEARS ENDED DECEMBER 31, 2023 AND 2024

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Net realizable value write-downs are normally determined on an individual item basis. However, in some cases it may be appropriate to group together similar products.

Deferred IPO costs

The Company complies with the requirement of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — Expenses of Offering. Deferred offering costs consist of underwriting, legal, and other expenses incurred through the balance sheet date that are directly related to the intended IPO. Deferred offering costs will be charged to shareholders’ equity upon the completion of the IPO. Should the IPO prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of December 31, 2023 and 2024 the Company capitalized nil and approximately US$150,151 of deferred offering costs, respectively.

Account payables, and accruals and other payables

Account payables, and accruals and other payables are initially measured at fair value and, after initial recognition, at amortized cost, except for short term payable with no stated interest rate and the effect of discounting being immaterial that are measured at their original invoice amount.

Borrowing costs

Borrowing costs are recognized as an expense in the period in which they are incurred.

Bank borrowings

Borrowings are presented as current liabilities unless the Company has an unconditional right to defer settlement for at least 12 months after the end of the reporting date, in which case they are presented as non-current liabilities.

Borrowings are initially recorded at fair value, net of transaction costs and subsequently carried at amortized costs using the effective interest method. Any difference between the proceeds (net of transaction costs) and the redemption value is recognized in profit or loss over the period of the borrowings using the effective interest method. Borrowings which are due to be settled within 12 months after the end of the reporting date are included in current borrowings in the balance sheet even though the original term was for a period longer than 12 months and an agreement to refinance, or to reschedule payments, on a long-term basis is completed after the end of the reporting date and before the combined financial statements are authorized for issue.

Revenue recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The Company adopted ASU No. 2014-09 and its related amendments (collectively, known as ASC 606, Revenue from Contracts with Customers) upon incorporation. Adoption of ASC 606 did not impact the timing of revenue recognition in the Company’s combined financial statements for the prior annual periods.

The Company generated its revenue from trading of whisky products. Revenue is recognized when control of the promised goods is transferred to a customer for an amount that reflects the consideration that the Company expects to receive in exchange for those goods. Typically, control is transferred to a customer in accordance with the applicable incoterms used for delivery, as specified in the sales contract. The specific incoterm used in each transaction determines the point at which the risks and rewards of ownership transfer from the Company to a customer, thereby triggering the recognition of revenue. The Company recognizes revenue as the principal in the transaction in accordance with ASC 606, due to the Company’s ownership and control over the inventory throughout the entire process.

AGENCIA COMERCIAL SPIRITS LTD

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE FINANCIAL YEARS ENDED DECEMBER 31, 2023 AND 2024

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its arrangements:

•        Identify the contract with a customer,

•        Identify the performance obligations in the contract,

•        Determine the transaction price,

•        Allocate the transaction price to performance obligations in the contract, and

•        Recognize revenue as performance obligation is satisfied.

Under ASC 606, the Company estimates the transaction price, including variable consideration, at the commencement of the contract and recognizes revenue at the point of time as a principal when control of the goods is transferred to the customer, rather than when fees become fixed or determinable. The Company evaluates whether it acts as a principal or an agent based on the following criteria:

•        Control:    The Company must have the primary responsibility for fulfilling the contracts, which includes managing inventory, determining pricing, and delivering the product.

•        Inventory Risk:    The Company assumes inventory risk, meaning it may bear the risk of loss for the goods held in inventory before they are transferred to the customer.

•        Customer Relationship:    The Company maintains the customer relationship and is responsible for providing customer service and support.

•        Profit Margin:    The Company earns a profit margin that reflects the risks and rewards associated with being the principal.

The Company will regularly assess its contracts with customers to determine the appropriate treatment for revenue under ASC 606.

Cost of revenue

The cost of revenue consists primarily of procurement of whisky products held for sale, as well as direct costs associated with the procurement, such as import and export charges, and processing charges.

General and administrative expenses

General and administrative expenses consist primarily of staff costs (including salaries, messing, etc.), expenses related to trademark, rental expenses, as well as professional fees incurred in daily operations.

Sales and distribution expenses

Sales and distribution expenses consist primarily of basic salaries and employee benefits of sales personnel not directly attributable to the generation of revenue and expenses incurred to various warehouses.

Leases

The Company adopted ASC 842, Leases upon incorporation, using the modified retrospective transition method through a cumulative-effect adjustment in the period of adoption rather than retrospectively adjusting prior periods and the package of practical expedient. The Company categorized leases with contractual terms longer than twelve months as either operating or finance lease.

AGENCIA COMERCIAL SPIRITS LTD

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE FINANCIAL YEARS ENDED DECEMBER 31, 2023 AND 2024

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

ROU assets represent the Company’s rights to use underlying assets for the lease terms and lease liabilities represent the Company’s obligation to make lease payments arising from the leases. Operating lease ROU assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term, reduced by lease incentives received, plus any initial direct costs, if any, using the discount rate for the lease at the commencement date. If the implicit rate in lease is not readily determinable for the Company’s operating leases, the Company generally uses the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. Lease payments may be fixed or variable; however, only fixed payments or in-substance fixed payments are included in the lease liability calculation. Variable lease payments, if any, are recognized in operating expenses in the period in which the obligation for those payments is incurred.

For operating leases, lease expense is recognized on a straight-line basis over the lease term. For finance leases, lease expense is recognized as amortization on a straight-line basis over the lease term and interest using the effective interest method.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU assets and lease liabilities on the balance sheets. Consistent with all other operating leases, short-term lease expense is recorded on a straight-line basis over the lease term.

Income taxes

The Company follows the liability method of accounting for income taxes in accordance with ASC 740, Income Taxes. The Company accounts for income taxes in accordance with the laws and regulations of the relevant tax authorities. The charge for taxation is based on the results for the fiscal year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from the differences between the carrying amount of assets and liabilities in the combined financial statements and the corresponding tax bases used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated suing tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% probability of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

Segment

In accordance with ASC 280, Segment Reporting, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”), or decision-making Company, in deciding how to allocate resources and in assessing performance. The Company utilizes the “management approach” to identify its reportable operating segments.

AGENCIA COMERCIAL SPIRITS LTD

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE FINANCIAL YEARS ENDED DECEMBER 31, 2023 AND 2024

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The management approach considers the internal organizational structure and reporting mechanisms employed by the Company’s CODM for operational decision-makings and performance evaluation. The Company’s chief executive officer is designated as the Company’s CODM, who reviews and evaluates the consolidated results to determine resource allocation and assess the Company’s overall performance. After a thorough analysis, the Company has concluded that it operates within only one reportable operating segment.

The Company’s CODM has been identified as the Chief Executive Director who reviews the results of operations when making decisions about allocating resources and assessing the performance of the Company. For management’s purpose, the Company operates in one business unit based on the products sold, and its sole operating segment is the trading and wholesale of whisky products. The CODM monitors the revenue, results, assets and liabilities of its business unit as a whole and regularly reviews its operating results to make decisions about resource allocation. Accordingly, no analysis of segment information other than entity-wide information is presented.

The Company’s long lived assets are all located in Taiwan and substantially all monitoring and control activities of its operations are conducted in Taiwan. Therefore, no geographic information is presented.

The significant segment expenses are consistent with those reported on the combined financial statements of operations and comprehensive income and include cost of revenue, sales and distribution expenses and general and administrative expenses. For significant segment expenses incurred during the years ended December 31, 2024, and 2023, refer to Combined Financial Statements of Operations and Comprehensive Income.

Earnings per share

Basic earnings per share is computed by dividing net income attributable to the holders of Class A ordinary shares by the weighted average number of Class A ordinary shares outstanding during the period presented, Class B ordinary shares are excluded from the calculation as they represent non-participating shares with no claim on profits or distributions.

Diluted earnings per share is calculated by dividing net income attributable to the holders of Class A ordinary shares as adjusted for the effect of dilutive ordinary share equivalents, if any, by the weighted average number of Class A ordinary shares and dilutive ordinary share equivalents outstanding during the period.

Comprehensive income

Comprehensive income consists of two components, net income and other comprehensive income/(loss). Other comprehensive income/(loss) refers to income, expenses, gains /(losses) that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income/(loss) consists of foreign currency translation adjustments resulting from the Company not using USD as its functional currency.

Concentration of risks

Concentration of credit risk

Financial instruments that potentially expose the Company to concentration of credit risk consist primarily of account receivables. The Company conducts credit evaluations of its customers, and generally does not require collateral or other security from them. The Company evaluates its collection experience and long outstanding balances to determine the need for an allowance for doubtful accounts. The Company conducts periodic reviews of financial conditions and payment practices of its customers to minimize collection risk on account receivables.

AGENCIA COMERCIAL SPIRITS LTD

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE FINANCIAL YEARS ENDED DECEMBER 31, 2023 AND 2024

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Concentration of customers

The Company has two customers accounted for 10% or more of sales for the financial years ended December 31, 2023 and 2024:

	For the financial years ended December 31,
	2023	2024
Customer A	74.69%	41.42%
Customer B	13.93%	17.68%

The Company has the following customers accounted for 10% or more of account receivables as of December 31, 2023 and 2024:

	As of December 31,
	2023		2024
Customer A	—	*	34.92%
Customer B	—	*	14.74%
Customer C	—	*	14.51%
Customer D	—	*	10.21%

____________

*        The Company did not have any account receivables as of December 31, 2023.

Concentration of suppliers

The Company has the following suppliers accounted for 10% or more of purchases for the financial years ended December 31, 2023 and 2024:

	For the financial years ended December 31,
	2023	2024
Supplier A	37.88%	15.23%
Supplier B	18.38%	—#
Supplier C	17.07%	45.23%
Supplier D	— *	11.10%

____________

*        Less than 10% of the purchases for the year ended December 31, 2023.

#        Less than 10% of the purchases for the year ended December 31, 2024.

The Company has the following suppliers accounted for 10% or more of account payables as of December 31, 2023 and 2024:

	As of December 31,
	2023	2024
Supplier A	98.53%	57.22%
Supplier B	— *	42.77%

____________

*        Less than 10% of the account payables as of December 31, 2023.

AGENCIA COMERCIAL SPIRITS LTD

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE FINANCIAL YEARS ENDED DECEMBER 31, 2023 AND 2024

3.      RECENT ACCOUNTING PRONOUNCEMENTS

ASU 2023-06, Disclosure Improvements — Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative

On October 9, 2023, the FASB issued ASU 2023-06, Disclosure Improvements — Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative. The amendments in ASU 2023-06 modify the disclosure or presentation requirements of a variety of topics in the FASB Accounting Standards Codification (the “Codification”), with the intention of clarifying or improving them and to align the requirements in the Codification with the regulations of the U.S. Securities and Exchange Commission (the “SEC”). The effective date for ASU 2023-06 varies and is determined for each individual disclosure based on the effective date of the SEC’s removal of the related disclosure. ASU 2023-06 will not have any impact on the Company’s financial position or results of operation.

ASU 2023-09, Improvements to Income Tax Disclosures

On December 14, 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvement to Income Tax Disclosure. ASU 2023-09 improves income tax disclosure requirements related to rate reconciliation income taxes paid and other miscellaneous tax disclosures to enhance their transparency and decision usefulness to investors. These enhancements allow investors to better assess how an entity’s operations, related tax risks, tax planning and operational opportunities affect its tax rate and prospects for future cash flows. ASU 2023-09 is effective for financial years beginning after December 15, 2024, with early adoption permitted. The Company does not expect the adoption of this pronouncement to have a significant impact on its combined financial statements.

ASU 2024-02, Codification Improvements — Amendments to Remove References to the Concepts Statements

In March 2024, the FASB issued ASU 2024-02, Codification Improvements — Amendments to Remove References to the Concepts Statements. This update contains amendments to the Codification that remove references to various FASB Concepts Statements. These changes remove references to various Concepts Statements and the amendments apply to all reporting entities within the scope of the affected accounting guidance. The amendments in this Update are effective for public business entities for financial years beginning after December 15, 2024. Early application of the amendments in this Update is permitted for any fiscal year or interim period for which combined financial statements have not yet been issued (or made available for issuance). The Company believes the future adoption of this ASU is not expected to have a material impact on its combined financial statements.

ASU 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses

In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. The amendments in this ASU are intended to improve financial reporting by requiring that public business entities disclose additional information about specific expense categories in the notes to combined financial statements at interim and annual reporting periods. For interim and annual reporting periods, an entity shall disaggregate, in a tabular format disclosure in the notes to combined financial statements, all relevant expense captions presented on the face of the income statement in continuing operations into the purchases of inventory, employee compensation, depreciation, amortization, and depletion. This ASU is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The amendments in this update should be applied either (1) prospectively to combined financial statements issued for reporting periods after the effective date of this Update, or (2) retrospectively to any or all prior periods presented in the combined financial statements. The Company is currently evaluating the impact the adoption of ASU 2024-03 will have on its combined financial statements and related disclosures.

AGENCIA COMERCIAL SPIRITS LTD

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE FINANCIAL YEARS ENDED DECEMBER 31, 2023 AND 2024

3.      RECENT ACCOUNTING PRONOUNCEMENTS (cont.)

ASU 2025-01, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40)

In January 2025, the FASB issued ASU 2025-01, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40). The FASB issued update 2024-03 on November 4, 2024. Update 2024-03 states that the amendments are effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Following the issuance of update 2024-03, the FASB was asked to clarify the initial effective date for entities that do not have an annual reporting period that ends on December 31 (referred to as non-calendar year-end entities). Because of how the effective date guidance was written, a non-calendar year-end entity may have concluded that it would be required to initially adopt the disclosure requirements in update 2024-03 in an interim reporting period, rather than in an annual reporting period. The FASB’s intent in the basis for conclusions of update 2024-03 is clear that all public business entities should initially adopt the disclosure requirements in the first annual reporting period beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. However, the FASB acknowledges that there was ambiguity between the intent in the basis for conclusions in update 2024-03 and the transition guidance that was included in the Codification when update 2024-03 was issued.

4.      ACCOUNT RECEIVABLES

Details of account receivables are as follows:

	As of December 31,
	2023	2024
	US$	US$
Account receivables	—	717,644
Less: allowance for credit losses	—	—
	—	717,644

As of 31 December 2024, the related party receivable balance of US$68,400 is included within account receivables as the amount is expected to be collected in cash in the normal course of business.

The Company’s credit period with customers is generally 60 days. The Company reviews its account receivable balances regularly to minimize credit risk. Balances are reviewed regularly by senior management. The Company does not hold any collateral or other credit enhancements over its trade receivable balances. Account receivables are non-interest bearing.

In applying ASC 326, the Company concluded that no material expected credit loss was required as of December 31, 2023 and 2024, based on forward-looking scenarios and customer credit assessments.

5.      PREPAYMENTS AND OTHER RECEIVABLES

Prepayments and other receivables as of December 31, 2023 and 2024 are as follows:

	As of December 31,
	2023	2024
	US$	US$
Prepayments to suppliers	174,854	240,395
Rental deposits	1,630	3,847
Other receivables (Note)	7,497	—
VAT recoverable	44,328	—
	228,309	244,242

AGENCIA COMERCIAL SPIRITS LTD

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE FINANCIAL YEARS ENDED DECEMBER 31, 2023 AND 2024

5.      PREPAYMENTS AND OTHER RECEIVABLES (cont.)

As of 31 December 2024, a prepayment to a related party of US$45,044 is included within prepayments to suppliers for the prepayment of fees related to a trademark licensing agreement, as described in Note 13 — Commitments and Contingencies.

In assessing the expected credit loss in accordance with ASC 326, the Company incorporates various factors such as historical experience, current economic conditions, as well as forward-looking information. As of December 31, 2023 and 2024, the Company concludes that no material expected credit loss is noted in respect of its other receivables.

6.      INVENTORIES

Inventories as of December 31, 2023 and 2024 are as follows:

	As of December 31,
	2023	2024
	US$	US$
Finished goods	2,305,461	2,650,957

The Company consistently monitors its inventories for potential obsolete products. Any loss on damaged items is immaterial and will be recognized immediately. As a result, no reserve was made for inventories as of December 31, 2023 and 2024.

7.      BANK BORROWINGS

As of December 31, 2023 and 2024, the Company has certain bank borrowings outstanding with Bank of Kaohsiung, which are denominated in NTD and are guaranteed by a shareholder, his immediate family member, and a credit fund. Particulars of the aforesaid bank borrowings as of December 31, 2023 and 2024 are as follows:

	As of December 31,
	2023	2024
	US$	US$
Current portion	30,900	29,736
Non-current portion	50,666	17,727
	81,566	47,463
				As of December 31,
Banker	Start Date	Maturity Date	Interest Rate	2023	2024
				US$	US$
Bank of Kaohsiung	2021/07/09	2026/07/09	2.295%	860	499
Bank of Kaohsiung	2021/07/09	2026/07/09	2.295%	16,350	9,493
Bank of Kaohsiung	2021/07/09	2026/07/09	4.545%	6,507	3,820
Bank of Kaohsiung	2021/07/09	2026/07/09	2.675%	57,849	33,651
				81,566	47,463

AGENCIA COMERCIAL SPIRITS LTD

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE FINANCIAL YEARS ENDED DECEMBER 31, 2023 AND 2024

8.      REVENUE FROM CONTRACTS WITH CUSTOMERS

a)      Disaggregated revenue information:

	For the financial years ended December 31,
	2023	2024
	US$	US$
Types of goods
Whisky products	887,310	2,537,743

Timing of revenue recognition
Goods transferred at a point in time	887,310	2,537,743

During the year ended December 31,2023, contract liabilities of US$310,340 were recognized as revenue. No contract liabilities were recognized as revenue during the year ended December 31, 2024.

b)      Performance obligations

1.      Nature of Performance Obligations

In accordance with ASC 606, the Company identifies the following performance obligations in its contracts:

•        Product Delivery:

The Company is responsible for delivering the specified goods (e.g., whisky products) to the designated location and ensuring that the goods meet the agreed specifications and quality.

•        Acceptance and Replacement:

If the delivered goods do not conform to the specifications or have defects, the customer must notify the Company in writing within 10 days, and the Company shall unconditionally replace the goods and bear the corresponding shipping costs. However, upon the acceptance of the delivered goods by the customer, no return of the goods will be accepted if the customers subsequently discover the delivered goods do not confirm to the agreed specifications or have defects.

2.      Timing of Revenue Recognition

•        Upon Delivery:

Revenue is recognized when the goods are delivered to the customer, which is when control of the goods transfers to the customer.

For overseas sales transactions, the Company recognise revenue in accordance with relevant incoterms (international Commercial Terms) specified in the respective sales contracts. The timing of revenue recognition is determined by the transfer of control and risk associated with the goods to the customer.

For overseas sales under the Free on Board (FOB) shipping point incoterm, revenue is recognised when the goods are loaded onto the vessel at the specified shipping point, at which point control and risks related to the goods are transferred to the buyer.

In the case of overseas sales under Cost, Insurance, and Freight (CIF) destination incoterm, revenue is recognised upon delivery of the goods to the specified destination port, where control and risks related to the goods are transferred to the buyer.

AGENCIA COMERCIAL SPIRITS LTD

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE FINANCIAL YEARS ENDED DECEMBER 31, 2023 AND 2024

8.      REVENUE FROM CONTRACTS WITH CUSTOMERS (cont.)

3.      Contractual Liabilities

According to the contract terms, the following situations may affect the fulfillment of performance obligations and revenue recognition:

•        Force Majeure:

If delivery is delayed due to natural disasters or other force majeure events, Company shall negotiate with customer, which may affect the timing of revenue recognition.

•        Breach of Contract:

If customer fails to pay the agreed price, the Company has the right to terminate the contract and request the return of the goods. If the Company fails to deliver the agreed goods, they will bear the corresponding liability and pay penalties.

This disclosure aims to provide stakeholders with a clear understanding of the nature and timing of revenue recognized from contracts with customers.

9.      LEASES

The Company leases office and warehouse premises under operating lease agreements.

During the financial years ended December 31, 2023 and 2024, the Company entered into two operating lease agreements with related parties, with lease terms of 72 months and 60 months, respectively.

With reference to market rate for similar premises with similar location, the Company is of the opinion that these lease agreements are able to represent arm’s length transactions between the Company and the related parties.

As of December 31, 2023 and 2024, the Company has not entered into any sublease agreements and the leases do not include any residual value guarantees or covenants.

The following represents the aggregate operating ROU assets and related operating lease liabilities as of December 31, 2023 and 2024:

	As of December 31,
	2023	2024
	US$	US$
Assets
Operating ROU assets	44,581	94,885

Liabilities
Current operating lease liabilities	8,241	19,945
Non-current operating lease liabilities	36,313	72,680
	44,554	92,625

The weighted average lease term and weighted average discount rate as of December 31, 2023 and 2024 are as follows:

	As of December 31,
	2023	2024
Weighted average lease term:
Operating leases	60.00 months	52.43 months

Weighted average discount rate
Operating leases	3.84%	3.84%

AGENCIA COMERCIAL SPIRITS LTD

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE FINANCIAL YEARS ENDED DECEMBER 31, 2023 AND 2024

9.      LEASES (cont.)

The components of lease expenses for the financial years ended December 31, 2023 and 2024 are as follows:

	For the financial years ended December 31,
	2023	2024
	US$	US$
Operating leases	9,636	15,268
Short-term leases not included in measurement of lease liabilities	—	—
	9,636	15,268

Supplemental cash flow information related to leases for the financial years ended December 31, 2023 and 2024 are as follows:

	For the financial years ended December 31,
	2023	2024
	US$	US$
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows for operating leases	9,636	15,268

Supplemental non-cash information:
ROU assets obtained in exchange for the lease obligations	52,484	63,379

Future minimum lease payments under operating leases as of December 31, 2024 are as follows:

As of December 31, 2024
US$
2025	23,081
2026	23,081
2027	23,081
2028	23,081
Thereafter	8,121
Total undiscounted cash flows	100,445
Present value:
Current operating lease liabilities	19,945
Non-current operating lease liabilities	72,680
Total operating lease liabilities	92,625
Interest on lease liabilities	7,820

10.    TAXES

Taiwan Corporate Income Tax

The Company is subject to a corporate income tax rate of 20% on its net taxable income in accordance with Taiwan tax regulations. Management regularly reviews its tax positions and related liabilities to ensure compliance with local tax laws and to reflect any necessary adjustments in the combined financial statements.

AGENCIA COMERCIAL SPIRITS LTD

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE FINANCIAL YEARS ENDED DECEMBER 31, 2023 AND 2024

10.    TAXES (cont.)

The income tax expenses included in the statement of operations and comprehensive income are as follows:

	For the financial years ended December 31,
	2023	2024
	US$	US$
Current tax	60,874	238,935

Reconciliation between the income tax expenses computed by applying the Taiwan statutory income tax rate to profit before income taxes and actual provision were as follows:

	For the years ended December 31,
	2023	2024
	US$	US$
Total income before income tax expense	300,162	1,018,213

Income tax at statutory tax rate of 20%	60,032	203,643
Tax effect of expenses not deductible	—	24,839
Under-provision for prior financial years	—	10,026
Others	842	427
Total income tax expenses	60,874	238,935

As of December 31, 2023 and 2024, the tax payables included in the Company’s balance sheet solely consist of income taxes incurred in Taiwan.

No deferred tax is provided since there is no material temporary difference as of the end of the reporting period.

11.    RELATED PARTY TRANSACTIONS AND BALANCES

a)      The Company had the following balances with related parties as of year-end date:

			As of December 31,
Name of related parties	Relationship	Nature	2023	2024
			US$	US$
Mr. Tsai Yi Yang	Beneficial owner	Amount due to a related party	727,775	1,031,203
Mr. Tsai Yi Yang	Beneficial owner	Rental deposit paid	1,630	1,527
Ms. Lee Li Mei	Shareholder of the Company	Rental deposit paid	—	2,320
Xiamen Celtic Culture Communication	Common Ultimate Beneficial Owner (“UBO”)	Contract liabilities	82,699	—
Ding Yi International Co., Ltd	Controlled by an immediate family member of the beneficial owner	Account receivables	—	68,488
Ding Yi International Co., Ltd	Controlled by an immediate family member of the beneficial owner	Accruals and other payables	169	—
芳華株式会社	Common UBO	Prepayments and other receivables	—	45,044

The above balances were recognized during normal course of business. These balances are unsecured, interest-free, and have no fixed terms of repayment.

AGENCIA COMERCIAL SPIRITS LTD

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE FINANCIAL YEARS ENDED DECEMBER 31, 2023 AND 2024

11.    RELATED PARTY TRANSACTIONS AND BALANCES (cont.)

b)      During the years presented, the Company had the following transactions with related parties:

			For the financial years ended December 31,
Name of related parties	Relationship	Nature	2023	2024
			US$	US$
Xiamen Celtic Culture Communication	Common UBO	Sales	38,295	80,928
Xiamen Celtic Culture Communication	Common UBO	Repayment from a related party	428,822	—
Ping Shiang Business Corporation	Common UBO	Purchase	—	191,489
Ping Shiang Business Corporation	Common UBO	Repayment from a related party	65,220	—
Auchenbowie House	Common UBO	Sales	24,083	—
Ding Yi International Co., Ltd	Controlled by an immediate family member of the beneficial owner	Sales	—	229,412
Ding Yi International Co., Ltd	Controlled by an immediate family member of the beneficial owner	Repayment to a related party	—	169
Mr. Tsai Yi Yang	Beneficial owner	Rent paid	9,636	9,348
Mr. Tsai Yi Yang	Beneficial owner	Repayment to a related party	127,092	—
Mr. Tsai Yi Yang	Beneficial owner	Proceeds from a related party	—	373,007
Ms. Lee Li Mei	Shareholder of the Company	Rent paid	—	5,920
芳華株式会社	Common UBO	Prepayment for a trademark	—	48,000

These transactions were made in normal course of business.

12.    SHAREHOLDERS’ EQUITY

Ordinary Shares

On March 7, 2025, Agencia Cayman was established as a new Cayman Islands holding structure with an authorized capital of 25,000 Class A Ordinary Shares and 25,000 Class B Ordinary Shares (without dividend rights and no entitlement to distribution of assets upon winding-up), of which 500 Class A and 500 Class B shares were issued and outstanding at a par value of US$1 each. This common control transaction was accounted for at historical carrying amounts, with no change to the combined equity balance. The reorganization was undertaken in preparation for the Company’s planned initial public offering.

On June 24, 2025, Agencia Cayman amended its authorised share capital to 1,250,000,000 shares (625,000,000 Class A and 625,000,000 Class B Ordinary Shares) with a reduced par value of US$0.00004 per share; effected a 1-for-25,000 stock split of all outstanding shares, converting each existing share of US$1.00 par value into 25,000 shares of US$0.00004 par value. These changes were accounted for at historical carrying amounts, with the stock split applied retroactively to all periods presented, resulting in no change to the total combined equity balance while increasing the number of shares outstanding proportionally. The reorganization maintains the original rights and restrictions of each share class, with Class B Ordinary Shares continuing to have no dividend rights or entitlement to distribution of assets upon winding-up.

AGENCIA COMERCIAL SPIRITS LTD

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE FINANCIAL YEARS ENDED DECEMBER 31, 2023 AND 2024

12.    SHAREHOLDERS’ EQUITY (cont.)

Retained Earnings

Retained earnings are the portion of a company’s net income that is not paid out as dividends but is instead reinvested in the business or held as a reserve for future use. This may include funds set aside for expansion, debt repayment, or other strategic purposes. As of December 31, 2023 and 2024, the balances of retained earnings were US$1,046,525 and US$1,747,875, respectively.

Statutory Reserve

Under the law of Taiwan, a statutory reserve is a portion of a company’s profits that must be set aside to comply with the Company Act of Taiwan. This reserve is designed to protect creditors and ensure the financial stability of the Company. As of December 31, 2023 and 2024, the balances of statutory reserve were US$23,929 and US$101,857, respectively.

Accumulated Other Comprehensive Losses

Other comprehensive losses accumulated in the Company’s equity comprise foreign currency adjustments. It represents the cumulative amount of other comprehensive losses which has not been realized, and it is reported within the equity section of the Company’s balance sheet. As of December 31, 2023 and 2024, the balances of accumulated other comprehensive losses were US$29,063 and US$119,131, respectively.

13.    COMMITMENTS AND CONTINEGENCIES

Lease commitments

The Company entered into long-term operating leases of office premises and warehouses in Taiwan. The Company’s commitment for minimum lease payments under such operating leases as of December 31, 2023 and 2024 were disclosed in Note 9.

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual relationships and a variety of liabilities resulting from such claim, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. The Company is of the opinion that there were no pending or threatened claims and litigation as of December 31, 2023 and 2024, and through the issuance date of these combined financial statements.

Capital commitments

The Company had the following capital commitment at the end of the reporting period:

	As of December 31,
	2023	2024
	US$	US$
Contracted but not provided for	—	5,120

During the financial year ended December 31, 2024, the Company entered into an agreement with a related party regarding the right to use a trademark on its whisky products, amounting to 7,500,000 Japanese Yen (approximately US$48,000). As of the December 31, 2024, approximately US$5,120 remained outstanding.

AGENCIA COMERCIAL SPIRITS LTD

NOTES TO THE COMBINED FINANCIAL STATEMENTS

FOR THE FINANCIAL YEARS ENDED DECEMBER 31, 2023 AND 2024

14.    SUBSEQUENT EVENT

Subsequent to the end of the reporting period, in preparation for the Company’s initial public offering, Ping Shiang Holding Ltd was established as a BVI intermediate holding company on January 21, 2025, followed by the establishment of Agencia Cayman as the ultimate Cayman Islands holding company on March 7, 2025, which implemented a dual-class share structure consisting of 25,000 authorised Class A Ordinary Shares and 25,000 Class B Ordinary Shares (without dividend rights and no entitlement to distribution of assets upon winding-up), with 500 Class A and 500 Class B shares issued and outstanding as of incorporation. The reorganization was completed on May 27, 2025 when Agencia Cayman acquired 100% of Ping Shiang Holding Ltd, which in turn owns 100% of Agencia Taiwan. These events do not affect the reported amounts in the combined financial statements but represent a material change in the Company’s capital and legal structure prior to the IPO.

On May 28, 2025, four new independent subscribers (none of whom are Controlling Shareholders) subscribed for an aggregate of 116 Class A Ordinary Shares in Agencia Cayman at a consideration of US$9,360 per share, with fully settled as of July 4, 2025. This transaction, occurring after the reporting period but prior to the issuance of these combined financial statements, does not impact the reported amounts but reflects a further adjustment to the Company’s capital structure in connection with the IPO.

On June 24, 2025, Agencia Cayman amended its authorised share capital to US$50,000 divided into 1,250,000,000 shares (625,000,000 Class A and 625,000,000 Class B Ordinary Shares, each with a par value of US$0.00004), effected a 1-for-25,000 stock split converting each issued share of US$1.00 par value into 25,000 shares of US$0.00004 par value (with no factional shares issued), and issued new shares at par value (US$0.00004 per share), including 2,000,000 Class A and 2,000,000 Class B ordinary Shares to the Controlling Shareholder, Ping Shiang Business Ltd, and an aggregate of 464,000 Class A Ordinary Shares to four independent subscribers. These events, occurring after the reporting period but prior to the issuance of these combined financial statements, do not impact the reported amounts but reflects further adjustments to the Company’s capital structure in connection with the IPO.

Agencia Comercial Spirits Ltd

1,750,000 Class A Ordinary Shares

D. BORAL CAPITAL LLC	REVERE SECURITIES LLC

October 21, 2025

Through and including November 15, 2025 (25 days after the date of this prospectus), all dealers that buy, sell, or trade our Class A Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.